  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 15, 1997

                                                 REGISTRATION NO. [333-       ]


                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                                   PHC, INC.
                (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)


      MASSACHUSETTS                    8069                   04-2601571
(STATE OR JURISDICTION OF  (PRIMARY STANDARD INDUSTRIAL      (IRS EMPLOYER
     INCORPORATION OR       CLASSIFICATION CODE NUMBER)   IDENTIFICATION NO.)
      ORGANIZATION)

                                 200 LAKE STREET
                                    SUITE 102
                                PEABODY, MA 01960
                                  (508) 536-2777
           (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                                  200 LAKE STREET
                                    SUITE 102
                                PEABODY, MA 01960
                                  (508) 536-2777
(ADDRESS OF PRINCIPAL PLACE OF BUSINESS OR INTENDED PRINCIPAL PLACE OF BUSINESS)


                                 BRUCE A. SHEAR
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                    PHC, INC.
                                 200 LAKE STREET
                                    SUITE 102
                                PEABODY, MA 01960
                                  (508) 536-2777
             (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)


                                   COPIES TO:

                              ROSLYN G. DAUM, ESQ.
                             CHOATE, HALL & STEWART
                                 EXCHANGE PLACE
                                 53 STATE STREET
                           BOSTON, MASSACHUSETTS 02109
                                 (617) 248-5000


     APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.
                              ___________________

     IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, CHECK THE FOLLOWING BOX. |X|

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         CALCULATION OF REGISTRATION FEE UNDER THE SECURITIES ACT OF 1933

TITLE OF EACH CLASS OF SECURITIES   AMOUNT
TO BE REGISTERED                    TO BE    PROPOSED   PROPOSED
                                  REGISTERED  MAXIMUM   MAXIMUM
                                      (1)     OFFERING  AGGREGATE    AMOUNT OF
                                              PRICE     OFFERING    REGISTRATION
                                              PER       PRICE (2)     FEE
                                              SHARE
                                                (2)


Class A Common Stock               2,130,000   $3.75    $7,987,500    $2,420


     (1) Pursuant to Rule 416, there are also being registered such additional shares of Class A Common Stock as may become issuable upon the conversion of the Debentures, the Infinity/Seacrest Warrants, the Alpine Warrant and the Barrow Street Warrant.

     (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a).


                              ----------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                EXPLANATORY NOTE

   This Registration Statement covers the registration of up to 2,130,000 shares of Class A Common Stock of PHC, Inc., a Massachusetts corporation (the "Company"), for sale by the holders thereof (the "Selling Security Holders"). 1,562,500 of the shares of Class A Common Stock offered pursuant to this Prospectus are issuable upon the conversion of the Company's 7% Convertible Debentures due December 31, 1998 in aggregate principal amount of $3,125,000 (the "Debentures") assuming a conversion price of $2.00 per share. 150,000 shares of Class A Common Stock offered pursuant to this Prospectus are issuable upon the exercise of two warrants, one for 90,000 shares and the other for 60,000 shares, issued by the Company to Infinity Investors Ltd. and Seacrest Capital Limited, respectively (the "Infinity/Seacrest Warrants"). 25,000 shares of the Class A Common Stock offered pursuant to this Prospectus are issuable upon the exercise of a warrant issued by the Company to Alpine Capital Partners (the "Alpine Warrant"). 3,000 shares of the Class A Common Stock offered pursuant to this Prospectus are issuable upon the exercise of a warrant issued by the Company to Barrow Street Research, Inc. (the "Barrow Street Warrant"). 160,000 shares of the Class A Common Stock offered pursuant to this Prospectus are issuable upon the exercise of a warrant issued by the Company to C.C.R.I. Corporation (the "CCRI Warrant"). 229,500 shares of the Class A Common Stock offered pursuant to this Prospectus were issued by the Company in connection with certain business acquisitions (the "Acquisition Shares"). The Debentures, the Infinity/Seacrest Warrants, the Alpine Warrant, the Barrow Street Warrant, the CCRI Warrant and the Acquisition Shares were issued by the Company in transactions exempt from registration under the Securities Act of 1933, as amended (the "Act"), and applicable state securities laws.

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Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
================================================================================
================================================================================
                   SUBJECT TO COMPLETION, DATED APRIL 15, 1997
================================================================================
PROSPECTUS
                  2,130,000 SHARES OF CLASS A COMMON STOCK OF
                                    PHC, INC.

                     PIONEER HEALTHCARE -- REGISTERED TRADEMARK

   This Prospectus relates to the public offering that may be made from time to time of up to 2,130,000 shares of the Class A Common Stock, par value $.01 per share (the "Class A Common Stock") of PHC, Inc., a Massachusetts corporation (the "Company"), by, or for the accounts of, the holders thereof (the "Selling Security Holders"). See "Selling Security Holders."

   1,562,500 of the shares of Class A Common Stock offered pursuant to this Prospectus are issuable upon the conversion of the Company's 7% Convertible Debentures due December 31, 1998 in the aggregate principal amount of $3,125,000 (the "Debentures") assuming a conversion price of $2.00 per share. 150,000 shares of the Class A Common Stock offered pursuant to this Prospectus are issuable upon the exercise of two warrants one for 90,000 shares and the other for 60,000 shares, issued by the Company to Infinity Investors Ltd. and Seacrest Capital Limited, respectively (the "Infinity/Seacrest Warrants"). 25,000 shares of the Class A Common Stock offered pursuant to this Prospectus are issuable upon the exercise of a warrant issued by the Company to Alpine Capital Partners (the "Alpine Warrant"). 3,000 shares of the Class A Common Stock offered pursuant to this Prospectus are issuable upon the exercise of a warrant issued by the Company to Barrow Street Research, Inc. (the "Barrow Street Warrant"). 160,000 shares of the Class A Common Stock offered pursuant to this Prospectus are issuable upon the exercise of a warrant issued by the Company to C.C.R.I. Corporation (the "CCRI Warrant"). 229,500 shares of the Class A Common Stock offered pursuant to this Prospectus were issued by the Company in connection with certain business acquisitions (the "Acquisition Shares"). The Debentures, the Alpine Warrant, the Barrow Street Warrant, the CCRI Warrant and the
Acquisition Shares were issued by the Company in transactions exempt from registration under the Securities Act of 1933, as amended (the "Act"), and applicable state securities laws.

   The shares offered pursuant to this Prospectus may be sold from time to time by the Selling Security Holders or their transferees. No underwriting arrangements have been entered into by the Selling Security Holders as of the date hereof. The distribution of the shares offered pursuant to this Prospectus by the Selling Security Holders may be effected in one or more transactions that may take place in the over-the-counter market, including ordinary broker's transactions, privately negotiated transactions, or through sales to one or more dealers for resale of such shares as principals, at prevailing market prices at the time of sale, prices related to such prevailing market prices, or negotiated prices. Underwriting discounts and usual and customary or specifically negotiated brokerage fees or commissions will be paid by the Selling Security Holders in connection with sales of such shares. See "Plan of Distribution."

   The Company will not receive any proceeds from the sale of the shares offered pursuant to this Prospectus. By agreement with the Selling Security Holders, the Company will pay all of the expenses incident to the registration of such shares under the Act (other than agent's or underwriter's commissions and discounts), estimated to be approximately $71,000.

   The Selling Security Holders, and any broker-dealers, agents, or underwriters through whom the shares offered pursuant to this Prospectus are sold, may be deemed "underwriters" within the meaning of the Act with respect to securities offered by them, and any profits realized or commissions received by them may be deemed underwriting compensation.

   The Class A Common Stock and the Company's Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), are similar in all respects except that holders of Class B Common Stock have five votes per share and holders of Class A Common Stock have one vote per share on all matters on which stockholders may vote and that holders of the Class A Common Stock are entitled to elect two members of the Company's Board of Directors and holders of the Class B Common Stock are entitled to elect all of the remaining members of the Board of Directors. Subject to certain limitations, each share of the Class B Common Stock is convertible into one share of Class A Common Stock automatically upon any sale or transfer thereof or at any time at the option of the holder. See "Description of Securities." The Company also has outstanding a class of nonvoting Class C Common Stock, par value $.01 per share (the "Class C Common Stock;" the Class A Common Stock, the Class B Common Stock and the Class C Common Stock are sometimes collectively referred to herein as the "Common Stock.") Except as otherwise required by law, the Class C Common Stock has no voting rights. The Class C Common Stock will automatically convert into shares of Class B Common Stock if certain earnings targets are achieved by the Company. If such earnings targets are not achieved, the Class C Common Stock will automatically be canceled and retired. The Company does not expect the earning targets to be achieved. See "Description of Securities." As of the date of this Prospectus, and without giving effect to the exercise of any options or warrants, the holders of Class A Common Stock own approximately 73.97% of the outstanding common stock and hold approximately 41.98% of the total voting power, and the holders of Class B Common Stock and Class C Common Stock together own approximately 26.02% of the outstanding Common Stock and hold approximately 58.01% of the total voting power. Bruce A. Shear, the President and Chief Executive Officer and a Director of the Company owns approximately 18.90% of the outstanding Common Stock and holds approximately 53.32% of the total voting power. If the Class C Common Stock is converted into Class B Common Stock the total voting power of the holders of the Class A Common Stock will decrease to 36.24%, and the total voting power of the holders of the Class B Common Stock will increase to approximately 63.75% and the total voting power of Bruce A. Shear will increase to approximately 56.74%.

   The Class A Common Stock is traded on the Nasdaq SmallCap Market under the symbol PIHC. On April 10, 1997, the closing bid price of the Class A Common Stock was $3.75.

AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS."


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                               A CRIMINAL OFFENSE.

                                  PRICE TO PUBLIC  PROCEEDS TO SELLING
                                        (1)          STOCKHOLDERS (1)
      Per Share..................    $3.75              $3.75
      Total...................    $7,987,500            $7,987,500

  (1) Estimated on the basis of the average of the bid and asked prices of the Class A Common Stock on April 10, 1997, as reported on the Nasdaq SmallCap Market.

                 THE DATE OF THIS PROSPECTUS IS APRIL 15, 1997

  The Company intends to furnish its stockholders and holders of rights exercisable for publicly traded securities of the Company with annual reports containing audited financial statements and such other periodic reports as the Company may from time to time deem appropriate or as may be required by law.

                              AVAILABLE INFORMATION

  The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act") with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the securities offered hereby, reference is hereby made to the Registration Statement, and the exhibits and schedules thereto which may be inspected without charge at the public reference facilities maintained at the principal office of the Commission at 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, New York, New York 10048 and
Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained upon written request from the public reference section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Reference is made to the copies of any contracts or other documents filed as exhibits to the Registration Statement.

  The Company is subject to the  informational  requirements  of the  Securities
Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can be obtained at rrescribed rates from the Commission at such address. Such reports, proxy statements and other information can also be inspected at the Commission's regional offices at 7 World Trade Center, New York, New York, 10048 and
Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

  A copy of the Company's Annual report on Form 10-KSB, as filed with the Commission, is available upon request, without charge, by writing to PHC, Inc., 200 Lake Street, Suite 102, Peabody, Massachusetts 01960, Attention:
Bruce A. Shear.

                               PROSPECTUS SUMMARY

  THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION AND THE CONSOLIDATED FINANCIAL STATEMENTS (INCLUDING THE NOTES THERETO) APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE
INDICATED, THE INFORMATION IN THIS PROSPECTUS DOES NOT GIVE EFFECT TO THE EXERCISE OF (I) SHARES ISSUABLE UPON CONVERSION OF THE DEBENTURES, (II) SHARES ISSUABLE UPON EXERCISE OF THE INFINITY/SEACREST WARRANTS; (III) SHARES ISSUABLE UPON EXERCISE OF THE ALPINE WARRANT, (IV) SHARES ISSUABLE UPON EXERCISE OF THE BARROW STREET WARRANT, (V) SHARES ISSUABLE UPON EXERCISE OF THE WARRANTS ISSUED IN CONNECTION WITH THE COMPANY'S FEBRUARY 1996 PRIVATE PLACEMENT, (VI) THE WARRANTS ISSUED TO CERTAIN PERSONS IN LIEU OF FEES FOR INVESTOR RELATION SERVICES, (VII) THE COMPANY'S REDEEMABLE CLASS A WARRANTS (THE "IPO WARRANTS") ISSUED IN CONNECTION WITH THE COMPANY'S INITIAL PUBLIC OFFERING ("IPO") IN MARCH 1994, (VIII) THE UNIT PURCHASE OPTION ("UNIT PURCHASE OPTION") GRANTED TO THE UNDERWRITER AND ITS DESIGNEES IN CONNECTION WITH THE IPO, (IX) THOSE WARRANTS ISSUED IN CONNECTION WITH A BRIDGE FINANCING BY THE COMPANY, COMPLETED IN OCTOBER 1993 ("BRIDGE WARRANTS") THAT REMAIN UNEXERCISED, (X) WARRANTS ISSUED TO FORMER HOLDERS OF BRIDGE WARRANTS, (XI) OPTIONS GRANTED OR RESERVED FOR ISSUANCE UNDER THE COMPANY'S 1993 STOCK PURCHASE AND OPTION PLAN (THE "STOCK PLAN"),
(XII) OPTIONS GRANTED OR RESERVED FOR ISSUANCE UNDER THE COMPANY'S 1995 EMPLOYEE STOCK PURCHASE PLAN (THE "STOCK PURCHASE PLAN"), (XIII) OPTIONS GRANTED OR RESERVED FOR ISSUANCE UNDER THE COMPANY'S 1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN (THE "NON-EMPLOYEE DIRECTOR PLAN"), (XIV) SHARES ISSUABLE TO THE FORMER OWNERS OF BEHAVIORAL STRESS CENTERS, INC. AND PIONEER COUNSELING OF VIRGINIA, INC. IN THE EVENT THAT CERTAIN EARNING TARGETS ARE ACHIEVED AND (XV) SHARES ISSUABLE UPON THE EXERCISE OF THE CCRI WARRANT.

                                  THE COMPANY

  PHC, Inc. (the "Company") is a national health care company specializing in the treatment of substance abuse, which includes alcohol and drug dependency and related disorders, and in the provision of psychiatric services and long-term care. The Company currently operates three substance abuse treatment facilities:
Highland Ridge Hospital, located in Salt Lake City, Utah, ("Highland Ridge"); Mount Regis Center, located in Salem, Virginia, near Roanoke ("Mount Regis"); and Good Hope Center, located in West Greenwich, Rhode Island ("Good Hope"). Until August 16, 1994, the Company operated Marin Grove, a substance abuse treatment facility in California ("Marin Grove"). The Company operates six psychiatric facilities: Harbor Oaks Hospital ("Harbor Oaks"), a 64-bed psychiatric hospital located in New Baltimore, Michigan; Harmony Healthcare ("Harmony Healthcare"), a provider of outpatient behavioral health services in Las Vegas, Nevada; Total Concept EAP ("Total Concept"), a provider of outpatient behavioral health services in Shawnee Mission, Kansas; BSC-NY, Inc. ("BSC") which provides management and administrative services to psychotherapy and psychological practices in the greater New York City metropolitan area; North Point-Pioneer, Inc. ("NPP") which operates five outpatient behavioral health centers under the name Pioneer Counseling Center in the greater Detroit metropolitan area, and Pioneer Counseling of Virginia, Inc. ("PCV"), an 80% owned subsidiary providing outpatient services through a physicians' practice in Roanoke, Virginia. The Company also operates a subacute long-term care facility, Franvale Nursing and Rehabilitation Center ("Franvale"), in Braintree, Massachusetts.

  The Company's substance abuse facilities provide specialized treatment services to patients who typically have poor recovery prognoses and who are prone to relapse. These services are offered in small specialty care and subacute facilities (i.e., facilities designed to provide care to individuals who no longer require hospital care but who require some medical care), which permits the Company to provide its clients with efficient and customized treatment without the significant costs associated with the management and operation of general acute care hospitals. The Company tailors these programs and services to "safety-sensitive" industries and concentrates its marketing efforts on the transportation, oil and gas exploration, heavy equipment, manufacturing, law enforcement, gaming, and health services industries.

  Harbor Oaks provides psychiatric care to children, adolescents and adults. The Company draws patients from the local population and uses the facility as a mental health resource to complement its substance abuse facilities. Harmony Healthcare and Total Concept provide psychiatric treatment for adults, adolescents and children with a concentration in the gaming industry. BSC is a manager of psychological service providers with contracts at over 35 long-term care facilities. Additionally, BSC is affiliated with a number of outpatient providers and has a contract to provide employee assistance services to the employees of Suffolk County, New York. NPP provides outpatient psychiatric treatment for adults, adolescents and children in the Metropolitan Detroit area. PCV is a physicians' practice specializing in the treatment of addictive behavior in adults, adolescents and children in the Roanoke Valley, Virginia area.

  Franvale provides traditional geriatric care services as well as specialized subacute services. The facility provides care to the high acuity segment (patients requiring a significant amount of medical care) of the geriatric population and to younger patients who require skilled nursing care for longer terms than typically associated with a general acute care hospital. The Company's long-term care services are offered in a larger, more traditional setting than the Company's substance abuse facilities, enabling the Company to take advantage of economies of scale to provide cost-effective treatment alternatives. The Company markets its long-term care to hospitals, insurers and managed care providers, in addition to marketing directly to prospective residents and their families.

  The Company's strategy of providing services to particular markets has resulted in customized, outcome-oriented programs, which the Company believes produce overall cost savings to the patient or client organization. The substance abuse facilities provide treatment services designed to prevent relapse. Such services, while potentially more costly on a per patient stay basis, often result in long-term health care cost savings to insurers, patients and patients' families. The goal of the Company's psychiatric treatment programs is to provide care at the lowest level of intensity appropriate for the patient in an integrated delivery system that includes inpatient and outpatient treatment opportunities. The integrated nature of the Company's psychiatric programs, which generally involves the same caregivers supervising different treatment modalities, provides for efficient care delivery and the avoidance of repeat procedures and diagnostic and therapeutic errors. The Company's long-term care facility achieves its cost containment objective by providing care to high acuity patients in a setting that produces positive outcomes through the use of tailored services. The specific skilled services that are provided are similar to those offered in acute care hospitals without the added overhead cost.

  The Company was organized as a Delaware corporation in 1976 under the name American International Health Services, Inc. In 1980, the Company merged into an inactive publicly held Massachusetts corporation and was the surviving corporation in the merger. The Company changed its name to "PHC, Inc." as of November 24, 1992. The Company is based in Massachusetts and is unaffiliated with an inactive Minnesota corporation of the same name. The Company does business under the trade name "Pioneer Healthcare." With the exception of the services provided directly by the Company under the name Pioneer Development Support Services, the Company operates as a holding company, providing administrative, legal and programmatic support to its subsidiaries. The Company plans to expand its operations through the acquisition or establishment of additional substance abuse and psychiatric treatment facilities.

  Unless the context otherwise requires, references in this Prospectus to "Pioneer" and the "Company" mean PHC, Inc. and its subsidiaries. The Company's executive offices are located at 200 Lake Street, Suite 102, Peabody, Massachusetts 01960 and its telephone number is (508) 536-2777.

                                 THE OFFERING


Securities Offered:...........2,130,000 shares of Class A Common  Stock.   See
"Description of Securities."

Securities Outstanding:

Class A Common Stock          2,646,884
Class B Common Stock          731,348
Class C Common Stock          199,816
Preferred Stock               0

NASDAQ Symbol                 Common Stock:           PIHC


Use of Proceeds The Company will not receive any proceeds from the sale of securities in this offering.

Risk Factors An investment in these securities involves a high degree of risk. Prospective purchasers should carefully review the factors set forth under "Risk Factors."

                         SUMMARY OF CONSOLIDATED FINANCIAL DATA

                          Six Months Ended           Year Ended June 30,
                          December 31,
                             1996         1995           1996        1995
Statements of            $            $             $              $
Operations Data:
Revenue...............   $12,660,995  $9,469,880    $21,802,758    $16,536,618
Operating expenses....    12,057,196   9,300,949      21,845,592    15,621,449
Income (loss) from           603,799     168,931         (42,834)      915,169
operations............
Other expense.........       473,917     378,330         754,072       405,390
Income (loss) before          77,741    (209,399)       (585,315)      268,671
extraordinary item
Extraordinary item....             -           -               -             -
Net income (loss).....        77,741    (209,399)       (585,315)      268,671
Net income (loss) per
share:
  Before extraordinary   $     $0.03       $(0.09)          (.22)         0.11
item..................
  Extraordinary item..           -            -                -            -
     Net income (loss)         $0.03       $(0.09)          (.22)         0.11


                                     As of December 31, 1996

Balance Sheet Data:
Total assets......................     $26,157,471
Working capital...................      $8,495,564
Long-term obligations.............     $12,630,461
Stockholder's equity..............      $7,183,401

                                  RISK FACTORS

   An investment in the securities offered hereby is speculative in nature and involves a high degree of risk. In addition to the other information in this Prospectus, the following risk factors should be considered carefully in evaluating whether to invest in the securities offered hereby.

     NEGATIVE CASH FLOW; NEED FOR ADDITIONAL FINANCING; SIGNIFICANT AND INCREASING AMOUNTS OF ACCOUNTS RECEIVABLE. The Company generated a loss of $585,315 during fiscal year 1996 and income of $268,671 during fiscal year 1995. The Company generated a loss of $209,399 during the six months ended December 31, 1995 and income of $77,741 during the six months ended December 31, 1996. There can be no assurance that the Company will not incur additional losses in the future. As a result of significant losses in prior years, as of December 31, 1996, the Company had an accumulated deficit of $1,552,581. The Company experienced a significant increase in accounts receivable from $7,525,106, as of December 31, 1995, to $10,529,186 as of December 31, 1996. Primarily as a result of the increase in accounts receivable, the Company has had negative cash flow from operations in recent periods. Although the Company has entered into accounts receivable funding facilities with LINC Finance Corporation VIII and Healthcare Financial Partners-Funding II, L.P. ("HCFP") and mortgage financing for its Harbor Oaks property (see the Consolidated Financial Statements and notes related thereto included herein), there can be no assurance that the Company will be able to obtain any additional required financing on terms acceptable to the Company. The Company intends to expand its operations through the acquisition or establishment of additional facilities, and may seek to obtain additional financing from various sources including banks. The inability to obtain needed financing could have a material adverse effect on the Company's financial condition, operations and business prospects and there can be no assurance that the Company will be able to attain or maintain profitability in the future. See Consolidated Financial Statements and notes related thereto included herein.

   LACK OF ACCESS TO CAPITAL TO ACHIEVE ACQUISITION STRATEGY. The Company's plan to acquire additional facilities in the future is highly dependent upon its access to capital, of which there can be no assurance. See "Negative Cash Flow; Need for Additional Financing; Significant and Increasing Amounts of Accounts Receivable." If the Company is unable to secure the necessary access to capital it will be unable to acquire additional facilities which, in turn, will limit the Company's growth.

   REIMBURSEMENT BY THIRD-PARTY PAYORS; SIGNIFICANT AND INCREASING ACCOUNTS RECEIVABLE; CONCENTRATION OF A RECEIVABLE; CHANGE IN SERVICE MIX. Payment for substance abuse treatment is provided by private insurance carriers and managed care organizations; payment for long-term and subacute care is provided by private insurance carriers, managed care organizations and the Medicare and the Medicaid programs; payment for psychiatric services is provided by private insurance carriers, managed care organizations and the Medicare and the Medicaid programs. Changes in the sources of the Company's revenues could significantly alter the profitability of the Company's operations. In general, revenues derived from the Medicare and Medicaid programs in connection with the long-term and subacute care services provided by the Company have been less profitable to the Company than revenues derived from private insurers and managed care organizations. In addition, the Company experiences greater delays in the collection of amounts reimbursable by the Medicare and the Medicaid programs than in the collection of amounts reimbursable by private insurers and managed care organizations. Accordingly, a change in the Company's service mix from substance abuse and psychiatric to long-term care could have a material adverse effect on the Company as would an increase in the percentage of the Company's patients who are insured by Medicare or Medicaid. In addition, cost containment pressures from private insurers and the Medicare and the Medicaid programs have begun to restrict the amount that the Company can charge for its services. If a substantial number of private insurers and managed care organizations were to adopt more restrictive reimbursement schedules and if such schedules did not permit the Company to profitably provide substance abuse treatment and long-term and subacute health care, the Company's business would be materially adversely affected. In addition, there can be no assurance that the Company's existing facilities will continue to meet, or that proposed facilities will meet, the requirements for reimbursement by third-party or governmental payors.

   The Company had substantial receivables from Medicaid and Medicare of approximately $3,217,600 at December 31, 1996, which would constitute a concentration of credit risk should these agencies defer or be unable to make reimbursement payments as due.

   A number of substance abuse facilities in the New England area have closed in recent years, purportedly in part because certain managed care organizations are no longer willing to pay for inpatient treatment beyond five or ten days, making it difficult for such facilities to remain in operation. The Company has marketed, and intends to continue marketing, its services to managed care organizations and insurance companies that are willing to reimburse the Company for longer lengths of stay, particularly with respect to those patients with severe substance abuse addictions. However, if a growing number of managed care organizations and insurance companies adopt policies which limit the length of stay for substance abuse treatment, the Company's business would be materially adversely affected.

   Reimbursement for substance abuse and psychiatric treatment from private insurers is largely dependent on the Company's ability to substantiate the medical necessity of treatment in accordance with varying requirements of different insurance companies. The process of substantiating a claim often takes up to four months and, as a result, the Company experiences significant delays in the collection of amounts reimbursable by third-party payors which adversely affects the Company's working capital condition. The Company's accounts receivable (net of allowance for bad debts) were $10,529,186 at December 31, 1996, compared with $8,866,065 at June 30, 1996. Those changes are due primarily to an increase in patient census in connection with acquisitions and an increase in the number of beds available at Franvale due to completion of construction. If the Company's expansion plans are successful, the Company will be required to seek payment from a larger number of payors and the amount of the Company's accounts receivable will likely increase. Although the Company believes it maintains an adequate allowance for doubtful accounts, if the amount of receivables which eventually become uncollectible exceeds such allowance, the Company could be materially adversely affected. In addition, any decrease in the Company's ability to collect its accounts receivable or any further delay in the collection of accounts receivable would have a material adverse effect on the Company. See the Consolidated Financial Statements and notes related thereto included herein.

   As a general rule, the Company attempts not to accept patients who do not have either insurance coverage or adequate financial resources to pay for treatment. Each of the Company's substance abuse facilities does, however, provide treatment free of charge to a small number of patients each year who are unable to pay for treatment but who meet certain clinical criteria and who are believed by the Company to have the requisite degree of motivation for treatment to be successful. In addition, the Company provides follow-up treatment free of charge to relapse patients who satisfy certain criteria. Most of the Company's psychiatric patients are either covered by insurance or pay at least a portion of treatment costs. The number of patient days attributable to all patients who receive treatment free of charge in any given fiscal year is in the Company's discretion and has been less than 5%.

   Private insurers, managed care organizations and, to a lesser extent, Medicaid and Medicare, are beginning to carve-out specific services, including mental health and substance abuse services, and establish small, specialized networks of providers for such services. Continued growth in the use of carve-out systems could materially adversely affect the Company to the extent the Company is not selected to participate in such smaller specialized networks.

     RISKS OF GOVERNMENTAL ACTION RELATING TO DEFICIENCIES. On February 19, 1997, the Company's Franvale Nursing and Rehabilitation Center ("Franvale") was cited for serious patient care and safety deficiencies by the Massachusetts Department of Public Health as the result of a routine survey. A civil penalty of $3,050 per day was imposed which was reduced to $2,250 per day on March 12, 1997, which fines continue to accrue. If the Company does not appeal the imposition of the fines and the deficiency notice, the penalties could be reduced by 35%. At the time of the original citation, the Company was notified by the Department of Public Health and by the federal agency, HCFA, that Franvale would be terminated from the Medicare and Medicaid programs unless Franvale was in substantial compliance with regulatory requirements by March 14, 1997. Franvale submitted a plan of correction to the Department of Public Health and on March 12, 1997, as the result of a resurvey by the Department of Public Health, a new statement of deficiencies was issued, which contained a significant number of violations but recharacterized the level of seriousness of the deficiencies to a lower degree of violation and which extended the threatened date of termination to April 30, 1997.

     As a result of the new statement of deficiencies, the Department of Public Health had precluded the Company from admitting new patients to its Franvale facility until at least April 30, 1997. However, on April 11, 1997, the Company received authority to admit new patients on a case by case basis, previous patients must still be readmitted to the Franvale facility from a hospital only after a case by case review by the Department of Public Health. The Company is obligated to notify the attending physician of each resident of Franvale who was found to have received substandard care of the deficiency notice and is obligated also to notify the Massachusetts board which licenses the administrator of Franvale. HCFA has informed the Company that it will publish a notice of inpending termination in the Boston Globe not later than April 14, 1997, unless Franvale has been found to be in substantial compliance by that date.

     The Company has replaced the management team at Franvale and is attempting to bring the facility into substantial compliance at the earliest possible date, including by expenditure of significant sums for staffing and programmatic improvements. However, if the Franvale facility is not in substantial compliance before April 30, 1997, Franvale may be unable to admit new patients, continue to be subject to a case by case review of readmissions, continue to incur significant civil penalties, lose its certification under the Medicare and Medicaid programs, which would materially affect the number of residents at the facility and would call into question its ability to operate, and could lose its licensure altogether. The Company anticipates that the State will resurvey the facility on April 16, 1997.

   As a result of the decrease in census resulting from the inability of Franvale to admit new patients and the limitations on its ability to re-admit patients, the monetary penalties which continue to accrue, and the expenses that have been incurred by the Company in an attempt to cure the cited deficiencies, the Company anticipates a material adverse effect on its financial results for the quarter ended March 31, 1997 with the possibility of continued adverse financial impacts in future quarters.

   ACQUISITION STRATEGIES AND EXPANSION RISKS. The Company's strategy is to acquire businesses that will contribute to overall profitability within a short period of time after the acquisition. The Company may also make acquisitions in areas that will further support the integrated delivery system in markets that the Company currently services. There can be no assurance that the Company will be successful in identifying appropriate acquisition opportunities or, if it does, that the Company will be successful in acquiring such facilities or that the acquired facilities will be profitable. The ability of the Company to acquire and develop additional facilities will depend on a number of factors beyond the control of the Company, including the availability of financing, the ability of the Company to obtain necessary permits, licenses and approvals as well as the employment of appropriate personnel to manage and staff the acquired facilities. The failure of the Company to implement its acquisition strategy could have a material adverse effect on the Company's financial performance. Moreover, the attendant risks of expansion could also have a material adverse effect on the Company's business. Start-up facilities could operate at a loss for a substantial period of time following acquisition. The operating losses and negative cash flow associated with start-up acquisitions could have a material adverse effect on the profitability of the Company unless and until such facilities are fully integrated with the Company's other operations and become profitable.

   VARIABLE PATIENT CENSUS. The Company's patient census with respect to its substance abuse facilities decreased from 66% to 63% occupancy from fiscal year 1995 to fiscal year 1996 based on available beds. The patient census at the Company's long-term care facility declined from 92.7% to 87.1% from fiscal year 1995 to fiscal year 1996. The patient census at the Company's psychiatric facilities increased from 52.2 % to 64.4 % from fiscal year 1995 to fiscal year 1996. There can be no assurance that occupancy rates will continue at those levels. Similarly, there can be no assurance that the Company will be able to fill the beds which have been added at its long-term care facility or that the patient census, which had declined during construction, will reach maximum capacity now that construction has been completed. Furthermore, there can be no assurance that the Company will be able to maintain sufficient capacity utilization or pricing in the future to ensure profitability.

   BLIND POOL/ACQUISITION PROGRAM. The Company's acquisition program is directed by Bruce A. Shear, a Director and the President and Chief Executive Officer of the Company, in conjunction with other members of the Company's Board of Directors. As consideration for any acquisition, in addition to the payment of cash (if any), the Company may issue notes, common stock, preferred stock or other securities. Key employees of acquired companies may become employees of the Company and may hold management positions in the Company. The Company does not intend to seek stockholder approval for any such acquisitions unless required by applicable law or regulations. Accordingly, investors will be substantially dependent upon the business judgment of management in making such acquisitions. The Company intends to engage in a program to seek acquisitions in business areas related or complementary to the present business of the Company and currently plans to acquire one or more substance abuse facilities, psychiatric facilities and/or long-term care facilities. There can be no assurance that the Company will be able to attract management to operate any additional facilities or, if the Company cannot attract such management, that the Company's current management will be able to devote a sufficient amount of time to managing any additional facilities.

   SEASONALITY AND FLUCTUATION IN QUARTERLY RESULTS. The Company experiences and expects to continue to experience a decline in revenue in its fiscal quarters ending December 31 primarily due to a seasonality decline in revenue from the Company's substance abuse facilities during this period.

   REGULATION. The Company and the health care industry are subject to extensive federal, state and local regulation with respect to licensure and conduct of operations at existing facilities, construction of new facilities, acquisition of existing facilities, the addition of new services, compliance with physical plant safety and land use requirements, implementation of certain capital expenditures and reimbursement for services rendered. Health care facilities, including those operated by the Company, are subject to periodic inspections by governmental authorities to ensure compliance with licensure standards and to permit continued participation in third-party payor reimbursement programs, including the Medicare and the Medicaid programs, where applicable. Although, to the best of the Company's knowledge, all of the Company's existing facilities are currently in compliance with all material governmental requirements with the exception of the Franvale facility, which is in the process of correcting deficiencies (see "Risk Factors"), there can be no assurance that the Company will be able to obtain new licenses to effect its acquisition strategy or maintain its existing licenses and reimbursement program participation approvals. In addition, the Company is experiencing limitations on its ability to admit patients to its Franvale facility as a result of non-compliance issues. See "Risk of Governmental Action Relating to Deficiencies." It is not possible to accurately predict the content or impact of future legislation and regulations affecting the health care industry. The Company's ability to develop or acquire new facilities is dependent upon its ability to secure requisite certificates or determinations of need, licenses, permits and reimbursement program participation approvals. If the Company is unable to obtain required licenses and approvals for new projects, or if its existing licenses or approvals are restricted, rescinded or revoked, its growth would be limited and its business would be materially adversely affected.

   In addition, both the Medicare and Medicaid programs are subject to statutory and regulatory changes, administrative rulings, interpretations of policy, intermediary determinations and governmental funding restrictions, all of which may materially increase or decrease the rate of program payments to health care facilities. Since 1983, Congress has consistently attempted to limit the growth of federal spending under the Medicare and Medicaid programs. Currently, Congress and the President contemplate plans to reduce Medicare spending-growth cuts within the next ten years. Preliminary indications suggest that, in addition to increased costs to beneficiaries, the plan would attempt to impose a disproportionate share of the burdens of reform upon health care providers. Additionally, proposed congressional spending reductions for the Medicaid program, possibly involving the issuance of block grants to states, is likely to hasten the reliance upon managed care as a potential savings mechanism of the Medicaid program. The Commonwealth of Massachusetts has already implemented a mental health/substance abuse managed care program for its Medicaid population, which, in general, has increased administrative oversight and reduced revenues for mental health/substance abuse providers. As a result of this reform activity the Company can give no assurance that payments under such programs will in the future remain at a level comparable to the present level or be sufficient to cover the costs allocable to such patients. In addition, many states, including the Commonwealth of Massachusetts and the State of Michigan, are considering reductions in state Medicaid budgets.

   UNPREDICTABILITY OF BSC FINANCIAL STATEMENTS. BSC maintained its financial records on a cash basis. There are no audited financial statements with respect to BSC for any historical period. The Company's ability to predict the future financial performance of BSC is diminished because of the lack of audited financial information.

     NON-COMPLIANCE WITH REPORTING OBLIGATIONS. The Company was unable to provide audited financial statements in connection with its acquisition of BSC as required by Item 7 of Form 8-K and, accordingly, is currently not in compliance with its reporting obligations under the Exchange Act. As a result of its failure to file audited financial statements of BSC as required, the Company will be unable to file any registration statements under the Securities Act of 1933 with respect to the offer or sale of securities by the Company for its own account until it has filed financial statements which include the operations of BSC covering a period of at least two years. In addition, until at least
February 1, 1998, the Company is precluded from filing any registration statement covering the offer and sale (or resale) of shares of the Company for its own account or for others using Form SB-3, which is a short form, less costly registration statement than Form SB-1 or SB-2. As a result, the Company's ability to raise funds for its operations or for acquisitions in the public capital markets has been impaired, which could have a material adverse effect on its operations and acquisition program.

   PRIOR SECURITIES ACT VIOLATIONS. On November 9, 1984, the Company entered a plea of guilty with the United States District Court for the District of Massachusetts to a one count Information (the "Information") charging the Company with filing a false or misleading registration statement in connection with a proposed public offering of stock in the Company in 1981. In its Information, the United States Attorney charged that the Company falsely omitted to disclose in the registration statement that Maurice Shear, Bruce A. Shear's father, was a controlling person of the Company, and that Maurice Shear had prior criminal convictions not involving the Company. The Information also charged the Company with falsely stating and omitting to state other material facts, including that Maurice Shear, Steven Shear (Bruce A. Shear's brother) and Bruce A. Shear had provided $50,000 to the proposed underwriter of the Company's public offering, F.L. Putnam, so that Putnam would undertake the offering of securities. Bruce A. Shear was a director and the President of the Company at the time the registration statement was filed. The Company was sentenced with a fine of $10,000 and was placed on probation for a period of three years. As a condition to probation, the Company agreed, for a minimum of three years, to nominate to its Board of Directors a majority of persons independent of the Company and of the Shear family, to cause the Board of Directors to meet no less than six times a year, and to compensate reasonably the independent directors. The Company withdrew the registration statement and the proposed public offering was not consummated. The Company has continued to maintain a Board of Directors comprised of a majority of independent directors. Maurice Shear does not currently own any outstanding shares of the Common Stock of the Company, however, his wife, Gertrude Shear, owns 14,460 shares of the Company's Class A Common Stock, 298 shares of the Company's Class B Common Stock and 9,946 shares of the Company's Class C Common Stock. In addition, Mrs. Shear is the beneficiary of the Shear Trusts which, pursuant to the terms of a settlement agreement entered into by the Shear Trusts in partial settlement of certain litigation brought by Bruce A. Shear's mother against a former trustee of the Shear Trusts, own an aggregate of 72,453 shares of the Company's Class A and Class C Common Stock or 2.8% of the Company's outstanding Common Stock.

   Maurice Shear previously had pleaded guilty to an indictment charging him with securities fraud and mail fraud in connection with the registration statement referred to above and a fraudulent scheme to control trading in the Company's Common Stock between 1979 and 1981.

   CONTROL OF THE COMPANY BY BRUCE A. SHEAR. The holders of the Company's Class B Common Stock are entitled to five votes per share on any matter requiring stockholder action, and the holders of the Class A Common Stock are entitled to one vote per share, except with respect to the election of directors. The holders of the Class A Common Stock are entitled to elect two members to the Company's five-member Board of Directors and the holders of the Class B Common Stock are entitled to elect the remaining directors. Assuming no exercise of any options or warrants and no conversion of any debentures, the holders of the Class B Common Stock and Class C Common Stock beneficially own 26% of the Company's Common Stock, but have 58% of the total voting power. Bruce A. Shear and his affiliates own and control 18.9% of the Common Stock, but hold 53.3% of the total voting power. If the Company's Class C Common Stock is converted into Class B Common Stock, the total voting power held by the holders of the Class B Common Stock will increase to 63.8%. As a result of this ownership, Bruce A. Shear and his affiliates will be able to control all matters requiring approval of the stockholders, including the election of a majority of the directors.

   DEPENDENCE UPON ATTRACTION AND RETENTION OF KEY PERSONNEL; POTENTIAL STAFFING SHORTAGES. The Company is highly dependent on the principal members of its management and professional staff, particularly Bruce A. Shear, the Company's President and Chief Executive Officer, Robert H. Boswell, the Company's Executive Vice President and the other members of the Company's management. Although the Company has obtained key man insurance in the amount of $1,000,000 on the life of Mr. Shear, the loss of any key person would have a material adverse effect on the Company's business. In addition, the Company's success will depend, in large part, on its ability to attract and retain highly qualified personnel, particularly skilled health care personnel. The Company faces competition for such personnel from governmental agencies, health care providers and other companies. The Company has not to date experienced substantial difficulty in hiring appropriate personnel to staff its facilities. However, if there were a shortage of trained health care personnel in the geographic markets in which the Company conducts or proposes to conduct its business, such shortages could increase the Company's operating costs and limit its expansion opportunities. There can be no assurance that the Company will be successful in hiring or retaining the personnel it requires for continued growth. Similarly, if the Company acquires additional facilities, there can be no assurance that it will be able to attract management to operate such facilities or, if it cannot attract such management, that the Company's current management will be able to devote a sufficient amount of time to managing such additional facilities.

   COMPETITION. The health care business is highly competitive and subject to excess capacity. The Company's competitors include both not-for-profit and for-profit hospitals, health care companies specializing in substance abuse, psychiatric services and subacute services and nursing home chains, many of which have substantially greater resources than the Company.

   RELIANCE ON KEY CLIENTS. The Company has entered into relationships with large employers, health care institutions and labor unions to provide treatment for psychiatric disorders, chemical dependency and substance abuse in conjunction with employer-sponsored employee assistance programs. The employees of such institutions may be referred to the Company for treatment, the cost of which is reimbursed on a per diem or per capita basis. Although none of these large employers, health care institutions or labor unions accounts for 10% or more of the Company's consolidated revenues, the loss of any of these key clients would require the Company to expend considerable effort to replace patient referrals and would result in revenue losses to the Company and attendant loss in income.

   ENVIRONMENTAL MATTERS. As a result of an environmental site assessment conducted by the Company in connection with its acquisition of the assets of Franvale, the Company learned that the presence of fuel oil and certain other contaminants had been detected on the site in Braintree, Massachusetts upon which Franvale is located. On July 23, 1993, the Company received a letter from the Massachusetts Department of Environmental Protection ("DEP") advising that the Franvale site would be included in the August 1993 Transition List of Confirmed Disposal Sites as a "Location to be Investigated." The Company has submitted evidence of the site clean-up to a Licensed Site Professional ("LSP"), an independent expert licensed by the DEP to coordinate site assessment and clean-up activities. The LSP has investigated conditions at the site and rendered an opinion to the Company that the site clean-up has brought the site into compliance with the Massachusetts Contingency Plan ("MCP"), and that the site presents no significant risk to health, safety, public welfare or the environment. Notwithstanding the foregoing, under the MCP, the DEP retains the right to audit the clean-up activities at the site and the work and conclusions of the LSP, without cause, for a period of five years, and with cause, for an indefinite period.

   There are three underground storage tanks on the property on which Good Hope is located. Although this property is leased, the Company assumed responsibility for compliance with registration requirements and applicable state and local laws as of  July  31,  1994.  The  Company  has  indemnified  the  landlord  for liabilities relating to the tanks resulting from acts or omissions by the Company. The tanks are registered with the Rhode Island Department of Environmental Management.

   LITIGATION. On or about December 31, 1993, the Company received a notice from Pioneer Health Care, Inc., a Massachusetts non-profit corporation, claiming that the Company's use of its PIONEER HEALTHCARE trademark infringes certain rights of Pioneer Health Care, Inc., under applicable law, and demanding that the Company cease and desist from any further use of the PIONEER HEALTHCARE mark and cancel its federal registration of the mark with the United States Patent and Trademark Office ("PTO"). By letter dated March 17, 1994, the Company declined to accede to these demands. On May 25, 1994, Pioneer Health Care, Inc., filed a petition with the PTO seeking to cancel the Company's registration of the PIONEER HEALTHCARE mark. On December 9, 1994, the Company filed a civil action in federal court seeking a declaratory adjudication of its rights to continue to use, and maintain the federal registration of, the PIONEER HEALTHCARE mark. On or about February 10, 1995, the PTO suspended the cancellation proceeding initiated by Pioneer Health Care, Inc. pending the adjudication of the Company's civil action. That civil action remains pending before the federal court. It is possible that an adverse decision will result in money damages which could have a material adverse effect on the Company. If the Company were required to discontinue using the PIONEER HEALTHCARE mark, the costs involved could have an adverse effect on the Company's financial performance.

   POTENTIAL DILUTION RESULTING FROM THE CONVERSION OF THE DEBENTURES ISSUED TO SELLING SECURITY HOLDERS. The number of shares of Class A Common Stock into which the Debentures are convertible depends upon the price of Class A Common Stock on the date of conversion. The conversion price is equal to 98% of the average closing bid price of the Class A Common Stock as reported by NASDAQ for the 5 trading days immediately preceding the date of conversion. This percentage drops 2% per month on the first day of each 30 day period following April 15, 1997 during which the Company does not have a Registration Statement declared effective by the Securities and Exchange Commission covering such shares. For the purposes of this Prospectus, the number of shares of Class A Common Stock into which the debenture is convertible has been determined by assuming a conversion price of $2.00. However, if the price of the Class A Stock declines, the Company will be obligated to issue significantly more shares which could result in significant dilution to the Company's current stockholders.

   POSSIBLE NASDAQ DELISTING. The Company has been informally advised by the staff of Nasdaq that an issuance of stock by the Company at a significant discount to market would likely result in a review by Nasdaq of the Company's continued listing. From time to time the company does issue stock at a discount to market. Although the Company believes that the pricing of the securities issued by the Company at a discount to market from time to time is not significant enough to result in a Nasdaq review of the Company's listing, there can be no assurance that Nasdaq will not conduct such a review, or otherwise take action to delist the Class A Common Stock. The Company would oppose such action through all reasonable administrative and judicial means.

   Although the Company's Class A Common Stock is listed on Nasdaq, there can be no assurance that the Company will meet the criteria for continued listing of securities on Nasdaq. These continued listing criteria include that (i) the Company maintain at least $2,000,000 in total assets and $1,000,000 in capital and surplus, (ii) the minimum bid price of the Class A Common Stock be $1.00 per share or the market value of the freely tradeable Class A Common Stock ("public float") be at least $1,000,000 and the value of its capital and surplus be at least $2,000,000, (iii) there be at least 100,000 shares in the Company's public float with a market value of at least $200,000, (iv) there be at least two active market makers in the Class A Common Stock and (v) the Company's Stock be held by at least 300 holders.

   Furthermore, Nasdaq's Board of Directors has recently voted to revise the listing standards for the SmallCap Market. Such proposed changes would require that (i) for two of the last three years, the Company must maintain at least $2,000,000 in net tangible assets, or at least $35,000,000 in market capitalization, or at least 500,000 shares in the Company's public float with a market value of at least $1,000,000. The criteria relating to bid price, market makers and shareholders would not be changed by this proposal. Currently, the Company meets these new criteria, but there can be no assurances that it will continue to meet such criteria.

   If the Company becomes unable to meet such criteria and is delisted from Nasdaq, trading, if any, in the Class A Common Stock would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or, if then available, on the National Association of Securities Dealers Inc.'s "Electronic Bulletin Board." As a result, an investor would likely find it more difficult to dispose of, or to obtain accurate quotations as to the value of, the Company's securities.

   RISK OF LOW-PRICED STOCKS; POSSIBLE EFFECT OF "PENNY STOCK" RULES ON LIQUIDITY FOR THE COMPANY'S SECURITIES. If the Company's securities were delisted from Nasdaq, they may become subject to Rule 15g-9 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which imposes additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and "accredited investors" (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000 or $300,000 together with their spouses). For transactions covered by this Rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, such Rule may affect the ability of broker-dealers to sell the Company's securities and may affect the ability of purchasers in this offering to sell any of the securities acquired hereby in the secondary market.

   The Commission has adopted regulations which define a "penny stock" to be any equity security that has a market price (as therein defined) of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. As of April 10, 1997 the closing price of the Company's stock as reported on Nasdaq was $3.75. For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

   The foregoing required penny stock restrictions will not apply to the Company's securities if such securities are listed on the Nasdaq National Market System, are otherwise listed on Nasdaq and have certain price and volume information provided on a current and continuing basis, or if the Company meets certain minimum net tangible assets or average revenue criteria. While the Company currently meets these criteria, there can be no assurance that the Company's securities will continue to qualify for exemption from these restrictions. In any event, even if the Company's securities were exempt from such restrictions, the Company would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to prohibit any person that is engaged in unlawful conduct while participating in a distribution of penny stock from associating with a broker-dealer or participating in a distribution of penny stock, if the Commission finds that such a restriction would be in the public interest.

   If the Company's securities were subject to the rules on penny stocks, the market liquidity for the Company's securities would be materially adversely affected.

   DIVIDENDS. The Company has not paid any cash dividends since its inception and, while there are currently no restrictions on the Company's ability to pay dividends, the Company does not anticipate paying cash dividends in the foreseeable future.

   POSSIBLE ADVERSE EFFECTS OF AUTHORIZATION OF PREFERRED STOCK. The Company's Restated Articles of Organization authorize the issuance of 1,000,000 shares of Preferred Stock on terms which may be fixed by the Company's Board of Directors without further stockholder action. The terms of any series of Preferred Stock, which may include priority claims to assets and dividends and special voting rights, could adversely affect the rights of holders of the Common Stock. The issuance of the Preferred Stock, while providing desirable flexibility in connection with possible acquisitions, financing transactions and other corporate transactions, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, capital stock of the Company. The Company has no present plans to issue shares of Preferred Stock.

   THIN FLOAT. The average weekly trading volume of the Company's Class A Common Stock for the period from January 1, 1997 to March 31, 1997 was 103,875 shares. There can be no assurance that the weekly trading volume will not remain at the same level or decline. As a result of the thin float in the Company's stock, a small number of transactions can result in significant swings in the market price of the Company's stock, and it may be difficult for stockholders to dispose of the Company's stock in a timely way at a desirable market price.

   SIGNIFICANT FUTURE CHARGES TO NET INCOME. The Company's Class C Common Stock will automatically be converted into Class B Common Stock if the Company achieves certain earnings targets. If such conversion occurs, the Company will concurrently record a charge to its earnings equal to the product obtained by multiplying the number of shares converted by the then fair market value of the converted shares. The conversion will not affect the total shareholder's equity of the Company, but may have a subsequent adverse effect on the market price for the Company's securities. The Company does not expect the earnings targets to be achieved.

                                DIVIDEND POLICY

   The Company has never paid any cash dividends on its Common Stock. While there are currently no restrictions on the Company's ability to pay dividends the Company anticipates that future earnings, if any, will be retained for use in the business or for other corporate purposes, and it is not anticipated that cash dividends in respect of Common Stock will be paid in the foreseeable future. Any decision as to the future payment of dividends will depend on the results of operations and financial position of the Company and such other factors as the Company's Board of Directors, in its discretion, deems relevant.

                            MARKET FOR COMMON STOCK

   The following table sets forth, for the periods indicated, the high and low sale prices of the Company's Class A Common Stock, as reported on the Nasdaq SmallCap Market.

1995                                       HIGH              LOW
----                                       ----              ---
    First Quarter.......................   $ 6 3/4           $ 6
    Second Quarter......................   $ 6 1/2           $ 6
    Third Quarter.......................   $ 6 1/4           $ 5 1/8
    Fourth Quarter......................   $ 7 3/8           $ 5 1/8

1996
----
    First Quarter.......................   $ 7 3/4           $ 6 1/2
    Second Quarter......................   $ 7 3/8           $ 5 1/2
    Third Quarter.......................   $ 9 5/8           $ 5 1/4
    Fourth Quarter......................   $ 9 3/4           $ 7

1997
----
    First Quarter.......................   $ 9 5/8           $ 6 1/2
    Second Quarter......................   $ 7 1/8           $ 4 5/8
    Third Quarter ......................   $ 5 5/8           $ 1 3/4
    Fourth Quarter (through April 10, 1997)$ 3 3/4           $ 2 1/8

   On April 10, 1997, the last reported sale price of the Class A Common Stock on the Nasdaq SmallCap Market was $3.75. As of March 31, 1997, there were 73 holders of record of the Company's Class A Common Stock, 325 holders of record of the Company's Class B Common Stock and 342 holders of record of the Company's Class C Common Stock.

                                USE OF PROCEEDS

   The Company will not receive any proceeds from the sale of the securities offered hereby.

                                 CAPITALIZATION


   The following table sets forth the capitalization of the Company as of December 31, 1996. This table should be read in conjunction with the Consolidated Financial Statements and related notes appearing elsewhere in this Prospectus.

                                                              AS OF
                                                           DECEMBER 31,
                                                               1996
                                                              ACTUAL

Short-term debt.........................................      $1,269,849
Long-term debt..........................................      12,630,461
Stockholders' equity:
   Preferred Stock, $.01 par value; 1,000,000 shares
   authorized;                                                        --
      no shares issued..................................
   Class A Common Stock; $.01 par value; 10,000,000
   shares authorized;                                             24,936
      2,493,552 shares issued (1)
   Class B Common Stock, $.01 par value; 2,000,000
   shares authorized; 790,628                                      7,906
      shares issued.....................................
   Class C Common Stock, $.01 par value; 200,000 shares
   authorized;                                                     1,998
      199,816 shares issued.............................
    Additional paid-in capital..........................       8,764,408
   Notes receivable related to purchase of 31,000 shares
   of Class A Common Stock..............................         (63,266)

   Accumulated deficit.................................       (1,552,581)
                                                             -----------

    Total stockholders' equity..........................      (7,183,401)
                                                              -----------

Total capitalization....................................     $21,083,711
                                                             ===========

------------------------------

     (1) Does not include: (i) 1,657,821 shares reserved for issuance upon exercise of the IPO Warrants; (ii) 146,078 shares included in the Units which may be sold pursuant to the Unit Purchase Option and 146,078 shares reserved for issuance upon the exercise of the Warrants included in the Unit Purchase Option; (iii) 162,375 shares which may be issued upon the exercise of outstanding stock options; (iv) 167,625 shares which may be issued upon the exercise of options available for grant under the Company's Stock Plans; or (v) up to 4,814 shares included in the Bridge Units which may be sold pursuant to the Bridge Warrants; (vi) up to 38,510 shares reserved for issuance upon the exercise of the Warrants included in the Bridge Units; and (vii) up to 703,125 shares reserved for issuance upon the exercise of the Private Placement Warrants; (viii) 1,562,500 shares which may be issued upon the conversion of the Company's 7% Convertible Debentures due December 31, 1998 in the aggregate principal amount of $3,125,000 assuming a conversion price of $2.00 per share; (ix) 150,000 shares which may be issued upon the exercise of two warrants, one for 90,000 shares and one for 60,000 shares, issued to Infinity Investors, Ltd. and Seacrest Capital Limited, respectively; (x) 25,000 shares issuable upon the exercise of a warrant issued to Alpine Capital Partners; (xi) 3,000 shares issuable upon the exercise of a warrant issued to Barrow Street Research, Inc.; or (xii) up to 160,000 shares issuable upon the exercise of a warrant issued to CCRI, Corporation See "Management -- Stock Plan," "Certain Transactions," "Description of Securities" and "Underwriting."

                         SELECTED CONSOLIDATED FINANCIAL DATA

     The selected consolidated financial data presented below for each of the two years ended June 30, 1996 and 1995 have been derived from the Company's consolidated financial statements, which have been audited by Richard A. Eisner & Company, LLP, independent auditors, as of June 30, 1996 and June 30, 1995. The financial data for the six months ended December 31, 1996 and 1995 are derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting only of normal recurring accruals, which the Company considers necessary for a fair presentation of the information presented. Results of operations for the six months ended December 31, 1996 may not be indicative of results of operations for the full fiscal year. The selected consolidated financial data should be read in conjunction with the Consolidated Financial Statements and the notes thereto and other financial information appearing elsewhere in this Prospectus.



                           Six Months Ended           Year Ended June 30,
                             December 31,
                            1996       1995          1996            1995
Statements of            $            $            $             $
Operations Data:
Revenue................  $12,660,995  $9,469,880   $21,802,758   $16,536,618
Operating expenses.....   12,057,196   9,300,949    21,845,592    15,621,449
Income (loss) from
operations.............      603,799     168,931       (42,834)      915,169
Other expense..........      473,917     378,330       754,072       405,390
Income (loss) before
extraordinary item.....       77,741    (209,399)     (585,315)      268,671
Extraordinary item.....            -           -             -             -
Net income (loss)......       77,741    (209,399)     (585,315)      268,671
Net income (loss) per
share:
    Before               $       .03   $    (.09)   $     (.22)    $     .11
  extraordinary item.....
    Extraordinary item.            -            -            -            -

     Net income (loss)   $       .03        (.09)    $    (.22)    $     .11


                                     As of December 31, 1996

Balance Sheet Data:
Total assets......................     $26,157,471
Working capital...................      $8,495,564
Long-term obligations.............     $12,630,461
Stockholders's equity..............     $7,183,401

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS


   The following is a discussion of the financial condition and results of operations of the Company for the six months ended December 31, 1995 and 1996 and for the two years ended June 30, 1996. It should be read in conjunction with the Consolidated Financial Statements of the Company and related Notes appearing elsewhere in this Prospectus.

OVERVIEW

   The Company presently provides health care services through several substance abuse treatment centers, a psychiatric hospital, several outpatient psychiatric centers and a long-term care facility (collectively called "treatment facilities"). The profitability of the Company is largely dependent on the level of patient occupancy at these treatment facilities. The Company's administrative expenses do not vary greatly as a percentage of total revenue but the percentage tends to decrease slightly as revenue increases because of the fixed components of these expenses.

   The healthcare industry is subject to extensive federal, state and local regulation governing, among other things, licensure and certification, conduct of operations, audit and retroactive adjustment of prior government billings and reimbursement. In addition, there are ongoing debates and initiatives regarding the restructuring of the health care system in its entirety. While it is anticipated that a number of the proposed regulatory changes may have a positive impact on the Company's business, there can be no assurance that other changes may not adversely affect the Company.

RESULTS OF OPERATIONS

SIX MONTHS  ENDED  DECEMBER 31, 1995  COMPARED TO SIX MONTHS ENDED  DECEMBER 31,
1996

     Net patient care revenue increased 30.8% to $12,257,060 for the six months ended December 31, 1996 from $9,368,635 for the six months ended December 31, 1995. This increase in revenue is due primarily to the acquisition of Pioneer Counseling Centers in September, 1996, the inclusion of six full months of operations of Harmony Healthcare and an increased census at the long-term care facility as a result of an increase in available beds.

   Net patient care revenue for the psychiatric and substance abuse facilities increased to $9,032,686 for the six months ended December 31, 1996 from $7,001,929 for the same period in 1995. This increase in revenue is due primarily to the newly acquired psychiatric treatment facilities in Nevada, Kansas and Michigan. This does not include the management fees of $120,060 payable to BSC from the management services agreement with a physicians' practice. Net patient care revenue for the long-term care facility increased to $3,211,066 for the six months ended December 31, 1996 from $2,366,706 for the same period in 1995 due to an increase in net revenue per patient day and the number of available and occupied beds.

YEAR ENDED JUNE 30, 1995 COMPARED TO YEAR ENDED JUNE 30, 1996

   The Company experienced a loss for fiscal year ended June 30, 1996 primarily as a result of the increased expenses related to the Franvale expansion. Census levels at Franvale did not increase as soon as anticipated to cover the fixed costs involved in the expanded facility. Marketing efforts have begun to produce expected patient census and mix. Occupancy at Franvale for the six months ended December 31, 1996 was at 93.8% as compared to 87.1% for the fiscal year ended June 30, 1996.

   Also contributing to the loss in fiscal 1996 was a decline in referrals from the Department of Child, Youth and Family Services ("DCYF") to Good Hope pursuant to a contract funded by the State of Rhode Island. This created a sharp decline in adolescent census. The Company is currently reviewing its operations at Good Hope and in connection with such review has closed two outpatient centers, eliminated several positions, combined certain programs and added new management. The new management team is focusing on reducing expenses and increasing revenue. In addition, Good Hope has established new contracts which the Company believes will increase both its adolescent and adult censuses.

   Net operating revenue from all facilities increased 32% to $21,802,758 for the year ended June 30, 1996 from $16,536,618 for the year ended June 30, 1995. Net patient care revenue for the psychiatric hospital, Harbor Oaks Hospital, was $6,218,410 for the fiscal year ended June 30, 1996 compared to $3,204,857 for June 30, 1995. Net patient care revenue at the Company's substance abuse treatment centers increased 2.49% to $9,155,595 for the year ended June 30, 1996 from $8,932,864 over the same period in the prior year. Net patient revenue at the Company's long-term care facility increased to $5,043,922 for fiscal 1996 from $4,180,471 in fiscal 1995 which is attributable to the increase in census resulting from the addition of 37 available beds.

     Total patient care expenses for all facilities increased 29.8% to $12,004,383 for the year ended June 30, 1996 from $9,248,317 for the year ended June 30, 1995. Patient care expenses for the psychiatric hospital, Harbor Oaks, were $3,098,664 for the fiscal year ended June 30, 1996 compared to $1,941,528 for fiscal year ended June 30, 1995. Patient care expenses at the Company's substance abuse treatment centers decreased to $4,350,423 from $4,453,212 for the same period in the prior year (approximately 2.3%). Patient care expenses at the Company's long-term care facility increased to $4,029,572 for fiscal 1996 from $2,884,425 in fiscal 1995 (approximately 39.7%). The percentage increase in patient care expenses at the long-term care facility is due to a number of factors, including, but not limited to: increased census and acuity of patient mix, fixed cost increases, interest, and salaries related to the addition of the new beds. The census increase related to the new beds took longer than anticipated creating a loss for the fiscal year ended June, 1996. Census is now at the expected level and rate increases have been implemented effective September 1, 1996 to offset the higher costs.

LIQUIDITY AND CAPITAL RESOURCES

   During the third fiscal quarter of 1996, the Company completed a private placement of 493,700 shares of Class A Common Stock with Warrants to purchase additional shares of Class A Common Stock at $4.00 a share. This resulted in net proceeds to the Company of approximately $1,524,800.

   During the second quarter of 1997, the Company issued Convertible Debentures due December 31, 1998 in the aggregate face amount of $3,125,000 to Infinity Investors Ltd. and Seacrest Capital Limited resulting in $2,500,000 of proceeds to the Company. In the third quarter of 1996, in connection with the issuance of the Convertible Debentures, the Company issued warrants for 150,000 shares to Infinity Investors Ltd. and Seacrest Capital Limited at an exercise price of $2.00 per share.

   Prior to 1992, the Company's primary lender was a bank which failed in May 1992 and was taken over by the FDIC. During fiscal 1994 the Company negotiated the repayment of this debt resulting in a reduction in the amount due of approximately $400,000. Of the total negotiated amount to be paid, $1,100,000 was paid in fiscal 1994 and $497,500 was paid in fiscal 1996 out of the proceeds received from HUD financing relating to construction at the Company's long-term care facility.

   A significant factor in the liquidity and cash flow of the Company is the timely collection of its accounts receivable. Accounts receivable from patient care net of allowance for bad debts increased 45% to approximately $9,606,000 at June 30, 1996 from approximately $6,621,000 at June 30, 1995. The increase in accounts receivable is net of the sale of certain receivables to LINC Finance Corporation VIII (LINC). Without this sale, the June 30, 1996 and June 30, 1995 ending accounts receivable balance would have been approximately $796,000 and
$774,000 higher respectively and would have reflected an increase of approximately 41%. This significant increase in receivables is primarily due to an increase in revenues from new acquisitions and increased beds at Franvale. The Company continues to closely monitor its accounts receivable balances and implement procedures to manage this receivables growth and keep it consistent with growth in revenues.

     During the fiscal year ended 1995, PHC of Rhode Island, Inc. and LINC entered into Sale and Purchase Agreements, pursuant to which LINC will provide funding of up to $950,000 to this subsidiary. Also, during the fiscal year ended 1995, PHC of Virginia, Inc. entered into an agreement with LINC on the same terms. There can be no assurance that the other subsidiaries will enter into similar agreements or satisfy the conditions necessary to receive funding if pursued.

   In December of 1996, PHC of Utah, Inc. and Healthcare Financial Partners-Funding II, L.P. ("HCFP") entered into a revolving credit agreement, pursuant to which HCFP will provide funding of up to $1,000,000 to PHC of Utah, Inc. In February of 1997, PHC of Michigan, Inc. and HCFP entered into a revolving credit agreement, pursuant to which HCFP will provide funding up to $1,500,000 to PHC of Michigan, Inc. Both of these revolving credit agreements are secured by the assets of the subsidiary.

     The Company currently has a mortgage of $1,100,000 secured by the Harbor Oaks facility.

   At June 30, 1996 the Company had approximately $293,000 in cash and cash equivalents, working capital of approximately $4,871,000 and a working capital ratio of approximately 1.9 to 1. Management believes that the Company has adequate cash resources to fund operations for the foreseeable future. However, the Company is currently seeking bank lending relationships to insure that the Company will have the necessary capital to fund expansion of its existing businesses in the future and to pursue acquisition opportunities as they arise.


                                   BUSINESS

INTRODUCTION

   PHC, Inc. (the "Company") is a national health care company specializing in behavioral healthcare which consists of treating substance abuse, including alcohol and drug dependency and related disorders, and providing psychiatric sub-acute and long-term care. The Company currently operates three substance abuse treatment facilities: Highland Ridge Hospital, located in Salt Lake City, Utah, ("Highland Ridge"); Mount Regis Center, located in Salem, Virginia, near Roanoke ("Mount Regis"); and Good Hope Center, located in West Greenwich, Rhode Island ("Good Hope"). Until August 16, 1994, the Company operated Marin Grove, a substance abuse treatment facility in California ("Marin Grove"). The Company operates six psychiatric facilities: Harbor Oaks Hospital ("Harbor Oaks"), a 64-bed psychiatric hospital located in New Baltimore, Michigan; Harmony Healthcare ("Harmony Healthcare"), a provider of outpatient behavioral health services in Las Vegas, Nevada; Total Concept EAP ("Total Concept"), a provider of outpatient behavioral health services in Shawnee Mission, Kansas; BSC-NY, Inc. ("BSC") which provides management and administrative services to psychotherapy and psychological practices in the greater New York City metropolitan area; North Point-Pioneer, Inc. ("NPP") which operates five outpatient behavioral health centers under the name Pioneer Counseling Center in the greater Detroit metropolitan area, and Pioneer Counseling of Virginia, Inc. ("PCV"), an 80% owned subsidiary providing outpatient services through a physicians' practice in Roanoke, Virginia. The Company also operates a subacute long-term care facility, Franvale Nursing and Rehabilitation Center ("Franvale"), in Braintree, Massachusetts.

   The Company's substance abuse facilities provide specialized treatment services to patients who typically have poor recovery prognoses and who are prone to relapse. These services are offered in small specialty care and subacute facilities (i.e., facilities designed to provide care to individuals who no longer require hospital care but who require some medical care), which permits the Company to provide its clients with efficient and customized treatment without the significant costs associated with the management and operation of general acute care hospitals. The Company tailors these programs and services to "safety-sensitive" industries and concentrates its marketing efforts on the transportation, oil and gas exploration, heavy equipment, manufacturing, law enforcement, gaming and health services industries.

   Harbor Oaks provides psychiatric care to children, adolescents and adults. The Company draws patients from the local population and uses the facility as a mental health resource to complement its substance abuse facilities. Harmony Healthcare and Total Concept provide psychiatric treatment for adults, adolescents and children with a concentration in the gaming and railroad industries. BSC is a manager of psychological service providers with contracts at over 35 long-term care facilities. Additionally, BSC is affiliated with a number of outpatient providers and has a contract to provide employee assistance services to the employees of Suffolk County, New York. NPP provides outpatient psychiatric treatment for adults, adolescents and children in the Metropolitan Detroit area. PCV is a physicians' practice specializing in the treatment of addictive behavior in adults, adolescents and children in the Roanoke Valley, Virginia area.

   Franvale, the Company's long-term care facility, provides traditional geriatric care services as well as specialized subacute services. The facility provides care to the high acuity segment (patients requiring a significant amount of medical care) of the geriatric population and to younger patients who require skilled nursing care for longer terms than typically associated with a general acute care hospital. The Company's long-term care services are offered in a larger, more traditional setting than the Company's substance abuse facilities, enabling the Company to take advantage of economies of scale to provide cost-effective treatment alternatives. The Company markets its long-term care to hospitals, insurers and managed care providers, in addition to marketing directly to prospective residents and their families.

   The Company's strategy of providing services to particular markets has resulted in customized, outcome-oriented programs, which the Company believes produce overall cost savings to the patient or client organization. The substance abuse facilities provide treatment services designed to prevent relapse. Such services, while potentially more costly on a per patient stay basis, often result in long-term health care cost savings to insurers, patients and patients' families. The goal of the Company's psychiatric treatment programs is to provide care at the lowest level of intensity appropriate for the patient in an integrated delivery system that includes inpatient and outpatient treatment. The integrated nature of the Company's psychiatric program, which generally involves the same caregivers supervising different treatment modalities, provides for efficient care delivery and the avoidance of repeat procedures and diagnostic and therapeutic errors. The Company's long-term care facility achieves its cost containment objective by providing care to high acuity patients in a setting that produces positive outcomes through the use of tailored services. The specific skilled services that are provided are similar to those offered in acute care hospitals without the added overhead cost.

   The Company was organized as a Delaware corporation in 1976 under the name American International Health Services, Inc. In 1980, the Company merged into an inactive publicly held Massachusetts corporation and was the surviving corporation in the merger. The Company changed its name to "PHC, Inc." as of November 24, 1992. The Company is based in Massachusetts and is unaffiliated with an inactive Minnesota corporation of the same name. The Company does business under the trade name "Pioneer Healthcare." With the exception of the services provided directly by the Company under the name Pioneer Development Support Services, the Company operates as a holding company, providing administrative, legal and programmatic support to its subsidiaries.

   The Company plans to expand its operations through the acquisition or establishment of additional inpatient and outpatient substance abuse, long-term care and psychiatric treatment facilities.

FACILITIES, PROGRAMS AND PROPERTIES

   EXECUTIVE OFFICES

   The Company's executive offices are located in Peabody, Massachusetts. The Company's lease in Peabody covers approximately 3,600 square feet for a 60-month term effective September 10, 1994 at an annual base rent of $28,800 in the first year, $32,400 in the second year, $34,020 in the third year, $35,721 in the fourth year and $37,507 in the fifth year. The Company also leases a small amount of nearby space in the same building, part of which is subleased. The Company believes that this facility will be adequate to satisfy its needs for the foreseeable future.

SUBSTANCE ABUSE FACILITIES

   INDUSTRY BACKGROUND

   The demand for substance abuse treatment services increased rapidly in the last decade. The Company believes that the increased demand is related to clinical advances in the treatment of substance abuse, greater societal willingness to acknowledge the underlying problems as treatable illnesses, improved health insurance coverage for addictive disorders and substance abuse and governmental regulation which requires certain employers to provide information to employees about, among other things, available drug counseling and employee assistance programs.

     To contain costs associated with behavioral health issues, in the 1980's many private payors instituted managed care programs for reimbursement, which include pre-admission certification, case management or utilization review and limits on financial coverage or length of stay. These cost containment measures have encouraged outpatient care for behavioral problems, resulting in a shortening of the length of stay and revenue per day in inpatient substance abuse facilities. The Company believes that it has addressed these cost containment measures by specializing in treating relapse-prone patients with poor prognoses who have failed in other treatment settings. These patients require longer lengths of stay and come from a wide geographic area. The Company continues to develop alternatives to inpatient care including partial day and evening programs in addition to onsite and offsite outpatient programs.

   The Company believes that because of the apparent unmet need for certain intense clinical and medical services, its strategy has been successful despite national trends towards outpatient treatment, shorter inpatient stays and rigorous scrutiny by managed care organizations.

   The Company has been able to secure insurance reimbursement for longer-term inpatient treatment as a result of its success with poor prognosis patients. The Company's three substance abuse facilities work together to refer patients to the center that best meets the patient's clinical and medical needs. Each facility caters to a slightly different patient population. Highland Ridge in Utah specializes in providing services to high-risk, relapse-prone chronic alcoholics and drug addicts. Mount Regis in Virginia specializes in the treatment of minority groups and dual diagnosis patients (those suffering from both substance abuse and psychiatric disorders). Good Hope Center concentrates on providing services to insurers, managed care networks and health maintenance organizations for both adults and adolescents. The Company's clinicians often work directly with managers of employee assistance programs to select the best treatment facility possible for their clients.

   Each of the Company's facilities operates a case management program for each patient. This includes a clinical and financial evaluation of a patient's circumstances to determine the most cost-effective modality of care from among outpatient treatment, detoxification, inpatient, day care, specialized relapse treatment and others. In addition to any care provided at one of the Company's facilities, the case management program for each patient includes aftercare. Aftercare may be provided through the outpatient services provided by a facility. Alternatively, the Company may arrange for outpatient aftercare, as well as family and mental health services, through its numerous affiliations with clinicians located across the country once the patient is discharged.

   As a general rule, the Company attempts not to accept patients who do not have either insurance coverage or adequate financial resources to pay for treatment. Each of the Company's substance abuse facilities does, however, provide treatment free of charge to a small number of patients each year who are unable to pay for treatment but who meet certain clinical criteria and who are believed by the Company to have the requisite degree of motivation for treatment to be successful. In addition, the Company provides follow-up treatment free of charge to relapse patients who satisfy certain criteria. The number of patient days attributable to all patients who receive treatment free of charge in any given fiscal year is less than 5%.

   The Company believes that it has benefited from an increased awareness of the need to make substance abuse treatment services accessible to the nation's workforce. For example, subchapter D of the Anti-Drug Abuse Act of 1988 (commonly known as The Drug Free Workplace Act) (the "Drug Free Workplace Act"), requires employers who are Federal contractors or Federal grant recipients to establish drug free awareness programs to inform employees about available drug counseling, rehabilitation and employee assistance programs and the consequences of drug abuse violations. In response to the Drug Free Workplace Act, many companies, including many major national corporations and transportation companies, have adopted policies that provide for treatment options prior to termination of employment.

   Although the Company does not provide federally approved mandated drug testing, the Company treats employees who have been referred to the Company as a result of compliance with the Drug Free Workplace Act, particularly from companies that are part of the gaming industry as well as safety sensitive industries such as railroads, airlines, trucking firms, oil and gas exploration companies, heavy equipment companies, manufacturing companies and health services.

   HIGHLAND RIDGE

   Highland Ridge is a 34-bed alcohol and drug treatment hospital which the Company has been operating since 1984. It is the oldest free-standing substance abuse hospital in Utah. Highland Ridge is accredited by the Joint Commission on Accreditation of Healthcare Organizations ("JCAHO") and is licensed by the Utah Department of Health. Highland Ridge is recognized nationally for its excellence in treating substance abuse disorders.

   The patient population of Highland Ridge typically is between the ages of 18 and 70. Approximately 21% of the clients are female and 11% are minority group members. Approximately 60% of Highland Ridge's patients reside in Utah and surrounding western states. Individuals typically access Highland Ridge's services through professional referrals, family members, employers, employee assistance programs or contracts between the Company and health maintenance organizations and other corporations.

   A pre-admission evaluation, which involves an evaluation of psychological, cognitive and situational factors is completed for each prospective patient. In addition, each prospective patient is given a physical examination upon admission. Diagnostic tools, including those developed by the American Psychological Association, the American Society of Addiction Medicine and the Substance Abuse Subtle Screening Inventory are used to develop an individualized treatment plan for each client. The treatment regimen involves an interdisciplinary team which integrates the twelve-step principles of self-help organizations, individual and group counseling, family therapy, psychological assessment, psychiatric support, stress management, dietary planning, vocational counseling and pastoral support. Highland Ridge also offers extensive aftercare assistance at programs strategically located in areas of client concentration throughout the United States. Highland Ridge maintains a comprehensive array of professional affiliations to meet the needs of discharged patients and other individuals not admitted to the hospital for treatment.

   Highland Ridge was the first private for-profit hospital in the State of Utah to address specifically the special needs of chemically dependent women. Approximately 80 women have been treated at no charge since the program's inception in 1988. In addition, Highland Ridge has contracted with Salt Lake County to provide medical detoxification services for women. The hospital also operates a specialized continuing care support group to address the unique needs of women and minorities with an emphasis on the needs of Native Americans.

   Highland Ridge periodically conducts or participates in research projects. Highland Ridge was the site of a recent research project conducted by the University of Utah Medical School. The research explored the relationship between individual motivation and treatment outcomes. The research was regulated and reviewed by the Human Subjects Review Board of the University of Utah and was subject to federal standards that delineated the nature and scope of research involving human subjects. Highland Ridge benefited from this research by expanding its professional relationships within the medical school community and by applying the findings of the research to improve the quality of services the Company delivers.

   The Highland Ridge premises consists of approximately 16,072 square feet of space occupying two full stories of a three-story building. The Company is in its fourteenth year of a fifteen-year lease, which provides for monthly rental payments of approximately $21,000 for the remainder of the lease term. The lease expires on September 30, 1998, and contains an option to renew. During the term of the lease or any extension thereof, the Company has a right of first refusal on any offer to purchase the leased premises. The Company believes that these premises are adequate for its current and anticipated needs.

   MOUNT REGIS CENTER

   Mount Regis is a 25-bed, free-standing alcohol and drug treatment center located in Salem, Virginia, near Roanoke. The business, which was acquired in 1987, is the oldest program of its kind in the Roanoke Valley. Mount Regis is accredited by the JCAHO, and licensed by the Department of Mental Health, Mental Retardation and Substance Abuse Services of the Commonwealth of Virginia.

   Mount Regis' patient population typically ranges in age from 18 to 70. In the June 30, 1996 fiscal year, approximately 36% of Mount Regis' clients were minority group members and 19% were females. Approximately 101 women have been treated in an inpatient setting at no charge since the program's inception. The programs at Mount Regis are designed to be sensitive to the needs of women and minorities. The majority of Mount Regis clients are from Virginia and surrounding states. In addition, because of its relatively close proximity and accessibility to New York, Mount Regis has been able to attract an increasing number of referrals from New York-based labor unions.

   Mount Regis has established programs which allow the Company to better treat dual diagnosis patients (those suffering from both substance abuse and psychiatric disorders), cocaine addiction and relapse-prone patients. The multi-disciplinary case management, aftercare and family programs are designed to prevent relapse.

   Mount Regis also operates a free-standing outpatient clinic in Roanoke called Changes ("Changes"). The Changes clinic provides structured intensive outpatient treatment for patients who have been discharged from Mount Regis and for patients who do not need the formal structure of a residential treatment program. The program is licensed by the Commonwealth of Virginia and approved for reimbursement by major insurance carriers.

   The Company owns the Mount Regis facility which consists of a three-story wooden building located on an approximately two-acre site in a residential neighborhood. The building consists of over 14,000 square feet and is subject to a mortgage in the approximate amount of $500,000. Changes is currently located in a leased 1,500 square foot office in Roanoke, Virginia, but will be relocated to the PCV facility in the near future. The Company believes that these premises are adequate for its current and anticipated needs.

   GOOD HOPE CENTER

   On March 16, 1994, the Company completed the purchase of the operating assets of Good Hope, a 49-bed substance abuse treatment facility located in West Greenwich, Rhode Island, together with related outpatient programs. In addition to the West Greenwich facility, Good Hope has a satellite location in North Smithfield, Rhode Island. The West Greenwich facility is located on an approximately 70-acre site three hours from New York City and one hour from Boston. Good Hope has both adult and adolescent programs which are located in separate buildings. Outpatient and day treatment programs are also located at this site. The satellite site operates both outpatient and day treatment substance abuse programs.

   Good Hope concentrates on providing services to insurers, managed care networks and health maintenance organizations (HMO's). Good Hope provides the same quality of individualized treatment provided by the Company's other facilities by working closely with the managed care staff. The Company recognizes that not all clients are in need of, nor are appropriate recipients of, acute care alcohol and drug treatment services. Good Hope also utilizes its outpatient programs to provide a continuum of care to local patients. The day treatment license permits treatment of substance abuse, which encompasses primary diagnoses of both alcohol abuse and drug abuse.

   Good Hope's substance abuse treatment program for adolescents has filled a need of the Company's other facilities for a reliable referral for adolescents. Most of the patients treated at Good Hope are from the New England area and approximately 30% are minorities.

   Good Hope continues to operate at a loss because of a decline in length of stay and lower reimbursements from third party payors. However, the Company's management team is focused on reducing expenses, increasing revenue and enhancing programming and has recently established new contracts which should stabilize the patient census.

   The Company leases the West Greenwich property. The lease runs for twenty years and is currently in its fourth year. The rent is $13,000 through June, 1997 at which time the landlord has agreed to renegotiate the terms. The Company has an irrevocable option to purchase the property for $1,150,000 on March 1, 1998 or $1,100,000 on March 1, 1999 or any subsequent March 1 through the end of the lease. The West Greenwich facility consists of three buildings, containing a total of approximately 25,000 square feet, located on an approximately 70-acre parcel of land.

   The Company has leased the North Smithfield satellite location for a three year term ending October 31, 1998 and pays $1,700 per month. The North Smithfield location consists of approximately 2,180 square feet. The Company believes that these premises are adequate for its current and anticipated needs.

OPERATING STATISTICS

     The  following  table  reflects   selected   financial  and  statistical
information for the operating companies offering substance abuse treatment:

                                            Six Months
                                              ended       Year Ended June 30,
                                           December 31,
                                               1996         1996        1995

 Net patient service revenues...........    $4,046,618  $10,307,262 $8,894,976
 PDS2 Revenues(1).......................      $263,875     $233,164   $128,157
 Net revenues per patient day(2)........          $401         $380       $397
 Average occupancy rate(3)..............            60%          63%        66%
 Total number of licensed beds at end
      of period.........................           108          108        108

--------------

(1) PDS2 is Pioneer Development and Support Services located in the Company's Highland Ridge facility in Salt Lake City, Utah. It provides clinical support, referrals, management and professional services for a number of the Company's national contracts.

(2) Net revenues per patient day is net patient service revenues divided by total patient days.


     (3) Average occupancy rates were obtained by dividing the total number of patient days in each period by the number of beds available in such period. The total beds available include only 47 days for Marin Grove in 1995 due to its closing. In calculating average occupancy rates, the total number of patient days includes patient days attributed to scholarship patients as well as patient days attributed to relapse patients for whom treatment is provided by the Company without charge. In each of the fiscal years ended June 30, 1995 and 1996 and the six months ended December 31, 1996, these patient days accounted for less than 5% of the total number of patient days for the same period.

PSYCHIATRIC FACILITIES

   INTRODUCTION

   The Company believes that its proven ability to provide high quality, cost-effective care in the treatment of substance abuse will enable it to grow in the related behavioral health field of psychiatric treatment. The Company's main advantage is its ability to provide an integrated delivery system of inpatient and outpatient care. As a result of integration, the Company is better able to manage and track patients.

   The Company's inpatient psychiatry services are offered at Harbor Oaks. The Company currently operates five outpatient psychiatric facilities.

   The Company's philosophy at these facilities is to provide the most appropriate and efficacious care with the least restrictive modality of care. Case management is handled by an attending physician and a case manager with continuing oversight of the patient as the patient receives care in different locations or programs. The integrated delivery system allows for better patient tracking and follow-up, and fewer repeat procedures and therapeutic or diagnostic errors. Each new patient receives a thorough diagnostic write-up and a full history is taken. In addition, new patients also receive a full physical examination after which an individualized treatment program is designed which may include inpatient and/or outpatient treatment at one or more of the company's facilities.

   Patients are referred from managed health care organizations, state agencies, individual physicians and by patients themselves. The patient population at these facilities ranges from children as young as 5 years of age to senior citizens. The psychiatric facilities treat a larger percentage of female patients than the substance abuse facilities and do not accept any patients who require physical or chemical restraints or pose a risk of violence or harm to other patients.

   HARBOR OAKS

   Harbor Oaks Hospital is a 64 bed psychiatric hospital located in New Baltimore, Michigan, approximately 20 miles northeast of Detroit, which was acquired by the Company in September, 1994. Harbor Oaks Hospital is licensed by the Michigan Department of Commerce and is accredited by JCAHO. Harbor Oaks provides inpatient psychiatric care, partial hospitalization and outpatient treatment to children, adolescents and adults. Harbor Oaks Hospital has serviced clients from Macomb, Oakland and St. Clair Counties and has now expanded its coverage area to include Wayne, Sanilac and Livingston Counties.

   Harbor Oaks Hospital works in conjunction with New Life Treatment Centers, Inc. ("New Life") to offer counseling programs with a traditional Christian philosophy on an inpatient and partial hospitalization basis. This program has attracted patients from across the state and throughout the midwest and northeast United States. The contract with New Life has a term of two years commencing on July 25, 1995. Harbor Oaks pays New Life a monthly fee equal to 50% of net receipts from the program, not including receipts from Medicare, Medicaid, CHAMPUS and other federally funded programs. Under this contract, Harbor Oaks must pay New Life a minimum of $52,500 per month. In addition, Harbor Oaks must pay New Life a fixed fee of $7,500 per month for each patient whose treatment is covered by a federally funded program.

   The Company utilizes the Harbor Oaks facility as a mental health resource to complement its nationally focused substance abuse treatment programs.

   Harbor Oaks Hospital has a specialty program that treats substance abuse patients who have a coexisting psychiatric disorder. This program provides an integrated holistic approach to the treatment of individuals who have both substance abuse and psychiatric problems. The program is offered to both adults and adolescents.

   On February 10, 1997, Harbor Oaks Hospital opened an 8-bed adjudicated residential unit serving adolescents with a substance abuse problem and a co-existing mental disorder who have been adjudicated to have committed criminal acts and who have been referred or required to undergo psychiatric treatment by a court or family service agency. The patients in the program range from 13 to 18 years of age. The program provides patients with educational and recreational activities and adult life functioning skills as well as treatment. Typically, a patient is admitted to the unit for 30 days to six months, with a case review at six months to determine if additional treatment is required.

   HARMONY HEALTHCARE

   Harmony Healthcare, located in Las Vegas, Nevada, provides outpatient psychiatric care to children, adolescents and adults in the local area. Harmony also operates employee assistance programs for railroads, health care companies and several large casino companies including Boyd Gaming Corporation, the MGM Grand, the Mirage and Treasure Island resorts with a rapid response program to provide immediate assistance 24 hours a day.

   TOTAL CONCEPT EAP

   Total Concept, an outpatient clinic located in Shawnee Mission, Kansas, provides psychiatric and substance abuse treatment to children, adolescents and adults and manages employee assistance programs for local businesses, gaming, railroads and managed health care companies.

   NORTH POINT-PIONEER, INC.

   NPP consists of five psychiatric clinics in Michigan. The clinics provide outpatient psychiatric and substance abuse treatment to children, adolescents and adults operating under the name Pioneer Counseling Center. The five clinics are located in close proximity to the Harbor Oaks facility which provides more efficient integration of inpatient and outpatient services, a larger coverage area and the ability to share personnel which results in cost savings.

   PIONEER COUNSELING OF VIRGINIA, INC.

   PCV provides outpatient psychiatric services to adults, adolescents and children through a physicians' practice in Roanoke, Virginia. PCV is 80% owned by the Company. The medical directors, who are employees of the Company, own the remaining 20%.

   BSC-NY, INC.

   BSC provides management and administrative services to psychotherapy and psychological practices in the greater New York City metropolitan area. BSC is affiliated with several hundred outpatient providers and, in addition, has contracts to provide employee assistance services to the employees of Suffolk County, New York and to employees of certain other companies.

   PSYCHIATRIC FACILITIES

   The Company owns or leases premises for each of its psychiatric facilities. The Company believes that all of these premises are adequate for its current and anticipated needs.

     The Company owns the building in which Harbor Oaks operates, which is a single story brick and wood frame structure comprising approximately 32,000 square feet situated on an approximately three acre site. The Company has a $1,100,000 mortgage on this property.

   PCV has entered into a Purchase and Sale Agreement for the purchase of an approximately 7,500 square foot building in Salem, Virginia. PCV anticipates that the closing will occur not later than the end of April, 1997. The building will be subject to a mortgage in the approximate amount of $540,000.

   Harmony, Total Concept, NPP and BSC each lease their premises. The Company believes that each of these premises is leased at fair market value and could be replaced without significant time or expense if necessary.

                              OPERATING STATISTICS

   The  following  table  reflects   selected   financial  and  statistical
information for Harbor Oaks and all outpatient facilities.


                              Six Months            Year Ended
                                 Ended               June 30,
                             December 31,
                                 1996           1996          1995
         Inpatient

Net patient service revenues $2,808,695   $   5,296,874  $   2,755,642

Net revenues per patient     $      612   $         548  $         533
day(1)
Average occupancy rate(2)          71.2%           64.4%          52.2%
Total number of licensed beds
  at end of period                   64              64             64
Source of Revenues:
   Private(3)                       78.0%          75.5%          63.6%
   Government(4)                    22.0%          24.5%          36.4%
  Partial Hospitalization
Net patient service revenues $    373,380   $    921,537  $     449,215

Net revenues per patient     $        298   $        261  $         176
day(1)
         Outpatient
Net Revenues:
   Individual                $  1,460,651   $     648,302

   Contract                  $    343,342   $     503,365

Sources of revenues:
   Private                            99%              89%
   Government                          1%              11%


     (1) Net revenues per patient day equals net patient service revenues divided by total patient days. (2) Average occupancy rates were obtained by dividing the number of patient days in each period by the number of beds available in such period. (3) Private pay percentage is the percentage of total patient days derived from all payors other than Medicare and Medicaid. (4) Government pay percentage is the percentage of total patient days derived from the Medicare and Medicaid programs. Government total for 1996 reflects increase in higher acuity Medicare patients and Medicaid patients.

LONG-TERM CARE FACILITY

   INDUSTRY BACKGROUND

   The fastest growing market in the health care industry is the segment which provides services for people 65 years of age and older. Demographers predict that this segment of the population will increase dramatically in the next 20 years. The Company believes that there is a current shortage of long-term care facilities which provide subacute and skilled nursing care and that such shortage will be exacerbated by this population trend.

   FRANVALE

   The Company owns and operates a 128-bed, multi-level, long-term care facility in Braintree, Massachusetts. For the fiscal year ended June 30, 1996, Franvale operated at 87.1% of capacity.

   In September, 1994, the Company received approval from the Commonwealth of Massachusetts for a 25-bed addition to the Franvale facility. Under a one-time regulatory exemption, the Company added an additional 12 beds to Franvale, for a total of 37 new beds, and renovated the existing facility during the 1995 and 1996 fiscal years. To finance this addition and renovation, the Company applied for and received Section 232 Mortgage Financing in an amount of $6,822,700 from HUD. Approximately $2.9 million of that amount was used for the new construction and renovation, which began September 13, 1994, and approximately $2,327,230 was used to repay all indebtedness, plus accrued interest, relating to Franvale, including $497,500 of indebtedness owing to the FDIC. The construction was completed in September 1995. The Company began operation of the new addition on September 29, 1995. The final amount of the mortgage was $6,822,700 as determined by the HUD process of cost certification on July 9, 1996. The monthly debt service is approximately $54,000.

   The refinancing described in the preceding paragraph was accomplished through guarantees provided by the U.S. Department of Housing and Urban Development under Section 232 of The National Housing Act. A non-recourse loan in the amount of $6,822,700 was provided by Charles River Mortgage Company of Boston, Massachusetts in return for a promissory note and mortgage of the Company in the same amount. This amount was adjusted after HUD's final cost certification process completed in July, 1996. The annual interest is 9.25% and the note is payable over a forty-year period commencing January 1, 1996. Pre-payment is allowed with penalty from October 1, 2000 through October 1, 2005, with no penalty after October 1, 2005. All pre-existing debt relating to Franvale was paid by the Company out of the proceeds of the refinancing; $497,500 was paid to the Federal Deposit Insurance Company, $1,823,839 was paid to CMS Capital Ventures, Inc. and $5,888 was paid to Trans National Leasing.

   Currently, the majority of the services provided by the Company at its Franvale facility are skilled nursing services. The short-term rehabilitation and subacute services provided include several forms of intravenous therapy, total parenteral (intravenous) nutrition and pain management. Other subacute services offered include hospice care, wound management and tracheotomy care. The skilled therapeutic services offered by the Company include occupational, physical and speech therapy, respiratory modalities and continence retraining programs. Franvale was the first long-term care facility in Massachusetts to hold DPH certification in all of the modalities of parenteral (intravenous) infusion therapy, and is a leader among long-term care facilities in responding to the needs of the managed care market and for providing transfusion services in a setting that combines the prerequisite skill and cost effectiveness. With completion of the addition and renovation project, the Company is expanding the subacute services it offers to include expanded respiratory therapy services (i.e., mechanically assisted ventilation), peritoneal and neurobehavioral therapeutic services.

   The Company owns the two story building in which Franvale is located which consists of approximately 44,000 square feet. The Company believes that these premises are adequate for its current and anticipated needs.

     On February 19, 1997, the Company's Franvale Nursing and Rehabilitation Center ("Franvale") was cited for serious patient care and safety deficiencies by the Massachusetts Department of Public Health as the result of a routine survey. A civil penalty of $3,050 per day was imposed which was reduced to $2,250 per day on March 12, 1997, which fines continue to accrue. If the Company does not appeal the imposition of the fines and the deficiency notice, the penalties could be reduced by 35%. At the time of the original citation, the Company was notified by the Department of Public Health and by the federal agency, HCFA, that Franvale would be terminated from the Medicare and Medicaid programs unless Franvale was in substantial compliance with regulatory requirements by March 14, 1997. Franvale submitted a plan of correction to the Department of Public Health and on March 12, 1997, as the result of a resurvey by the Department of Public Health, a new statement of deficiencies was issued, which contained a significant number of violations but recharacterized the level of seriousness of the deficiencies to a lower degree of violation and which extended the threatened date of termination to April 30, 1997.

     As a result of the new statement of deficiencies, the Department of Public Health had precluded the Company from admitting new patients to its Franvale facility until at least April 30, 1997. However, on April 11, 1997, the Company received authority to admit new patients on a case by case basis, previous patients must still be readmitted to the Franvale facility from a hospital only after a case by case review by the Department of Public Health. The Company is obligated to notify the attending physician of each resident of Franvale who was found to have received substandard care of the deficiency notice and is obligated also to notify the Massachusetts board which licenses the administrator of Franvale. HCFA has informed the Company that it will publish a notice of inpending termination in the Boston Globe not later than April 14, 1997, unless Franvale has been found to be in substantial compliance by that date.

     The Company has replaced the management team at Franvale and is attempting to bring the facility into substantial compliance at the earliest possible date, including by expenditure of significant sums for staffing and programmatic improvements. After further review, the Company engaged Oasis Management Company ("Oasis") on November 1, 1996 to provide management services to Franvale. The Company is negotiating a contract with Oasis which has not yet been finalized. The Company currently pays Oasis $6,250 per month for its services. The Company conducted an intensive staff review which resulted in a total reorganization. The present staff was provided with in-service training. The Company is continuing an extensive program of review to ensure that Franvale remains in compliance. However, if the Franvale facility is not in substantial compliance before April 30, 1997, Franvale may be unable to admit new patients, continue to be subject to a case by case review of readmissions, continue to incur significant civil penalties, lose its certification under the Medicare and Medicaid programs, which would materially affect the number of residents at the facility and would call into question its ability to operate, and could lose its licensure altogether. The Company anticipates that the State will resurvey the facility on April 16, 1997.

   As a result of the decrease in census resulting from the inability of Franvale to admit new patients and the limitations on its ability to re-admit patients, the monetary penalties which continue to accrue, and the expenses that have been incurred by the Company in an attempt to cure the cited deficiencies, the Company anticipates a material adverse effect on its financial results for the quarter ended March 31, 1997 with the possibility of continued adverse financial impacts in future quarters.

   The Company is confident that the deficiencies at Franvale have been corrected, as evidenced by the second plan of correction that has been submitted to the Department of Public Health. On April 8, 1997, Franvale submitted a statement of allegation of substantial compliance with the Department of Public Health and anticipates that resurveyance of Franvale by the Department will occur shortly. If Franvale is not found to be in substantial compliance by the Department of Public Health as a result of the such resurvey, the Company intends to appeal the decision.


   OPERATING STATISTICS

   The following table reflects selected financial and statistical information for Franvale:

                                       Six Months ended    Year ended June 30,
                                       December 31,
                                           1996           1996        1995
Net patient service revenues ......    $3,211,066     $5,043,922     $4,180,471
Net revenues per patient ..........    $      136     $      137     $      135
day(1)
Average occupancy rate(2) .........          93.8%          87.1%          92.7%
Total number of licensed beds
 at end of period..................           128            128             91

Source of revenues:
   Private(3) .....................            18%             8%             8%
   Government(4) ..................            82%            92%            92%

____________

(1) Net revenues per patient day equals net patient service revenues divided by total patient days.
(2) Average occupancy rates were obtained by dividing the number of patient days in each period by the number of beds available in such period.
(3) Private pay percentage is the percentage of total patient days derived from all payors other than Medicare and Medicaid.
(4) Government pay percentage is the percentage of total patient days derived from the Medicare and Medicaid programs.

MARKETING

   Each of the Company's substance abuse facilities conducts its own marketing efforts. Mount Regis has two individuals on staff who are responsible for the marketing of that facility's services. Highland Ridge has three individuals on staff, and Good Hope has two individuals on staff who are dedicated to marketing the services of those facilities. Each of the Company's psychiatric facilities conducts its own marketing efforts both locally and nationally. Harbor Oaks has three individuals on staff and Harmony Healthcare has two individuals on staff who are dedicated to marketing the services of those facilities. Total Concept, BSC and PCV each have an individual on staff whose duties include clinical, administrative and marketing responsibilities. NPP's marketing efforts are run by the Harbor Oaks staff. Franvale, the Company's long-term care facility, also conducts its own local and national/regional marketing and has one individual on staff dedicated to marketing. The Company's national marketing efforts are coordinated by its National Marketing Director who reports to the Company's Executive Vice President.

   The Company has been successful in securing a number of national accounts with a variety of corporations including: Boyd Gaming, Canadian Rail, Conrail, CSX, Hard Rock, the IUE, MCC, MGM, The Mirage, Station Casinos, Union Pacific Railroad, Union Pacific Railroad Hospital Association, VBH, and others.

   The Company markets its substance abuse, inpatient psychiatric and outpatient mental health services both locally and nationally. With respect to substance abuse and psychiatric care, the Company intends to continue its marketing strategy focusing on referral resources in safety sensitive industries, such as transportation, oil and gas exploration, heavy machinery and equipment, manufacturing and health services. The Company has also seen significant growth in the gaming industry both in Nevada and nationally.

    In addition to providing excellent services and treatment outcomes, the Company will continue to negotiate pricing policies to attract patients for long-term intensive treatment which meet length of stay and clinical requirements established by insurers, managed health care organizations and the Company's internal professional standards. The Company, with the support of its owned integrated outpatient systems and management services, plans to pursue more at-risk contracts and outpatient, managed health care fee-for-service contracts.

   The Company's inpatient services are complimented by an integrated system of comprehensive outpatient mental health clinics and physician practices owned or managed by the Company. These clinics and medical practices are strategically located in Nevada, Virginia, Kansas City, Michigan, Utah and New York. They make it possible for the Company to offer wholly integrated, comprehensive, mental health services for corporations and managed care organizations on an at-risk or exclusive fee-for-service basis. Additionally, the Company operates Pioneer Development and Support Services (PDS2) located in the Highland Ridge facility in Salt Lake City, Utah. PDS2 provides clinical support, referrals, management and professional services for a number of the Company's national contracts. It gives the Company the capacity to provide a complete range of fully integrated mental health services.

   The Company's marketing efforts for long-term care facilities will continue to emphasize the specialized, transitional, sub-acute services provided by Franvale. The Franvale facility provides care to patients who no longer require higher, more costly, acute care provided in intensive care settings at hospitals, but still require nursing intervention and use of a significant amount of auxiliary medical services including intravenous rehabilitation, respiratory and integral therapies. The Company believes that acute care hospitals seek to transfer certain patients who have entered recuperative periods, but who are not yet well enough to be cared for at home, to facilities which offer the type of intensive care available at Franvale. The Company believes that such patients represent a large market, but one which currently is underserved. The Company hopes to continue its relationship with existing acute care hospitals for transitional patients and to develop other networks with health care providers to increase its census, particularly of higher paying private pay and long-term care insured patients.

GROWTH STRATEGY

   The Company plans to acquire businesses that will contribute to overall profitability within a short period of time after the acquisition. The Company may also make acquisitions in areas that will further support the integrated delivery system in markets that it currently services.

   The Company has established certain criteria to be applied in pursuing growth opportunities. Ideally, substance abuse and psychiatric acquisition targets would be easily accessible to transportation, would be relatively small and located in areas perceived by the Company to be generally underserved by the services the Company would provide.

   Long-term care facilities generally serve patients within a limited geographical area. The Company's initial acquisition focus in the long-term care market will be in New England. The company anticipates that in evaluating acquisition candidates in the long-term care market, it will concentrate on facilities that are configured to provide the specialized, subacute services which are provided at Franvale.

COMPETITION

   The Company's substance abuse programs compete nationally with other health care providers, including general and chronic care hospitals, both non-profit and for-profit, other substance abuse facilities and short-term detoxification centers. Some competitors have substantially greater financial resources than the Company. The Company believes, however, that it can compete successfully with such institutions because of its success in treating poor-prognosis patients. The Company will compete through its focus on such patients, its willingness to negotiate appropriate rates and its capacity to build and service corporate relationships.

   The Company's psychiatric facilities and programs compete primarily within the respective geographic area serviced by them. The Company competes with private doctors, hospital-based clinics, hospital-based outpatient services and other comparable facilities. The main reasons that the Company competes well are its integrated delivery and dual diagnosis programming. Integrated delivery provides for more efficient follow-up procedures and reductions in length of stay. Dual diagnosis programming provides a niche service for clients with a primary mental health and a secondary substance abuse diagnosis. The dual diagnosis service was developed in response to demand from insurers, employees and treatment facilities.

   With respect to long-term care, the Company's competitors include hospitals, long-term care facilities and hospices which provide both custodial and subacute care. The Company competes in the long-term market within a 25-mile radius from its Franvale facility. The success of a long-term care facility depends on various factors, including the quality of its amenities and facility, the professionalism of its staff and its location. The Company believes that it can compete successfully in the long-term care market, notwithstanding the fact that its competitors are numerous and in many cases have greater financial resources than the Company, by continuing to provide intensive, cost-effective and innovative treatment and by acquiring new facilities or upgrading its existing facilities, as it has done through the construction and renovation project at Franvale, so that the physical plant appeals to private paying patients.

REVENUE SOURCES AND CONTRACTS

   The Company has entered into relationships with numerous employers, labor unions and third-party payors to provide services to their employees and members for the treatment of substance abuse and psychiatric disorders. In addition, the Company admits patients who seek treatment directly without the intervention of third parties and whose insurance does not cover these conditions in circumstances where the patient either has adequate financial resources to pay for treatment directly or is eligible to receive free care at one of the Company's facilities. Most of the Company's psychiatric patients either have insurance or pay at least a portion of treatment costs. Free treatment provided each year amounts to less than 5% of the Company's total patient days.

   Each contract is negotiated separately, taking into account the insurance coverage provided to employees and members, and, depending on such coverage, may provide for differing amounts of compensation to the Company for different subsets of employees and members. The charges may be capitated, or fixed with a maximum charge per patient day, and, in the case of larger clients, frequently result in a negotiated discount from the Company's published charges. The Company believes that such discounts are appropriate as they are effective in producing a larger volume of patient admissions. When non-contract patients are treated by the Company, they are billed on the basis of the Company's standard per diem rates and for any additional ancillary services provided to them by the Company.

QUALITY ASSURANCE AND UTILIZATION REVIEW

   The Company has established comprehensive quality assurance programs at all of its facilities. These programs are designed to ensure that each facility maintains standards that meet or exceed requirements imposed upon the Company with the objective of providing high-quality specialized treatment services to its patients. To this end, the Company's inpatient facilities are accredited by the Joint Commission on Accreditation of Healthcare Organizations ("JCAHO") and the Company's outpatient facilities comply with the standards of National Commission Quality Assurance ("NCQA") although the facilities are not NCQA certified. The Company's professional staff, including physicians, social workers, psychologists, nurses, dietitians, therapists and counselors, must meet the minimal requirements of licensure related to their specific discipline, in addition to each facility's own internal quality assurance criteria. The Company participates in the federally mandated National Practitioners Data Bank which monitors professional accreditation nationally.

   In response to the increasing reliance of insurers and managed care organizations upon utilization review methodologies, the Company has adopted a comprehensive documentation policy to satisfy relevant reimbursement criteria. Additionally, the Company has developed an internal case management system which provides assurance that services rendered to individual patients are medically appropriate and reimbursable.

GOVERNMENT REGULATION

   The Company's business and the development and operation of the Company's facilities are subject to extensive federal, state and local government regulation. In recent years, an increasing number of legislative proposals have been introduced at both the national and state levels that would effect major reforms of the health care system if adopted. Among the proposals under consideration are reforms to increase the availability of group health insurance, to increase reliance upon managed care, to bolster competition and to require that all businesses offer health insurance coverage to their employees. The Company cannot predict whether any such legislative proposals will be adopted and, if adopted, what effect, if any, such proposals would have on the Company's business.

   In addition, both the Medicare and Medicaid programs are subject to statutory and regulatory changes, administrative rulings, interpretations of policy, intermediary determinations and governmental funding restrictions, all of which may materially increase or decrease the rate of program payments to health care facilities. Since 1983, Congress has consistently attempted to limit the growth of federal spending under the Medicare and Medicaid programs and will likely continue to do so. Additionally, congressional spending reductions for the Medicaid program involving the issuance of block grants to states is likely to hasten the reliance upon managed care as a potential savings mechanism of the Medicaid program. As a result of this reform activity the Company can give no assurance that payments under such programs will in the future remain at a level comparable to the present level or be sufficient to cover the costs allocable to such patients. In addition, many states, including the Commonwealth of Massachusetts and the State of Michigan, are considering reductions in state Medicaid budgets.

   HEALTH PLANNING REQUIREMENTS

     Some of the states in which the Company operates, and many of the states where the Company may consider expansion opportunities, have health planning statutes which require that prior to the addition or construction of new beds, the addition of new services, the acquisition of certain medical equipment or certain capital expenditures in excess of defined levels, a state health planning agency must determine that a need exists for such new or additional beds, new services, equipment or capital expenditures. These state determination of need or certificate of need ("DoN") programs are designed to enable states to participate in certain federal and state health related programs and to avoid duplication of health services. DoN's typically are issued for a specified maximum expenditure, must be implemented within a specified time frame and often include elaborate compliance procedures for amendment or modification, if needed. Several states, including the Commonwealth of Massachusetts, have instituted moratoria on some types of DoN's or otherwise stated an intent not to grant approvals for certain health services. Such moratoria may adversely affect the Company's ability to expand in such states, but may also provide a barrier to entry to potential competitors.

   LICENSURE AND CERTIFICATION

   All of the Company's facilities must be licensed by state regulatory authorities. The Company's Franvale and Harbor Oaks facilities are certified for participation as providers in the Medicare and Medicaid programs.

   The Company's initial and continued licensure of its facilities, and certification to participate in the Medicare and Medicaid programs, depends upon many factors, including accommodations, equipment, services, patient care, safety, personnel, physical environment, the existence of adequate policies, procedures and controls and the regulatory process regarding the facility's initial licensure. Federal, state and local agencies survey facilities on a regular basis to determine whether such facilities are in compliance with governmental operating and health standards and conditions for participating in government programs. Such surveys include review of patient utilization and inspection of standards of patient care. The Company will attempt to ensure that its facilities are operated in compliance with all such standards and conditions. To the extent these standards are not met, however, the license of a facility could be restricted, suspended or revoked, or a facility could be decertified from the Medicare or Medicaid programs.

   MEDICARE REIMBURSEMENT

   Currently, the Company's substance abuse facilities do not receive reimbursement under the Medicare program for services rendered. The Franvale and Harbor Oaks facilities do, however, rely upon such reimbursement as presumably will other long-term care and psychiatric facilities which may be acquired or established by the Company. The Medicare program reimburses long-term care facilities for routine operating costs, capital costs and ancillary costs. Routine operating costs are subject to a routine cost limitation set for each location. Such routine cost limitations are not applicable for the first three years of the facility's operations. Owing to its high acuity patient population, Franvale has received an exception to this routine cost limit for calendar years 1993, 1994, 1995 and 1996. Capital costs include interest expenses, property taxes, lease payments and depreciation expense. Interest and depreciation are calculated based upon the original owner's historical cost (plus the cost of subsequent capital improvements) when changes in ownership have occurred or occur after July 1984. Ancillary costs are reimbursed at actual cost to Medicare beneficiaries based on prescribed cost allocation principles.

   On December 13, 1989, the Catastrophic Care Act of 1988 (the "Catastrophic Care Act") was repealed. Prior to the effective date of the Catastrophic Care Act, federal law provided, as a precondition to Medicare coverage of skilled nursing facility services, that the Medicare beneficiary must have been an inpatient in an acute care hospital for at least three days preceding admission to the nursing facility, with such admission occurring within thirty days after discharge from the acute care hospital. Because the Catastrophic Care Act has been repealed, that precondition to Medicare coverage of skilled nursing facility services has been reinstated. However, the Catastrophic Care Act's expanded definition of skilled care, which increased beneficiaries' access to skilled nursing services, has been retained.

   The Medicare program generally reimburses psychiatric facilities pursuant to its prospective payment system ("PPS"), in which each facility receives an interim payment of its allowable costs during the year which is later adjusted to reflect actual allowable direct and indirect costs of services based upon the submission of a cost report at the end of each year. However, current Medicare payment policies allow certain psychiatric service providers an exemption from PPS. In order for a facility to be eligible for exemption from PPS, the facility must comply with numerous organizational and operational requirements. PPS-exempt providers are cost reimbursed, receiving the lower of reasonable costs or reasonable charges. The Medicare program fiscal intermediary pays a per diem rate based upon prior year costs, which may be retroactively adjusted upon the submission of annual cost reports.

     The  Harbor  Oaks  facility  is  currently  PPS-exempt.  The  amount of its
cost-based   reimbursement   may  be  limited  by  the  Tax  Equity  and  Fiscal
Responsibility Act of 1982 ("TEFRA") and regulations promulgated thereunder. Generally, TEFRA limits the amount of reimbursement a facility may receive to a target amount per discharge, adjusted annually for inflation. This target amount is based upon a facility's reasonable Medicare operating cost divided by Medicare discharges, plus a per diem allowance for capital costs, during its base year of operations. It is not possible to predict the ability of Harbor Oaks to remain PPS-exempt or to anticipate the impact of TEFRA upon the reimbursement received by Harbor Oaks in future periods.

   In order to receive Medicare reimbursement, each participating facility must meet the applicable conditions of participation set forth by the federal government relating to the type of facility, its equipment, its personnel and its standards of medical care, as well as compliance with all state and local laws and regulations. In addition, Medicare regulations generally require that entry into such facilities be through physician referral. The Company must offer services to Medicare recipients on a non-discriminatory basis and may not preferentially accept private pay or commercially insured patients.

   MEDICAID REIMBURSEMENT

   Currently, the Company's substance abuse facilities do not receive reimbursement under any state Medicaid program. The Franvale and Harbor Oaks facilities do, however, rely upon Medicaid reimbursement, as presumably will other long-term care facilities which may be acquired or established by the Company. A portion of Medicaid costs are paid by states under the Medicaid program and the federal matching payments are not made unless the state's portion is made. Accordingly, the timely receipt of Medicaid payments by a facility may be affected by the financial condition of the relevant state.

   Harbor Oaks, the Company's psychiatric facility, is a participant in the Medicaid program administered by the State of Michigan. The great majority of patients reimbursed under this program are adolescents. Harbor Oaks receives reimbursement from the State of Michigan Medicaid program on a per diem basis, inclusive of ancillary costs. The rate is determined by the state and is adjusted annually based on cost reports filed by the Company.

   The Franvale facility participates in the Medicaid program administered by the Commonwealth of Massachusetts. For 1996 and 1995, Massachusetts Medicaid continued to reimburse skilled nursing facilities on an acuity based prospective system. The 1996 and 1995 rates are based on costs reported and acuity data for 1993 and are adjusted by inflation factors. Under the rate formula established for 1997, Massachusetts nursing facilities received an average increase in their Medicaid rates of approximately 2.4%.

   Actual reimbursement of long-term care costs under the Massachusetts Medicaid program is based in part upon the acuity levels of individual patients. Any changes by the Commonwealth to the methods used to determine patient acuity will therefore affect Medicaid reimbursement to providers of long-term care. At this time the Company cannot predict the impact of future year rate changes on its operations.

   Payment to Medicaid providers in Massachusetts may be delayed or reduced due to budgetary constraints or limited availability of revenues due to general economic conditions affecting the Commonwealth. Such delays and reductions have occurred in the past and no assurance can be given that future reductions will not be made in the scope of covered services or the rate of increase in reimbursement rates, or that future reimbursement will be adequate to cover the provider's cost of providing service. The effect of such limitations or reductions will be to require management to carefully manage costs so that they will come within available reimbursement revenues, if possible.

   FRAUD AND ABUSE LAWS

   Various federal and state laws regulate the business relationships and payment arrangements between providers and suppliers of health care services, including employment or service contracts, and investment relationships. These laws include the fraud and abuse provisions of the Medicare and Medicaid statutes as well as similar state statutes (collectively, the "Fraud and Abuse Laws"), which prohibit the payment, receipt, solicitation or offering of any direct or indirect remuneration intended to induce the referral of patients, the ordering, arranging, or providing of covered services, items or equipment. Violations of these provisions may result in civil and criminal penalties and/or exclusion from participation in the Medicare, Medicaid and other government-sponsored programs. The federal government has issued regulations which set forth certain "safe harbors," representing business relationships and payment arrangements that can safely be undertaken without violation of the federal Fraud and Abuse Laws. Failure to fall within a safe harbor does not constitute a per se violation of the federal fraud and abuse laws. The Company believes that its business relationships and payment arrangements either fall within the safe harbors or otherwise comply with the Fraud and Abuse Laws.

EMPLOYEES

   As of March 15, 1997 the Company had 522 employees, of which 18 (17 full time) were employed through the Company's headquarters, 67 (44 full time) at Highland Ridge, 41 (29 full time) at Mount Regis, 51 (25 full time) at Good Hope, 140 (97 full time) at Franvale, 143 (91 full time) at Harbor Oaks, 14 (13 full time) at Harmony Healthcare, 5 (2 full time) at Total Concept, 6 (5 full time) at BSC, 34 (22 full time) at NPP and 3 (3 full time) at PCV. Of the Company's 522 employees, 382 are leased from Allied Resource Management of Florida, Inc. ("ARMFCO"), a wholly owned subsidiary of HRC ARMCO, Inc. (formerly known as Alliance Employee Leasing Corporation), a national employee leasing firm.

   The Company has elected to lease a substantial portion of its employees to provide more favorable employee health benefits at lower cost than would be available to the Company as a single employer and to eliminate certain administrative tasks which otherwise would be imposed on the management of the Company. The Company does not lease employees for its long-term care facility. The arrangements with ARMFCO are implemented through separate leases with the Company relating to each facility, other than Franvale, and are terminable by either party on 30 days' written notice. The agreements with ARMFCO provide that for all leased employees, ARMFCO will administer payroll (including withholding of state and federal payroll taxes), provide for compliance with workers' compensation laws, including procurement of workers' compensation insurance and administering claims, and procure and provide designated employee benefits. The Company retains the right to reject the services of any leased employee and ARMFCO has the right to increase its fees at any time upon thirty days' written notice or immediately upon any increase in payroll taxes, workers' compensation insurance premiums or the cost of employee benefits provided to the leased employees.

   The Company believes that it has been successful in attracting skilled and experienced personnel; competition for such employees is intense, however, and there can be no assurance that the Company will be able to attract and retain necessary qualified employees in the future. None of the Company's employees are covered by a collective bargaining agreement. The Company believes that its relationships with its employees are good.

INSURANCE

   Each of the Company's facilities maintains separate professional liability insurance policies. Mount Regis, Harbor Oaks, Harmony Healthcare, Total Concept, NPP and BSC have coverage of $1,000,000 per claim and $3,000,000 in the aggregate. Highland Ridge has limits of $1,000,000 per claim and $6,000,000 in the aggregate. Good Hope has coverage of $2,000,000 per claim and $6,000,000 in the aggregate. In addition, these entities maintain general liability insurance coverage in identical amounts. The Company's long-term care facility maintains general and professional liability coverage of $2,000,000, with a limit of $1,000,000 per claim and an aggregate of $5,000,000 excess coverage. PCV's two doctors are currently covered by their own malpractice policies. The Company plans to obtain separate insurance for PCV as soon as its facility is purchased.

   The Company maintains $1,000,000 of directors and officers liability insurance coverage and $1,000,000 of general liability insurance coverage. The Company believes, based on its experience, that its insurance coverage is adequate for its business and that it will continue to be able to obtain adequate coverage.

LEGAL PROCEEDINGS

   The Company received a notice from Pioneer Health Care, Inc., a Massachusetts non-profit corporation demanding that the Company discontinue use of its PIONEER HEALTHCARE trademark upon the grounds that the mark infringes the rights of Pioneer Health Care, Inc. under applicable law. Pioneer Health Care, Inc. threatened to proceed with the necessary legal action to prevent the Company from using the PIONEER HEALTHCARE mark, and to seek a cancellation of the registration that has been issued by the U.S. Patent Trademark Office (the "PTO") to the Company for the PIONEER HEALTHCARE mark, unless the Company complied with this demand. The Company refused to comply with this demand, whereupon Pioneer Health Care, Inc. filed a petition in the PTO seeking the cancellation of the Company's registration of its PIONEER HEALTHCARE trademark. The Company thereupon commenced litigation in the United States District Court for the District of Massachusetts seeking a declaratory judgment that its use of the PIONEER HEALTHCARE trademark does not infringe any rights of Pioneer Health Care, Inc. under applicable law, and that it has the right to maintain its registration of that mark. Pioneer Health Care, Inc. has filed a counterclaim in that litigation seeking injunctive and monetary relief against the Company upon claims of trademark infringement, trademark dilution and unfair competition. The Company is defending itself vigorously against those claims. Proceedings upon the petition filed by Pioneer Health Care, Inc. in the PTO seeking the cancellation of the Company's registration of its PIONEER HEALTHCARE trademark have been stayed pending the resolution of the litigation between the parties. An adverse decision could result in money damages against the Company and required discontinuance by the Company of the PIONEER HEALTHCARE mark could result in costs to the Company which could have a material adverse effect on the Company.

   In January 1996, the Company received notice that Mullikin Medical Center, A Medical Group, Inc., located in Artesia, California, filed a petition with the PTO seeking cancellation of the registration of the PIONEER HEALTHCARE mark. This litigation has been suspended pending the outcome of the proceedings described above.

   On or about November 25, 1996, the Company was named as a defendant in a complaint filed by Bentley Associates, L.P. in the Supreme Court of the State of New York (Civil Action No. 605870/96). The complaint arises out of an alleged breach of contract between Bentley Associates, L.P. and Behavioral Stress Center, Inc. for unpaid advisory fees. The complaint seeks compensatory damages and other equitable relief. The Company has meritorious defenses. On January 15, 1997, the Company filed a motion to dismiss which is currently pending before the court. The Company does not believe that an adverse decision would have a material adverse effect on the Company.

                                   MANAGEMENT

DIRECTORS AND OFFICERS

   The directors and officers of the Company are as follows:

NAME                                 AGE  POSITION
Bruce A. Shear....................   42   Director, President and Chief
                                          Executive Officer
Robert H. Boswell.................   48   Executive Vice President
Gerald M. Perlow, M.D. (1)(2)        58   Director and Clerk
Donald E. Robar (1)(2)............   59   Director and Treasurer
Paula C. Wurts....................   48   Controller, Assistant Clerk and
                                          Assistant Treasurer
Howard W. Phillips................   66   Director
William F. Grieco.................   43   Director

------------

(1) Member of Audit Committee.
(2) Member of Compensation Committee.

   All of the directors hold office until the annual meeting of stockholders next following their election, or until their successors are elected and qualified. The Compensation Committee reviews and sets executive compensation. Officers are elected annually by the Board of Directors and serve at the discretion of the Board. There are no family relationships among any of the directors or officers of the Company.

   Information with respect to the business experience and affiliations of the directors and officers of the Company is set forth below.

     BRUCE A. SHEAR has been President, Chief Executive Officer and a Director of the Company since 1980 and was Treasurer of the Company from September 1993 until February, 1996. From 1976 to 1980 he served as Vice President, Financial Affairs, of the Company. Mr. Shear has served on the Board of Governors of the Federation of American Health Systems for over ten years. Mr. Shear received an M.B.A. from Suffolk University in 1980 and a B.S. in Accounting and Finance from Marquette University in 1976.

     ROBERT H. BOSWELL has served as the Executive Vice President of the Company since 1992. From 1989 until the spring of 1994 Mr. Boswell served as the Administrator of the Company's Highland Ridge Hospital facility where he is based. Mr. Boswell is principally involved with the Company's substance abuse facilities. From 1981 until 1989, he served as the Associate Administrator at the Prevention Education Outpatient Treatment Program--the Cottage Program, International. Mr. Boswell graduated from Fresno State University in 1975 and from 1976 until 1978 attended Rice University's doctoral program in philosophy.

     GERALD M. PERLOW, M.D. has served as a Director of the Company since May 1993 and as Clerk since February, 1996. Dr. Perlow is a cardiologist in private practice in Lynn, Massachusetts, and has been Associate Clinical Professor of Cardiology at the Tufts University School of Medicine since 1972. Dr. Perlow is a Diplomat of the National Board of Medical Examiners and the American Board of Internal Medicine (with a subspecialty in cardiovascular disease) and a Fellow of the American Heart Association, the American College of Cardiology, the American College of Physicians and the Massachusetts Medical Center. From 1987 to 1990, Dr. Perlow served as the Director, Division of Cardiology, at AtlantiCare Medical Center in Lynn, Massachusetts. From October 30, 1996 to March 1, 1997, Dr. Perlow served as President and Director of Perlow Physicians, P.C. which has a management contract with BSC. Dr. Perlow received an annual salary of $25,000 in this position. Dr. Perlow received a B.A. from Harvard College in 1959 and an M.D. from Tufts University School of Medicine in 1963.

     DONALD E. ROBAR has served as a Director of the Company since 1985 and as the Treasurer since February, 1996. He served as the Clerk of the Company from 1992 to 1996. Dr. Robar has been a professor of Psychology since 1961, most recently at Colby-Sawyer College in New London, New Hampshire. Dr. Robar received an Ed.D. from the University of Massachusetts in 1978, an M.A. from Boston College in 1968 and a B.A. from the University of Massachusetts in 1960.

     PAULA C. WURTS has served as the Controller of the Company since 1989 and as Assistant Treasurer since 1993 and as Assistant Clerk since January, 1996. Ms. Wurts served as the Company's Accounting Manager from 1985 until 1989. Ms. Wurts received an Associate's degree in Accounting from the University of South Carolina in 1980, a B.S. in Accounting from Northeastern University in 1989 and passed the examination for Certified Public Accountants. She received a Master's Degree in Accounting from Western New England College in 1996.

     HOWARD W. PHILLIPS has served as a Director of the Company since August 27, 1996 and has been employed by the Company as a public relations specialist since August 1, 1995. From 1982 until October 31, 1995, Mr. Phillips was the Director of Corporate Finance for D.H. Blair Investment Corp. From 1969 until 1981, Mr. Phillips was associated with Oppenheimer & Co. where he was a partner and Director of Corporate Finance. Mr. Phillips currently is a member of the Board of Directors of Food Court Entertainment Network, Inc., an operator of shopping mall television networks, and Telechips Corp., a manufacturer of visual phones.

     WILLIAM F. GRIECO has served as a Director of the Company since February 18, 1997. Since November of 1995, he has served as Senior Vice President and General Counsel for Fresenius Medical Care North America. From 1989 until November of 1995, Mr. Grieco was a partner at Choate, Hall & Stewart, the Company's principal outside legal counsel. Mr. Grieco is a member of the Board of Directors of Fresenius National Medical Care Holdings, Inc.

EMPLOYMENT AGREEMENTS

     The Company has not entered into any employment agreements with its executive officers. The Company has acquired a $1,000,000 key man life insurance policy on the life of Bruce A. Shear.

EXECUTIVE COMPENSATION

   Two executive officers of the Company received compensation in the 1996 fiscal year which exceeded $100,000. The following table sets forth the compensation paid or accrued by the Company for services rendered to these executives in fiscal years 1994 to 1996:

                         SUMMARY COMPENSATION TABLE
                                                           LONG TERM
                                                           COMPENSATION
                               ANNUAL COMPENSATION         AWARDS

(A)                (B)    (C)     (D)    (E)           (G)           (I)
                   YEAR   SALARY  BONUS  OTHER         SECURITIES    ALL OTHER
NAME AND                   ($)    ($)    ANNUAL        UNDERLYING   COMPENSATION
PRINCIPAL                                COMPENSATION  OPTIONS/SARS
POSITION                                  ($)            (#)           ($)
--------           ----   -----   -----  ------------    -----         -----

Bruce A. Shear.... 1996  $294,063   --     $10,818(1)        --          --
  President and    1995  $237,500   --      $8,412(2)        --          --
  Chief Executive  1994  $245,000   --      $7,850(3)        --          --
  Officer

Robert H. Boswell. 1996   $80,667  $1,000  $23,750(4)        5,000     $11,250
  Executive Vice   1995   $69,750  --       $6,000(5)       15,000     $28,050
  President        1994   $55,083  $5,000   $6,000(5)       14,000     $36,445

     ---------------------------
     (1) This amount represents (i) $2,650 contributed by the Company to the Company's Executive Employee Benefit Plan on behalf of Mr. Shear, (ii) $5,146 in premiums paid by the Company with respect to life insurance for the benefit of Mr. Shear, and (iii)$3,022 for the personal use of a Company car held by Mr. Shear.

     (2) This amount represents (i) $2,450 contributed by the Company to the Company's Executive Employee Benefit Plan on behalf of Mr. Shear, (ii) $1,195 in premiums paid by the Company for club memberships used by Mr. Shear for personal activities and (iii) $4,767 in premiums paid by the Company with respect to life insurance for the benefit of Mr. Shear.

(3) This amount represents (i) $2,483 contributed by the Company to the Company's Executive Employee Benefit Plan on behalf of Mr. Shear, (ii) $600 paid by the Company for club memberships used by Mr. Shear for personal activities and (iii)$ 4,767 in premiums paid by the Company with respect to life insurance for the benefit of Mr. Shear.

(4) This amount represents (i) $3,750 automobile allowance, and (ii) $20,000 net gain from the exercise of options and subsequent sale of stock.

(5)   This amount represents an automobile allowance.


COMPENSATION OF DIRECTORS

   Directors who are full time employees of the Company receive no compensation for services as members of the Board of Directors. Directors who are not employees of the Company receive a $2,500 stipend per year and $1,000 for each meeting of the Board of Directors which they attend.

   In addition, directors of the Company are entitled to receive certain stock option grants under the Company's Non-Employee Director Stock Option Plan (the "Non-Employee Director Plan"). Pursuant to the Non-Employee Director Plan, in February 1997, Dr. Perlow, Dr. Robar and Mr. Grieco were each granted an option to purchase 2,000 shares of the Company's Class A Common Stock at an exercise price of $3.50 per share. Pursuant to the Company's 1993 Stock Plan, in February of 1997, Mr. Phillips was granted an option to purchase 2,000 shares of the Company's Class A Common Stock at an exercise price of $3.50 per share. All of these options are immediately exercisable for 25% of the shares with an additional 25% becoming exercisable on each of the first three anniversaries of the grant date.

   Additionally, pursuant to the Company's 1993 Stock Plan, in February 1997, each of Drs. Perlow and Robar and Messrs. Phillips and Grieco was granted an option to purchase 5,000 shares of the Company's Class A Common Stock at an exercise price of $3.50 per share. These options become exercisable six months after the date of the grant for 25% of the shares with an additional 25% becoming exercisable on each of the first three anniversaries of the grant date.

STOCK PLAN

   The Company's Stock Plan was adopted by the Board of Directors on August 26, 1993 and approved by the stockholders of the Company on November 30, 1993. The Stock Plan provides for the issuance of a maximum of 300,000 shares of the Class A Common Stock of the Company pursuant to the grant of incentive stock options to employees and the grant of nonqualified stock options or restricted stock to employees, directors, consultants and others whose efforts are important to the success of the Company.

   The Stock Plan is administered by the Board of Directors. Subject to the provisions of the Stock Plan, the Board of Directors has the authority to select the optionees or restricted stock recipients and determine the terms of the options or restricted stock granted, including: (i) the number of shares, (ii) option exercise terms, (iii) the exercise or purchase price (which in the case of an incentive stock option cannot be less than the market price of the Class A Common Stock as of the date of grant), (iv) type and duration of transfer or other restrictions and (v) the time and form of payment for restricted stock and upon exercise of options. Generally, an option is not transferable by the option holder except by will or by the laws of descent and distribution. Also, generally, no option may be exercised more than 60 days following termination of employment. However, in the event that termination is due to death or disability, the option is exercisable for a period of one year following such termination.

     As of March 31, 1997, the Company had issued options to purchase a total of 207,000 shares of Class A Common Stock under the 1993 Stock Plan at a price per share ranging from $3.50 to $7.00 per share. On February 18, 1997, the Board of Directors repriced all outstanding options, other than options granted to members of the Board of Directors, at $3.50 per share. Generally, options are exercisable upon grant for 25% of the shares covered with an additional 25% becoming exercisable on each of the first three anniversaries of the date of grant.


ISSUANCE OF RESTRICTED STOCK

   On December 17, 1993, the Company issued 11,250 and 19,750 shares of the Company's Class A Common Stock to certain directors and officers of the Company, respectively, at a purchase price of $4.00 per share. The shares of restricted stock were issued pursuant to the Company's Stock Plan. Each purchaser paid to the Company 25% of the purchase price for his or her shares in cash, and the balance with a non-recourse note. The notes bear interest at 6% per year, are payable quarterly in arrears, and became due March 31, 1997. To secure the payment obligation under the non-recourse notes, shares paid for with these notes have been pledged to the Company. See "Certain Transactions." The notes were paid in full as of March 31, 1997. Two employees were in default. Mark Cowell forfeited 6,925 shares and Joan Chamberlain forfeited 1,731 shares.

EMPLOYEE STOCK PURCHASE PLAN

   On October 18, 1995, the Board of Directors voted to provide employees who work in excess of 20 hours per week and more than five months per year rights to elect to participate in an Employee Stock Purchase Plan (the "Plan") which became effective February 1, 1996. No more than 100,000 shares may be sold under this Plan. The price per share shall be the lesser of 85% of the average of the bid and ask price on the first day of the plan period and the last day of the plan period. An offering period under the plan began on February 1, 1996 and ended on January 31, 1997. Seventeen employees purchased an aggregate of 9,452 shares of Class A Common Stock. A new offering commenced on February 1, 1997 and will end on January 31, 1998. There are thirty-seven employees participating in the second offering under this plan.

NON-EMPLOYEE DIRECTOR STOCK PLAN

   The Company's Non-Employee Director Stock Plan (the "Director Plan") was adopted by the directors on October 18, 1995 and approved by the Stockholders of the Company on December 15, 1995. Non-qualified options to purchase a total of 30,000 shares of Class A Common Stock are available for issuance under the Director Plan.

   The Director Plan is administered by the Board of Directors or a committee of the Board. Under the Director Plan, each director of the Company who was a director at the time of adoption of the Director Plan and who was not a current or former employee of the Company received an option to purchase that number of shares of Class A Common Stock as equals 500 multiplied by the years of service of such director as of the date of the grant. At the first meeting of the Board of Directors subsequent to each annual meeting of stockholders, each non-employee director is granted under the Director Plan an option to purchase 2,000 shares of the Class A Common Stock of the Company. The option exercise price is the fair market value of the shares of the Company's Class A Common Stock on the date of grant. The options are non-transferable and become exercisable as follows: 25% immediately and 25% on each of the first, second and third anniversaries of the grant date. If an optionee ceases to be a member of the Board of Directors other than for death or permanent disability, the unexercised portion of the options, to the extent unvested, immediately terminate, and the unexercised portion of the options which have vested lapse 180 days after the date the optionee ceases to serve on the Board. In the event of death or permanent disability, all unexercised options vest and the optionee or his or her legal representative has the right to exercise the option for a period of 180 days or until the expiration of the option, if sooner.

   On January 23, 1996, a total of 5,500 shares were issued under the Director Plan at an exercise price of $6.63 per share. In February, 1997, a total of 6,000 shares were issued under the Director Plan at an exercise price of $3.50 per share. As of March 31, 1997, none of these options had been exercised.

     The following table provides information about options granted to the named executive officers during fiscal 1996 under the Company's Stock Plan, Employee Stock Purchase Plan and Non-Employee Director Stock Plan.



                                INDIVIDUAL GRANTS
        (A)          (B)            (C)            (D)         (E)
                     NUMBER OF      % OF
                     SECURITIES     TOTAL
                     UNDERLYING     OPTIONS/SARS    EXERCISE
                     OPTIONS/SARS   GRANTED TO      OR BASE    EXPIRATION
       NAME          GRANTED (#)    EMPLOYEES       PRICE      DATE
                                    IN FISCAL       ($/SH)
                                    YEAR
Bruce A. Shear...        --          --               --          --
Robert H. Boswell      5,000        12.2%            $3.50      3/21/01


   The following table provides information about options exercised by the named executive officers during fiscal 1996 and the number and value of options held at the end of fiscal 1996.


        (A)          (B)          (C)         (D)              (E)
                                              NUMBER OF         VALUE OF
                                              SECURITIES        UNEXERCISED
                     SHARES                   UNDERLYING        IN-THE-MONEY
                     ACQUIRED     VALUE       UNEXERCISED       OPTIONS/SARS AT
                     ON         REALIZED      OPTIONS/SARS AT   FY-END ($)
                     EXERCISE      ($)        FY-END (#)        EXERCISABLE/
          NAME         (#)                    EXERCISABLE/      UNEXERCISABLE
                                              UNEXERCISABLE
          ----         ------      ----       -------------     --------------

Bruce A. Shear........  --        --           --               --
Robert H. Boswell.....  5,000     $20,000      25,250/3,730     $58,808/$8,438



CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         For approximately the last ten years, Bruce A. Shear, a director and the President and Chief Executive Officer of the Company, and persons affiliated and associated with him have made a series of unsecured loans to the Company and its subsidiaries to enable them to meet ongoing financial commitments. The borrowings generally were entered into when the Company did not have financing available from outside sources and, in the opinion of the Company, were entered into at market rates given the financial condition of the Company and the risks of repayment at the time the loans were made. As of December 31, 1996, the Company owed an aggregate of $103,996 to related parties.

   During the six months ended December 31, 1996, the Company paid to Mr. Shear approximately $181,612 in principal and accrued interest under various notes. No other consideration was paid to related parties. In connection with the IPO, Mr. Shear contributed to the Company approximately $85,000 of accrued and unpaid interest payable under various notes and approximately $15,000 of accrued and unpaid guarantee fees owed to him for 20,000 shares of the Company's Class B Common Stock. The Company paid Mr. Shear $50,000 out of the proceeds of the IPO in reduction of the principal amount of the notes for the payment of certain tax obligations arising from the issuance of the stock. Upon the consummation of those transactions, Mr. Shear accepted a new promissory note of the Company in exchange for the notes plus accrued interest for $110,596. As of December 31, 1996, the Company owed Bruce A. Shear $78,996 on that promissory note, which is dated March 31, 1994, matures on December 31, 1998 and bears interest at the rate of 8% per year, payable quarterly in arrears, and requires repayments of principal quarterly in equal installments commencing July 1, 1996, until maturity.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     In fiscal year 1997, both Mr. Grieco and Mr. Phillips failed to timely file Form 3 upon joining the Company's Board of Directors. In addition, Dr. Robar, Mr. Boswell, Ms. Wurts and Mr. Phillips each filed a Form 4 relating solely to the grant of options outside of the prescribed time limits. These grants, however, could have been reported on Form 5, in which case they would not have been due until August 14, 1997. Additionally, for fiscal year 1997, Dr. Robar failed to timely file a Form 4 relating to the sale of the Company's Class A Common Stock and Mr. Boswell and Ms. Wurts each failed to timely file a Form 4 relating to the purchase of the Company's Class A Common Stock.

   For fiscal year 1996, Mr. Boswell and Ms. Wurts each failed to timely file Form 5.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT


   The following table sets forth certain information regarding the ownership of shares of the Company's Class A Common Stock, Class B Common Stock and Class C Common Stock (the only classes of capital stock of the Company currently outstanding) as of March 31, 1997 by (i) each person known by the Company to beneficially own more than 5% of any class of the Company's voting securities,
(ii) each director of the Company, (iii) each of the named executive officers as defined in 17 CFR 228.402(a)(2) and (iv) all directors and officers of the Company as a group. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law. In preparing the following table, the Company has relied on the information furnished by the persons listed below:

                            NAME AND ADDRESS      AMOUNT AND NATURE  PERCENT
      TITLE OF CLASS        OF BENEFICIAL OWNER   OF BENEFICIAL       OF
                                                  OWNER               CLASS
                                                                      (12)
     ---------------        -------------------   -----------------   ------
Class A Common Stock ...   Gerald M. Perlow           11,462(1)          *
                           c/o PHC, Inc.
                           200 Lake Street
                           Peabody, MA   01960

                           Donald E. Robar             8,750(2)          *
                           c/o PHC, Inc.
                           200 Lake Street
                           Peabody, MA   01960

                           Bruce A. Shear              5,000(3)          *
                           c/o PHC, Inc.
                           200 Lake Street
                           Peabody, MA   01960

                           Robert H. Boswell          29,324(4)         1.08%
                           c/o PHC, Inc.
                           200 Lake Street
                           Peabody, MA   01960

                           Howard W. Phillips         35,560(5)         1.3%
                           P. O. Box 2047
                           East Hampton, NY 11937

                           William F. Grieco          59,780(6)(7)      2.2%
                           115 Marlborough Street
                           Boston, MA   02116

                           J. Owen Todd               59,280(7)         2.2%
                           c/o Todd and Weld
                           1 Boston Place
                           Boston, MA  02108

                           All Directors and         163,301(8)         6.0%
                           Officers as a Group
                           (7 persons)

Class B Common Stock (9)   Bruce A. Shear            671,259(10)       91.8%
                           c/o PHC, Inc.
                           200 Lake Street
                           Peabody, MA   01960

                           All Directors and         671,259           91.8%
                           Officers as a Group
                           (7 persons)

Class C Common Stock....   Bruce A. Shear            156,502(11)       78.3%
                           c/o PHC, Inc.
                           200 Lake Street
                           Peabody, MA   01960

                           J. Owen Todd               13,173(7)         6.5%
                           c/o Todd and Weld
                           1 Boston Place
                           Boston, MA  02108

                           William F. Grieco          13,173(7)         6.5%
                           115 Marlborough Street
                           Boston, MA   02116

                           All Directors and         169,675           84.9%
                           Officers as a Group
                           (7 persons)

-------------------------

* Less than 1%.
(1) Includes 6,000 shares issuable pursuant to currently exercisable stock options or stock options which will become exercisable within sixty days, having an exercise price range of $3.50 to $6.63 per share.
(2) Includes 7,750 shares issuable pursuant to currently exercisable stock options or stock options which will become exercisable within sixty days, having an exercise price range of $3.50 to $6.63 per share.
(3) Excludes an aggregate of 59,280 shares of Class A Common Stock owned by the Shear Family Trust and the NMI Trust, of which Bruce A. Shear is a remainder beneficiary.
(4) Includes an aggregate of 27,750 shares of Class A Common Stock issu-able pursuant to currently exercisable stock options at an exercise price of $3.50 per share.
(5) Includes 35,060 shares issuable upon the exercise of a currently exer-cisable Unit Purchase Option for 17,530 Units, at a price per unit of $5.99, of which each unit consists of one share of Class A Common Stock and one warrant to purchase an additional share of Class A Common Stock at a price per share of $7.50 and 500 shares issuable pursuant to currently exercisable stock options having an exercise price of $3.50 per share.
(6) Includes 500 shares of Class A Common Stock issuable pursuant to currently exercisable stock options, having an exercise price of $3.50 per share.
(7) Messrs. Todd and Grieco are the two trustees of the Trusts which collectively hold 72,453 shares of the Company's outstanding Common Stock. Gertrude Shear, Bruce A. Shear's mother, is the lifetime beneficiary of the Trusts. In addition to the shares held by the Trusts, to the best of the Company's knowledge, Gertrude Shear currently owns less than 1% of the Company's outstanding Class B Common Stock and 4.97% of the Company's outstanding Class C Common Stock.
(8) Includes an aggregate of 54,000 shares issuable pursuant to currently exercisable stock options. Of those options, 2,750 have an exercise price of $6.63 per share and 51,250 have an exercise price of $3.50 per share.
(9) Each share of Class B Common Stock is convertible into one share of Class A Common Stock automatically upon any sale or transfer thereof or at any time at the option of the holder.
(10) Includes 56,369 shares of Class B Common Stock pledged to Steven J. Shear of 2 Addison Avenue, Lynn, Massachusetts 01902, Bruce A. Shear's brother, to secure the purchase price obligation of Bruce A. Shear in connection with his purchase of his brother's stock in the Company in December 1988. In the absence of any default under this obligation, Bruce
     A. Shear  retains full voting power with respect to these  shares.
(11) Includes 12,526 shares of Class C Common Stock pledged to Steven J. Shear of 2 Addison Avenue, Lynn, Massachusetts 01902, Bruce A. Shear's brother, to secure the purchase price obligation of Bruce A. Shear in connection with his purchase of his brother's stock in the Company in December 1988. In the absence of any default under this obligation, Bruce A. Shear retains full voting power with respect to these shares. Excludes an aggregate of 13,173 shares of Class C Common Stock owned by the Shear Family Trust and the NMI Trust (the "Trusts") of which Bruce A. Shear is a remainder beneficiary.
(12) Represents percentage of equity of class, based on numbers of shares listed under the column headed "Amount and Nature of Beneficial Ownership". Each share of Class A Common Stock is entitled to one vote per share and each share of Class B Common Stock is entitled to five votes per share on all matters on which stockholders may vote (except that the holders of the Class A Common Stock are entitled to elect two members of the Company's Board of Directors and holders of the Class B Common Stock are entitled to elect all the remaining members of the Company's Board of Directors). The Class C Common Stock is non-voting.

     Based on the number of shares listed under the column headed "Amount and Nature of Beneficial Ownership," the following persons or groups held the following percentages of voting rights for all shares of common stock combined as of April 10, 1997:

        Bruce A. Shear .......................................52.9%
        J. Owen Todd...........................................0.9%
        William F. Grieco......................................0.9%
        All  Directors and Officers as a Group (7 persons)....55.4%



                           SELLING SECURITY HOLDERS

     The following table sets forth the ownership of the shares offered pursuant to this Prospectus by the Selling Security Holders as of the dates such information was provided to the Company. The information contained in the following table is based on the Company's records and on information provided by the Selling Security Holders. Since the dates such information was provided to the Company, such information may have changed. Except as otherwise noted in the footnotes to the following table, none of the Selling Security Holders has had any position, office or material relationship with the Company or affiliates during the past three years.


  NAME OF SELLING     NUMBER OF SHARES    NUMBER OF SHARES   NUMBER OF SHARES
  SECURITY HOLDER        OF CLASS A          OF CLASS A     OF CLASS A COMMON
                     COMMON STOCK OWNED    COMMON STOCK     STOCK OWNED AFTER
                         BEFORE THE           OFFERED          THE OFFERING
                          OFFERING
-----------------    ------------------   ----------------  ------------------
Infinity Investors             1,027,500       1,027,500(1)                  0
Ltd...............
Seacrest Capital                 685,000         685,000(2)                  0
Limited...........
Alpine Capital                    25,000          25,000(3)                  0
Partners, Inc.....
Barrow Street                      3,000           3,000(4)                  0
Research, Inc.....
Leon Rubenfaer, M.D.               6,000           6,000(5)                  0
Alan Rickfelder,                   9,000           9,000(6)                  0
Ph.D..............
Mukesh Patel, M.D.                32,250          32,250(7)                  0
Himanshu Patel, M.D.              32,250          32,250(7)                  0
Irwin Mansdorf, Ph.D.            120,375         114,375(8)              6,000
Yakov Burstein, Ph.D.             45,625          35,625(9)             10,000
C.C.R.I. Corporation             160,000        160,000(10)                  0

(1) Consists only of 937,500 shares of Class A Common Stock issuable upon the conversion of a 7% convertible debenture due December 31, 1998 in the principal amount of $1,875,000 and 90,000 shares of Class A Common Stock issuable upon the exercise of a warrant at an exercise price of $2.00 per share. The number of shares of Class A Common Stock into which the debenture may be converted is determined by dividing the principal amount to be converted by the conversion price. The conversion price is 98% of the average closing bid price of the Class A Common Stock as reported by NASDAQ for the 5 trading days immediately preceding the date of conversion. The percentage drops 2% per month on the first day of each 30 day period following April 15, 1997 during which the Company does not have a Registration Statement declared effective by the Securities and Exchange Commission covering such shares. For the purposes of this Prospectus, the number of shares of Class A Common Stock into which the debenture is convertible has been determined by assuming a conversion price of $2.00.

(2) Consists of shares of Class A Common Stock issuable upon the conversion of a 7% convertible debenture due December 31, 1998 in the principal amount of $1,250,000 and 60,000 shares of Class A Common Stock issuable upon the exercise of a warrant issued by the Company to Seacrest Capital Limited at an exercise price of $2.00 per share. The number of shares of Class A Common Stock into which the debenture may be converted is determined by dividing the principal amount to be converted by the conversion price. The conversion price is equal to 98% of the average closing bid price of the Class A Common Stock as reported by NASDAQ for the 5 trading days immediately preceding the date of conversion. This percentage drops 2% per month on the first day of each 30 day period following April 15, 1997 during which the Company does not have a Registration Statement declared effective by the Securities and Exchange Commission covering such shares. For the purposes of this Prospectus, the number of shares of Class A Common Stock into which the debenture is convertible has been determined by assuming a conversion price of $2.00.

(3) Consists of shares of Class A Common Stock issuable upon the exercise of a warrant issued by the Company to Alpine Capital Partners, Inc. for consulting services at an exercise price of $6.88 per share. The warrant may be exercised in whole or in part any time prior to October 7, 2001. Alpine Capital Partners, Inc. may not sell in excess of 5,000 shares of Class A Common Stock in any thirty day period without the written consent of the Company.

(4) Consists of shares of Class A Common Stock issuable upon the exercise of a warrant issued by the Company to Barrow Street Research, Inc. for investor relation services at an exercise price of $2.50 per share. The warrant may be exercised in whole or in part at any time prior to February 18, 2002.

(5) Consists of shares of Class A Common Stock issued to Leon Rubenfaer, M.D. pursuant to Section 3.1 of an Asset Purchase Agreement for NPP dated May 24, 1996 and entered into by and between certain persons and entities, including Leon Rubenfaer, M.D., Alan Rickfelder, Ph.D. and the Company.

(6) Consists of shares of Class A Common Stock issued to Alan Rickfelder, Ph.D. pursuant to Section 3.1 of an Asset Purchase Agreement for NPP dated May 24, 1996 and entered into by and between certain persons and entities, including Leon Rubenfaer, M.D., Alan Rickfelder, Ph.D. and the Company.

(7) Consists of shares of Class A Common Stock issued to Mukesh Patel, M.D. and to Himanshu Patel, M.D. by the Company pursuant to Section 2.3 of a Stock Exchange Agreement for PCV dated January 17, 1997 entered into by and between Mukesh Patel, M.D., Himanshu Patel, M.D. and the Company.

(8) Consists of 114,375 shares of Class A Common Stock issued to Irwin Mansdorf by the Company pursuant to an Agreement and Plan of Merger dated October 31, 1996 and entered into by and between the Company, BSC-NY, Inc., Behavioral Stress Center, Inc., Irwin Mansdorf and Yakov Burstein. Pursuant to a Registration Rights Agreement entered into by and among, Irwin Mansdorf, Yakov Burstein and the Company, Dr. Mansdorf may not sell in the aggregate in excess of 5,000 shares of Class A Common Stock during any calendar month.

(9) Consists of 35,625 shares of Class A Common Stock issued to Yakov Burstein by the Company pursuant to an Agreement and Plan of Merger dated October 31, 1996 and entered into by and between the Company, BSC-NY, Inc., Behavioral Stress Center, Inc., Irwin Mansdorf and Yakov Burstein. Pursuant to a Registration Rights Agreement entered into by and among, Irwin Mansdorf, Yakov Burstein and the Company, Dr. Burstein may not sell in the aggregate in excess of 5,000 shares of Class A Common Stock during any calendar month.

 (10) Consists of 160,000 shares of Class A Common Stock issuable upon the exercise of a warrant issued by the Company to C.C.R.I Corporation at an exercise price of $2.62 per share. The warrant is exercisable as to 40,000 shares of Class A Common Stock at any time prior to March 3, 2002. The warrant becomes exercisable as to an additional 40,000 shares of Class A Common Stock on July 3, 1997 provided that the closing price of the Company's Class A Common Stock as reported by the Nasdaq SmallCap Market has been in excess of $5.62 for ten days prior to July 3, 1997. The warrant becomes exercisable as to an additional 40,000 shares of Class A Common Stock on October 3, 1997 provided that the closing price of the Company's Class A Common Stock as reported by the Nasdaq Small Cap Market has been in excess of $7.62 for 10 days prior to October 3, 1997. The warrant becomes exercisable as to an additional 40,000 shares of Class A Common Stock on January 3, 1998 provided that the closing price of the Company's Class A Common Stock as reported by the Nasdaq SmallCap Market has been in excess of $9.62 for 10 days prior to January 3, 1998. In the event that any of the shares do not become exercisable by their target dates, such shares shall become exercisable retroactively if the respective target prices of the Company's Class A Common Stock are achieved by March 3, 1998. All shares which become exercisable by March 3, 1998 may be exercised at any time prior to March 3, 2002. The warrant shall terminate with respect to such shares which do not become exercisable by March 3, 1998. C.C.R.I. Corporation may not sell in excess of 5,000 shares on any single day or 20,000 shares in any single month without the prior consent of the Company.

                             PLAN OF DISTRIBUTION

     The shares of Class A Common Stock offered by this Prospectus may be sold from time to time by the Selling Security Holders or by transferees thereof. No underwriting arrangements have been entered into by the Selling Security Holders. The distribution of the shares offered by this Prospectus by the Selling Security Holders may be effected in one or more transactions that may take place in the over-the-counter market, including ordinary broker's transactions, privately negotiated transactions, or through sales to one or more dealers for resale of such shares as principals, at prevailing market prices at the time of sale, prices related to prevailing market prices, or negotiated prices. Underwriter's discounts and usual and customary or specifically negotiated brokerage fees or commissions may be paid by a Selling Security Holder in connection with sales of the shares.

     In order to comply with certain state securities laws, if applicable, the shares of Class A Common Stock offered by this Prospectus will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, such shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

     Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the shares of Class A Common Stock offered by this Prospectus may not simultaneously engage in market-making activities with respect to such shares for a period of two to nine business days prior to the commencement of such distribution. In addition to, and without limiting the foregoing, each of the selling Security Holders and any other person participating in a distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, rules 10b-2, 10b-6, and 10b-7, which provisions may limit the timing of purchases and sales of any of the shares by the Selling Security Holders or any such other person. All of the foregoing may affect the marketability of the shares.

     Pursuant to a Registration Rights Agreement between the Company and Infinity Investors Ltd. ("Infinity") and Seacrest Capital Limited ("Seacrest") (the "Infinity/Seacrest Agreement"), the Company will pay all the fees and expenses incident to the registration of the shares owned by them and offered by this Prospectus (other than underwriting discounts and commissions, if any, and counsel fees and expenses in excess of $10,000, if any). The Company was required, pursuant to the Registration Rights Agreement, to prepare and file with the Commission the Registration Statement of which this Prospectus forms a part, pursuant to Rule 415 under the Act, with respect to all of the shares of Class A Common Stock covered by this Prospectus and owned by Infinity and Seacrest. Pursuant to the Infinity/Seacrest Agreement, the Company agreed to maintain the effectiveness of the Registration Statement for a maximum of 180 days from the date the Registration Statement is declared effective.

     Pursuant to a Registration Rights Agreement between the Company and Irwin Mansdorf ("Mansdorf") and Yakov Burstein ("Burstein") (the "Mansdorf/Burstein Agreement"), the Company will pay all the fees and expenses incident to the registration of the shares owned by them and offered by this Prospectus (other than underwriting discounts and commissions, if any, and counsel fees and expenses in excess of $5,000, if any). The Company was required, pursuant to the Registration Rights Agreement, to prepare and file with the Commission the Registration Statement of which this Prospectus forms a part, pursuant to Rule 415 under the Act, with respect to all of the shares of Class A Common Stock covered by this Prospectus and owned by Mansdorf and Burstein. Pursuant to the Mansdorf/Burstein Agreement, the Company agreed to maintain the effectiveness of the Registration Statement for a maximum of 24 months following the issuance of the Shares which are the subject of such registration, or, if sooner, the date following the date that all Registrable Securities covered by such registration have been sold pursuant to the provisions of Rule 144.

     Pursuant to both of the Registration Rights Agreements described above, the Company has agreed to indemnify Infinity, Seacrest, Mansdorf and Burstein against certain liabilities, including liabilities under the Act. In addition, each of Infinity, Seacrest, Mansdorf and Burstein has agreed to indemnify the Company against certain liabilities, including liabilities under the Act. Such Registration Rights Agreements, also provide for rights of contribution if such indemnification is not available.




                           DESCRIPTION OF SECURITIES

     The Company is authorized to issue up to 20,000,000 shares of Class A Common Stock, $.01 par value, 2,000,000 shares of Class B Common Stock, $.01 par value, 200,000 shares of Class C Common Stock, $.01 par value, and 1,000,000 shares of Preferred Stock, $.01 par value. As of March 31, 1997, the Company had 73 record holders of its Class A Common Stock, 325 record holders of its Class B Common Stock and 342 record holders of its Class C Common Stock, the only classes of equity securities outstanding as of such date.

COMMON STOCK

     The Company has authorized three classes of Common Stock, the Class A Common Stock, the Class B Common Stock and the Class C Common Stock. Subject to any preferential rights in favor of the holders of the Preferred Stock, the holders of the Common Stock are entitled to dividends when, as and if declared by the Company's Board of Directors. Holders of the Class A Common Stock, the Class B Common Stock and the Class C Common Stock are entitled to share equally in such dividends, except that stock dividends (which shall be at the same rate) shall be payable only in Class A Common Stock to holders of Class A Common Stock, only in Class B Common Stock to holders of Class B Common Stock and only in Class C Common Stock to holders of Class C Common Stock.

     On liquidation of the Company, after there shall have been set aside for the holders of Preferred Stock, if any, the full preferential amount to which they may be entitled, the net assets of the Company remaining available for distribution to stockholders shall be distributed equally to each share of Class A Common Stock, Class B Common Stock and Class C Common Stock.

     Subject to all the rights which may be granted to holders of the Company's Preferred Stock, if any, and as otherwise required by Massachusetts law, a description of the preferences, voting powers, qualifications and special or relative rights and privileges of the Class A Common Stock, the Class B Common Stock and the Class C Common Stock is set forth below. Except as otherwise stated below and as otherwise required by Massachusetts law, each share of Class A Common Stock, Class B Common Stock and Class C Common Stock has identical powers, preferences and rights.

     CLASS A COMMON STOCK

     The Class A Common Stock is entitled to one vote per share with respect to all matters on which shareholders are entitled to vote, except as otherwise required by law and except that the holders of the Class A Common Stock are entitled to elect two members to the Company's Board of Directors.

     The Class A Common Stock is non-redeemable and non-convertible and has no pre-emptive rights. The shares of Class A Common Stock offered hereby will be fully paid and non-assessable.

     CLASS B COMMON STOCK

     The Class B Common Stock is entitled to five votes per share with respect to all matters on which shareholders are entitled to vote, except as otherwise required by law. The holders of the Class B Common Stock are also entitled to elect all of the remaining members of the Board of Directors in excess of the two directors elected by the holders of Class A Common Stock.

     The Class B Common Stock is non-redeemable and has no pre-emptive rights.

     Each share of Class B Common Stock is convertible, at the option of its holder, into a share of Class A Common Stock. In addition, each share of Class B Common Stock is automatically convertible into one fully-paid and non-assessable share of Class A Common Stock (i) upon its sale, gift or transfer to a person who is not an affiliate of the initial holder thereof or (ii) if transferred to such an affiliate, upon its subsequent sale, gift or other transfer to a person who is not an affiliate of the initial holder. Shares of Class B Common Stock that are converted into Class A Common Stock will be retired and canceled and shall not be reissued.

     All of the outstanding shares of Class B Common Stock are fully paid and nonassessable.

     CLASS C COMMON STOCK

     The Class C Common Stock is non-voting except as otherwise required by law. The Class C Common Stock is non-redeemable and has no pre-emptive rights.

     The Class C Common Stock is convertible automatically into Class B Common Stock, as follows: if the Company's net profit after taxes (but before any charge is taken with respect to the conversion of the Class C Common Stock) for the fiscal year ended June 30, 1997 is $4.0 million or more, any shares of Class C Common Stock which have not theretofore been converted into shares of Class B Common Stock will be converted automatically into an equivalent number of shares of Class B Common Stock on the 90th day following the end of the fiscal year in which the targets described above are first achieved. If the earnings target is not achieved, all of the shares of Class C Common Stock outstanding will be canceled and retired without any action on the part of the shareholders, on the 90th day following the end of the Company's fiscal year ended June 30, 1997.

     If the Class C Common Stock is converted into Class B Common Stock, the Company will be obligated concurrently to record a charge to its earnings equal to the product of the number of shares of Class C Common Stock converted and the fair market value of such stock at the time it is converted. The charge will not affect the total shareholders' equity of the Company. The Company believes that it is unlikely that the earnings target for the fiscal year ended June 30, 1997 will be achieved.

PREFERRED STOCK

     The Board of Directors is authorized, subject to the limitations prescribed by law and the Company's Articles of Organization, to issue the Preferred Stock in one or more classes or series and to determine, with respect to any series so established, the preferences, voting powers, qualifications and special or relative rights of the established class or series. The Board of Directors may make this determination and issue shares of Preferred Stock without any prior consent or approval from the holders of the Company's Common Stock for up to the 1,000,000 shares of Preferred Stock which are currently authorized. No shares of the Company's Preferred Stock are currently issued or outstanding.

MASSACHUSETTS LAW AND CERTAIN CHARTER PROVISIONS

ANTI-TAKEOVER MEASURES

     In addition to the directors' ability to issue shares of Preferred Stock in series, the Company's Restated Articles of Organization and By-Laws contain several other provisions that are commonly considered to have an anti-takeover effect. The Company's Restated Articles of Organization include a provision prohibiting shareholder action by written consent except as otherwise provided by law. Under Massachusetts law, action taken by shareholders without a meeting requires their unanimous written consent. Additionally, under the Company's By-Laws, the directors may enlarge the size of the Board and fill any vacancies on the Board.

     Under Massachusetts law, any corporation which has a class of voting securities registered under the Exchange Act is required to classify its board of directors, with respect to the time for which they severally hold office, into three classes, unless the board of directors of such corporation or the stockholders by a vote of two-thirds of the shares outstanding, adopts a vote providing that the corporation shall be exempt from the foregoing provision. A provision classifying the Board of Directors is commonly considered to have an anti-takeover effect. The Company's Board of Directors has voted to exempt the Company from this provision.

     The  Company,   as  a   Massachusetts   corporation,   is  subject  to  the
Massachusetts Business Combination statute and to the Massachusetts Control Share Acquisition statute. Under the Massachusetts Business Combination statute, a person (other than certain excluded persons) who acquires 5% or more of the stock of a Massachusetts corporation without the approval of the Board of Directors (an "Interested Shareholder"), may not engage in certain transactions with the corporation for a period of three years. There are certain exceptions to this prohibition; for example, if the Board of Directors approves the acquisition of stock or the transaction prior to the time that the person became an Interested Shareholder, or if the Interested Shareholder acquires 90% of the voting stock of the corporation (excluding voting stock owned by directors who are also officers and stock held by certain employee stock plans) in one transaction, or if the transaction is approved by the Board of Directors and by the affirmative vote of two-thirds of the outstanding voting stock which is not owned by the Interested Shareholder.

     Under the Massachusetts Control Share Acquisition statute, a person (the "Acquiror") who makes a bona fide offer to acquire, or acquires, shares of a corporation's common stock that when combined with shares already owned, would increase the Acquiror's ownership to at least 20%, 33 1/3%, or a majority of the voting stock of such corporation, must obtain the approval of a majority of shares held by all shareholders except the Acquiror and the officers and inside directors of the corporation in order to vote the shares acquired. The statute does not require the Acquiror to consummate the purchase before the shareholder vote is taken.

     The foregoing provisions of Massachusetts law and the Company's Restated Articles of Organization and By-Laws could have the effect of discouraging others from attempting unsolicited takeovers of the Company and, as a consequence, they may also inhibit temporary fluctuations in the market price of the Company's Common Stock that might result from actual or rumored unsolicited takeover attempts. Such provisions may also have the effect of preventing changes in the management of the Company. It is possible that such provisions could make it more difficult to accomplish transactions which shareholders may otherwise deem to be in their best interests.

TRANSFER AGENT AND REGISTRAR

     American Stock Transfer & Trust Company, New York, New York, serves as the Company's Transfer Agent.

NASDAQ SYSTEM QUOTATION

     Application has been made to approve the shares being offered hereby for quotation on NASDAQ under the trading symbol PIHC.


                 INDEMNIFICATION FOR SECURITIES ACT VIOLATIONS

     Section 6 of the Company's Restated Articles of Organization provides, in part, that the Company shall indemnify its directors, trustees, officers, employees and agents against all liabilities, costs and expenses, including but not limited to amounts paid in satisfaction of judgments, in settlement or as fines and penalties, and counsel fees, reasonably incurred by such person in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or proceeding in which such person may be involved or with which he or she may be threatened, while in office or thereafter, by reason of his or her actions or omissions in connection with services rendered directly or indirectly to the Company during his or her term of office, such indemnification to include prompt payment of expenses in advance of the final disposition of any such action, suit or proceeding.

     In addition, the Restated Articles of Organization of the Company, under authority of the Business Corporation Law of the Commonwealth of Massachusetts, contain a provision eliminating the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived an improper personal benefit. The foregoing provision also is inapplicable to situations wherein a director has voted for, or assented to, the declaration of a dividend, repurchase of shares, distribution or the making of a loan to an officer or director, in each case where the same occurs in violation of applicable law.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                 LEGAL MATTERS

     The validity of the securities offered hereby will be passed upon for the Company by Choate, Hall & Stewart, Boston, Massachusetts.


                                    EXPERTS

     The financial statements of PHC, Inc. for the years ended June 30, 1995 and 1996 appearing in this Registration Statement have been audited by Richard A. Eisner & Company, LLP, independent auditors, as set forth in their report thereon, and are included herein and therein in reliance upon such report and upon the authority of said firm as experts in accounting and auditing.


                            ADDITIONAL INFORMATION

   The Company has filed with the Commission a Registration Statement on Form SB-2 under the Act with respect to the shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the shares, reference is hereby made to the Registration Statement, exhibits and schedules which may be inspected without charge at the public reference facilities maintained at the principal office of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained upon written request from the public reference section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Reference is made to the copies of any contracts or other documents filed or incorporated by reference as exhibits to the Registration Statement.

                          PHC, INC. AND SUBSIDIARIES

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                            PAGE
                                                            NUMBER
REPORTS OF INDEPENDENT AUDITORS                                F-1

CONSOLIDATED BALANCE SHEETS                                    F-2

CONSOLIDATED STATEMENTS OF OPERATIONS                          F-3

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY     F-4

CONSOLIDATED STATEMENTS OF CASH FLOWS                          F-5

NOTES TO FINANCIAL STATEMENTS                                  F-6

                        REPORT OF INDEPENDENT AUDITORS



Board of Directors and Stockholders
PHC, Inc.
Peabody, Massachusetts


         We have audited the accompanying consolidated balance sheets of PHC, Inc. and subsidiaries as at June 30, 1996 and June 30, 1995, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements enumerated above present fairly, in all material respects, the consolidated financial position of PHC, Inc. and subsidiaries at June 30, 1996 and June 30, 1995, and the results of their operations and their cash flows for each of the years then ended in conformity with generally accepted accounting principles.



Richard A. Eisner & Company, LLP

Cambridge, Massachusetts
September 6, 1996

                          PHC, INC. AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEETS

                                              December 31,       June 30,
                       A S S E T S               1996        1996       1995
                   (Notes C, D and O)             (Unaudited)
Current assets:
   Cash and cash equivalents . . . . . . . .  $ 290,253  $ $293,515  $ 586,738
   Accounts receivable, net of allowance
     for bad debts of $1,492,983 at
     June 30, 1996, $815,459 at June 30, 1995
     and  $1,517,586 at December 31, 1996
    (Notes A and M) . . .. . . . . . . . . . 10,811,406  8,866,065   5,964,279
   Prepaid expenses. . . . . . . . . . . .      536,279    259,893     174,539
   Other receivables and advances. . . . . .    158,595     66,513      81,889
   Deferred income tax asset (Note F). . . .    515,300    515,300     251,863
   Other receivables, related party
      (Note L) . . . . . ...................  1,182,670
Total current  assets . . . . . . . . . . . .13,494,503 10,001,286   7,059,308

Accounts receivable, noncurrent. . . . . . .    740,000    740,000     656,734
Loans receivable . . . . . . . . . . . . . .    112,805    113,805      96,343
Property and equipment, net (Notes A and B).  7,926,515  7,884,063   7,086,637
Deferred income tax asset (Note F) . . . .      154,700    154,700
Deferred financing costs, net of amortization.  999,931    702,948
Goodwill, net of accumulated amortization
     (Note A) . . .                             905,872    709,573
Other assets (Note A). . . . . . . . . . . .    639,081    454,160     352,795
Net assets of operations held for sale (Note J). 1,394 56,682 163,568 Other receivables noncurrent, related party
(Note L) . . . . . . . . . . . . . . . . . .  1,182,670

          T O T A L. . . . . . . . . . . .  $26,157,471 $20,817,217 $15,415,385

          LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable. . . . . . . . . . . . . $3,996,476  $3,127,052 $2,282,765
   Notes payable -related parties (Note E).      51,600      56,600     46,598
   Notes payable -bank. . . . . . . . . . . .                          100,000
   Current maturities of long-term debt
      (Note C). . . . . . .   . . . . . . . . 1,104,875     403,894     61,438
   Current portion of obligations under
     capital leases (Note D). . . . . .. . ..   113,374      88,052     59,212
   Accrued payroll, payroll taxes and
    benefits . . . .. . .. . .. . .. . .. . .   555,790     715,515    535,525
   Accrued expenses and other liabilities.  .   521,494     738,784    567,846
   Deferred revenue. . . . . . . . . . . .                              55,453
          Total current liabilities. . . . .  6,343,609   5,129,897  3,708,837

Long-term debt and accounts payable (Note C). 8,427,592   7,754,262   5,682,036
Obligations under capital lease (Note D) . . .1,593,148   1,468,475   1,474,976
Notes payable -related parties (Note E) . . .    31,596      47,394      88,996
7% convertible debentures ($3,125,000 less
     discount $546,875) (Note C) . .. .. .. ..2,578,125

          Total noncurrent liabilities . . ..12,630,461   9,270,131   7,246,008

          Total liabilities. . . . . . . . . 18,974,070  14,400,028  10,954,845

Commitments and contingent liabilities
  (Notes A, G, H, K, M, N and O)

Stockholders' equity (Notes H and K):
   Preferred stock, $.01 par value; 1,000,000
     shares  authorized, none issued
   Class A common stock, $.01 par value;
     10,000,000 shares authorized, 2,493,552
     shares issued in December 1996, 2,293,568
     and 1,504,662 shares issued in June 1996
     and 1995 . . .. . .. . .. . .. . .. . .    24,936      22,936      15,047
   Class B common stock, $.01 par value;
     2,000,000 shares authorized, 790,628 shares
     issued in December 1996, 812,237 and
     898,795 shares issued in June 1996 and 1995
     and convertible into one share of Class
     A common stock. . . . . . . . . . . . .     7,906       8,122       8,988
   Class C common stock, $.01 par value;
     200,000 shares authorized and 199,816 shares
     issued in December 1996, 199,816 and 199,966
     shares issued in June 1996 and 1995. . . . .1,998       1,998       2,000
   Additional paid-in capital. . . . . . . . 8,764,408   8,078,383   5,554,874
   Notes receivable related to purchase of
     31,000 shares of Class A common stock. .  (63,266)    (63,928)    (75,362)
   Accumulated deficit . . . . . . . . . .  (1,552,581) (1,630,322) (1,045,007)
          Total stockholders' equity . . .   7,183,401   6,417,189   4,460,540
          T O T A L. . . . . . . . . . .   $26,157,471 $20,817,217 $15,415,385

The accompanying notes are an integral part hereof.

                          PHC, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                 Six Months Ended
                                   December 31,            Year Ended June 30,
                                1996         1995          1996           1995
                                  (Unaudited)
Revenues:
   Patient care, net (Note A)   $12,257,060  $9,368,635 $21,569,594 $16,408,461
   Other. . . . . . . . . . . .     403,935     101,245     233,164     128,157

          Total revenue . . . .  12,660,995   9,469,880  21,802,758  16,536,618

Operating expenses:
   Patient care expenses. . . .   6,425,116   5,616,081  12,004,383   9,248,317
   Cost of management contracts     139,898      62,002     146,407     149,317
   Administrative expenses. . .   5,492,182   3,622,866   9,694,802   6,223,815

          Total operating
            expenses. . . . . .  12,057,196   9,300,949  21,845,592  15,621,449

Income (loss) from operations .     603,799     168,931     (42,834)    915,169

Other income (expense):
   Interest income. . . . . . .      33,331       6,562      14,486      28,870
   Other income . . . . . . . .     215,939      95,462     211,292      80,317
   Start-up costs (Note A). . .                (128,313)   (128,313)
   Interest expense . . . . . .    (759,665)   (369,724)   (863,484)   (577,544)
   Gain on disposal of center
     (Note G[2]). . . . . . . .                                          72,756
   Gain (loss) from operations
      held for sale (Note J). .      36,478      17,683      11,947      (9,789)

          Total other income
            (expense) . . . . .    (473,917)   (378,330)   (754,072)   (405,390)

Income (loss) before income
   taxes (benefit). . . . . . .     129,882    (209,399)   (796,906)    509,779

Income taxes (benefit) (Note F)      52,141                (211,591)    241,108

NET INCOME (LOSS) . . . . . . .      77,741  $ (209,399)  $(585,315)  $ 268,671

Net income (loss) per share
   (Note A) . . . . . . . . . .        $.02       $(.09)      $(.22)       $.11

Weighted average number of
   shares outstanding . . . .  .  3,175,775     2,419,246  2,709,504  2,403,457

The accompanying notes are an integral part hereof.

                          PHC, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                     Class A        Class B          Class C      Additional
                                  Common Stock     Common Stock    Common Stock   Paid-in
                                 Shares  Amount    Shares Amount   Shares Amount  for Capital

Balance -June 30, 1994 . . .   1,483,500 $14,835 $920,000 $9,200  200,000 $2,000  $5,554,902

Payment of notes receivable .

Conversion of shares. . . . .     21,162     212  (21,205)  (212)     (34)               (28)
Net income, year ended June
30, 1995.

Balance -June 30, 1995 . . .   1,504,662  15,047  898,795  8,988  199,966  2,000   5,554,874

Payment of notes receivable .
Conversion of shares.  . . . .    86,554     866  (86,558)  (866)    (150)   (2)          2
Exercise of options . . . . .     22,500     225                                     113,575
Issuance of stock for
obligations in
   lieu of cash . . . . . . .      6,600      66                                      36,184
Exercise of bridge loan           33,509     335                                     153,617
warrants. . .
Sale of stock in connection
with private placement. . . .    493,750   4,937                                   1,970,063
Costs related to private                                                            (442,395)
placement. .
Exercise of IPO warrants. . .     21,493     215                                     137,785
Issuance of shares with           87,000     870                                     392,678
acquisitions.
Exercise of private placement
   warrants . . . . . . . . .     37,500     375                                     149,625
Amount paid for options, not
yet issued  . . . . . . . . . .                                                        9,375
Compensatory stock options. .                                                          3,000
Net loss, year ended June 30,

Balance -June 30, 1996 . . .   2,293,568  22,936  812,237  8,122  199,816  1,998   8,078,383

Additional costs related to
private placement. . . . . .                                                          (8,066)
Issuance of shares with          165,000   1,650                                     634,575
acquisitions.
Exercise of options . . . . .     13,375     134                                      59,516
Payment of notes receivable .
Conversion of shares. . . . .     21,609     216  (21,609)  (216)
Net income -quarter ended -
   December 31, 1996. . . . .

BALANCE -DECEMBER 31, 1996
   (UNAUDITED). . . . . . . .  2,493,552 $24,936  790,628 $7,906  199,816 $1,998  $8,764,408

                                      F-4 (Con't)

                          PHC, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (Con't)

                                 Notes
                                Receivable    Accumulated
                                for Stock       Deficit        Total


Balance -June 30, 1994 . . .    $(93,000)   $(1,313,678)     $4,174,259

Payment of notes receivable .     17,638                         17,638

Conversion of shares. . . . .                                       (28)
Net income, year ended June                     268,671         268,671
    30, 1995.                    ----------  -------------  --------------

Balance -June 30, 1995 . . .     (75,362)    (1,045,007)       4,460,54

Payment of notes receivable .     11,434                         11,434
Conversion of shares.  . . .                                        -0-
Exercise of options . . . .                                     113,800
Issuance of stock for
   obligations in
   lieu of cash . . . . . . .                                    36,250
Exercise of bridge loan                                         153,952
warrants. . .
Sale of stock in connection
with private placement. . . . .                               1,975,000
Costs related to private                                       (442,395)
placement. .
Exercise of IPO warrants. . .                                   138,000
Issuance of shares with                                         393,548
acquisitions.
Exercise of private placement
   warrants . . . . . . . . .                                   150,000
Amount paid for options, not
    yet issued  . . . . . . . . .                                 9,375
Compensatory stock options. .                                     3,000
Net loss, year ended June 30,                  (585,315)       (585,315)
   1996. .                       -----------  ------------  -------------

Balance -June 30, 1996 . . .     (63,928)    (1,630,322)      6,417,189

Additional costs related to
private placement. . . . . . . . .                              (8,066)
Issuance of shares with                                        636,225
acquisitions.
Exercise of options . . . . .                                   59,650
Payment of notes receivable .        662                           662
Conversion of shares. . . . .                                      -0-
Net income -quarter ended -
   December 31,  1996. . . . .                   77,741         77,741
                                -------------  ------------- ------------

The accompanying notes are an integral part hereof.

                                      F-4 (End of Page)

                          PHC, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                    Six Months Ended          Year Ended June
                                      December 31,                 30,
                                     1996       1995         1996       1995
                                    (Unaudited)
Cash flows from operating activities:
   Net income (loss) . . . . . . . . $ 77,741  $(209,399)  $(585,315)  $268,671
   Adjustments to reconcile net
     income (loss) to net cash used in
     operating  activities:
   Deferred tax provision (benefit)                         (418,137)   173,137
   Depreciation and amortization .    292,385    216,668     554,025    238,547
   (Increase) in accounts
       receivable                  (2,374,540)(1,564,093) (2,985,052)(1,786,691)
   Compensatory stock options and
     stock issued for obligations                             39,250
   (Increase) in prepaid expenses and
     other current assets. . . .     (438,386)   (78,576)    (69,978)  (150,933)
   (Increase) decrease in other
     assets . ....................    133,804     40,102    (107,711)   162,570
   Decrease in net assets of
     operations held for sale.....     55,288    107,371     106,886     32,303
   Increase in accounts payable. .    524,622    740,269   1,414,089    314,196
   Increase (decrease) in accrued
     expenses and other liabilities  (306,613)   150,354     295,475    258,175
   Net cash used in operating.....  2,035,699)  (597,304  (1,756,468)  (490,025)
      activitie

Cash flows from investing activities:
   Acquisition of property and
     equipment and intangibles ....  (646,727) (1,700,862)(1,557,419)(3,557,378)
   Loan receivable . . . . . . . . (2,365,340)               (17,462)  (91,343)
   Net cash used in investing
    activities. . . .. . .. . . . .(3,012,067) (1,700,862)(1,574,881)(3,648,721)

Cash flows from financing activities:
   Proceeds from exercise of
     options and  warrants. .          59,650                576,561     17,610
   Net proceeds from private
     placement ..   .   .   .          (8,066)             1,532,605
   Proceeds from borrowings. . . . .3,522,673   2,440,025  2,043,748  5,149,643
   Payments on debt. . . . . . . . (1,744,765)   (668,552)  (402,828)(2,651,546)
   Deferred financing costs. . . . .                        (711,960)
   Issuance of common stock. . . .    636,887
   Convertible debt. . . . . . . . .2,578,125
  Net cash provided by financing... 5,044,504   1,771,473  3,038,126  2,515,707
    activities. . . .

NET DECREASE IN CASH AND CASH
 EQUIVALENTS. . ...................    (3,262)   (526,693)  (293,223)(1,623,039)

Beginning balance of cash and
cash equivalents . . . . . .          293,515    586,738     586,738  2,209,777
ENDING BALANCE OF CASH AND CASH
  EQUIVALENTS.. . . . . . .. . .    $290,253     $60,045    $293,515   $586,738

Supplemental cash flow information:
   Cash paid during the year for
   interest.. . . . . . .. . . . .  $741,265    $351,324    $779,898   $575,000
Cash paid during the year for
  income taxes. . . . . . .           39,785      51,778     187,120     40,200

Supplemental disclosures of noncash
  investing and financing activities:
    Stock issued for acquisition of
      property and equipment and
       intangibles .  . .  . . .   . 636,225     323,000     393,548     84,242
   Long-term debt assumed upon
     acquisition  . . .   . . .   . . .                                  84,242
   Note payable due for litigation                           225,000
     settlement. . . . . .
       Capital leases. . . .  . .    108,361                  94,699

The accompanying notes are an integral part hereof.

                           PHC, INC. AND SUBSIDIARIES
                         NOTES TO FINANCIAL STATEMENTS
 (Unaditied with respect to December 31, 1996 and the six-months ended December
                        31, 1996 and December 31, 1995)

     (NOTE A) - The Company and Summary of Significant Accounting Policies:

         [1]   Basis of presentation and consolidation:

     PHC, Inc. ("PHC") operates substance abuse treatment centers in several locations in the United States, a nursing home in Massachusetts, a psychiatric hospital in Michigan and psychiatric outpatient facilities in Nevada, Kansas and Michigan. PHC, Inc. also manages a psychiatric practice in New York, operates an outpatient facility through a physicians practice, and operates behavioral health centers, through its newest acquisitions. PHC of Utah, Inc. ("PHU"), PHC of Virginia, Inc. ("PHV") and PHC of Rhode Island, Inc. ("PHR") provide treatment of addictive disorders and chemical dependency. PHC of Michigan, Inc. ("PHM") provides inpatient and outpatient psychiatric care. PHC of Nevada, Inc. ("PHN") and PHC of Kansas, Inc. ("PHK") provide psychiatric treatment on an outpatient basis. North Point-Pioneer, Inc. ("NPP") operates five outpatient behavioral health centers under the name of Pioneer Counseling Centers (see Note O). Behavioral Stress Centers, Inc. ("BSC") provides management and administrative services to psychotherapy and psychological practices (see Note L). Pioneer Counseling of Virginia, Inc. ("PCV"), an 80% owned subsidiary provides outpatient services through a physicians practice (see Note L). Quality Care Centers of Massachusetts, Inc. ("Quality Care") operates a long-term care facility known as the Franvale Nursing and Rehabilitation Center. STL, Inc. ("STL") operated day care centers (see Note J). The consolidated financial statements include PHC and its subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

     For the year ended June 30, 1996, the Company incurred costs related to an addition at Quality Care prior to obtaining a license to admit patients. These costs, amounting to $128,313, are included in other expense in the accompanying statement of operations under the caption "Start-up Costs".

         [2]   Revenues and accounts receivable:

     Patient care revenues are recorded at established billing rates or at the amount realizable under agreements with third-party payors, including Medicaid and Medicare. Revenues under third-party payor agreements are subject to examination and adjustment, and amounts realizable may change due to periodic changes in the regulatory environment. Provisions for estimated third party payor settlements are provided in the period the related services are rendered. Differences between the amounts accrued and subsequent settlements are recorded in operations in the year of settlement.

     A substantial portion of the Company's revenues at the Franvale Nursing and Rehabilitation Center is derived from patients under the Medicaid and Medicare programs. There have been and the Company expects that there will continue to be, a number of proposals to limit Medicare and Medicaid reimbursement, as well as reimbursement from certain private payor sources for both Franvale and substance abuse treatment center services. The Company cannot predict at this time whether any of these proposals will be adopted or, if adopted and implemented, what effect such proposals would have on the Company.

     Medicaid reimbursements are currently based on established rates depending on the level of care provided and are adjusted proactively at the beginning of each calendar year. Medicare reimbursements are currently based on provisional rates that are adjusted retroactively based on annual calendar cost reports filed by the Company with Medicare. The Company's calendar year cost reports to Medicare are routinely audited on an annual basis. The Company periodically reviews its provisional billing rates and provides for estimated Medicare adjustments. The Company believes that adequate provision has been made in the financial statements for any adjustments that might result from the outcome of Medicare audits.

     The Company has substantial receivables from Medicaid and Medicare, relating to its long-term care facility aggregating approximately $2,350,000 (including $415,000 related to Medicare adjustments) at June 30, 1996 which constitutes a concentration of credit risk should these agencies defer or be unable to make reimbursement payments as due.

         [3]  Property and equipment:

     Property and equipment are stated at cost. Depreciation is provided over the estimated useful lives of the assets using accelerated and straight-line methods. The estimated useful lives are as follows:

                                                Estimated
                       Assets                   Useful Life

               Buildings. . . . . . . . . .   20 through 39 years
               Furniture and equipment. . .    3 through 10 years
               Motor vehicles . . . . . . .    5 years
               Leasehold improvements . . .    term of lease

         [4]  Other assets:

     Other assets represent deposits, deferred expenses and costs incurred in the organization of the Companies. Organization costs are amortized over a five-year period using the straight-line method.

         [5]  Goodwill, net of accumulated amortization:

     The excess of the purchase price over the fair market value of net assets acquired are being amortized on a straight-line basis over their estimated useful lives.

         [6]  Earnings per share:

     Net income or loss per share is based on the weighted average number of shares of common stock outstanding during each period excluding Class C common shares held in escrow. Common stock equivalents have been excluded since they are antidilutive.

         [7]   Use of estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         [8]  Cash and cash equivalents:

     Cash and cash equivalents are short-term highly liquid investments with original maturities of less than three months.

         [9]   Interim financial statements:

     The financial statements as of December 31, 1996 and for the six months ended December 31, 1996 and 1995, are unaudited. In management's opinion, such unaudited financial statements include all adjustments necessary for a fair presentation. Such adjustments were of a normal recurring nature.

         [10]  Fair value of financial instruments:

     The carrying amounts of cash, trade receivables, other current assets, accounts payable, notes payable and accrued expenses approximate fair value.

     (NOTE B) - Property and Equipment:

           Property and equipment is comprised as follows:
                                                              June 30,
                                                         1996            1995

              Land. . . . . . . . . . . . . .        $  251,759      $  239,259
              Buildings . . . . . . . . . . .         7,338,838       3,834,799
              Furniture and equipment . . . .         1,404,716       1,027,413
              Motor vehicles. . . . . . . . .            50,889          42,459
              Leasehold improvements. . . . .           301,067         216,633
              Construction. . . . . . . . . .                         2,753,679

                                                      9,347,269       8,114,242

              Less accumulated depreciation .         1,463,206       1,027,605

                        T o t a l . . . . . .        $7,884,063      $7,086,637


     (NOTE C) - Long-Term Debt:

     At June 30, 1996, the Company substantially completed an addition and renovation to the Quality Care facility in which 37 new beds were added. The Company financed this addition and renovation through the United States Department of Housing and Urban Development ("HUD"). At the final endorsement, which took place subsequent to year-end in July 1996, an additional $479,308 of costs were advanced bringing the final balance of the note payable to $6,781,294. At June 30, 1996 deferred financing costs related to the construction note payable totaled $711,960 and are being amortized over the life of the note. Interest costs capitalized in conjunction with the construction approximated $65,250 and $89,000 at June 30, 1996 and June 30, 1995.

           Long-term debt is summarized as follows:


                                                                  June 30,
                                                             1996         1995

     Notes payable to various entities with interest ranging
        from 8% to 9% requiring monthly payments aggregating
        approximately $4,000 and maturing through May 2001.  $58,154   $ 73,772

     Note payable due in monthly installments of $2,000
        including imputed interest at 8% through April 1,
        1999, when the principal is due . . . . . . . .      60,163      78,145

     9% mortgage note due in monthly installments of $4,850
        through July 1, 2012, when the remaining principal
        balance is payable. . . . . . . . . . . . . . . . .  505,485    518,224

     Mortgage  note  payable.  .  .  .  .  .  .  .  .  .  .              23,690

     Note payable due in monthly installments of $21,506 including interest at 10.5% through November 1,

        1999, collateralized by all assets of PHN and
        certain receivables . . . . . . . . . . . . . .     735,213

     Construction obligations:
        Construction note payable collateralized by real
          estate and insured by HUD due in monthly
          installments of $53,635, including interest at
          9.25%, through December 2035. . . . . . . . .  6,301,986    5,049,643

        Other construction obligations to be added to note
          payable . . . . . . . . . . . . . . . . . . .    344,802

     Note payable to a former vendor, payable in monthly
        installments of $19,728 including interest at 9.5%
        through February 1997 (see Note N). . . . . . .    152,353

               T o t a l. . . . . . . . . . . . . . .    8,158,156    5,743,474

     Less current maturities. . . . . . . . . . . . .      403,894       61,438

     Noncurrent maturities. . . . . . . . . . . . . .   $7,754,262    5,682,036

           Maturities of long-term debt are as follows as at June 30, 1996:

                 Year Ending
                  June 30,                            Amount

                    1997 . . . . . . . . . . . . .  $    403,894
                    1998 . . . . . . . . . . . . .       273,424
                    1999 . . . . . . . . . . . . .       302,539
                    2000 . . . . . . . . . . . . .       157,923
                    2001 . . . . . . . . . . . . .        56,977
                    Thereafter . . . . . . . . . .     6,618,597

                              Subtotal . . . . . .     7,813,354

                    Other construction
                      obligations to be added to
                       note payable . . . . . .                   344,802

                                    T o t a l. . . . .            .  $8,158,156

     In May 1996, PHU entered into a loan and security agreement to borrow up to $1,000,000 under a revolving line of credit. This agreement will be in effect for a period of two years with an option to renew for one-year periods thereafter. Principal is due upon the expiration of the term of the revolver. Interest is payable monthly at the prime rate plus 2.25%. The revolver is collateralized by substantially all the assets of PHU. At June 30, 1996 there were no borrowings under this agreement. At December 31, 1996 approximately $480,000 was borrowed under this agreement.

     During the six months ended December 31, 1996, the Company issued two 7% convertible debentures due December 31, 1998 in the aggregate principal amount of $3,125,000 with warrants to purchase 150,000 shares of Class A Common Stock at an exercise price of $2.00 per share. The number of shares of Class A Common Stock into which the debentures may be converted is determined by dividing the principal amount to be converted by the conversion price. The conversion price is equal to 98% of the average closing bid price of the Class A Common Stock as reported by NASDAQ for the 5 trading days immediately preceding the date of conversion. This percentage drops 2% per month on the first day of each 30 day period following April 15, 1997 during which the Company does not have a Registration Statement declared effective by the Securities and Exchange Commission covering such shares.

     (NOTE D) - Capital Lease Obligations:

     At June 30, 1996, the Company is obligated under various capital leases for equipment and real estate (see Note L) providing for monthly payments aggregating approximately $19,000 for fiscal 1997 and terms expiring from December 1996 through February 2014.

           The carrying value of assets under capital leases is as follows:

                                                        June 30,
                                                   1996         1995

                 Building.    .    .    .      $1,477,800   $1,477,800
                 Equipment and improvements.      214,754      137,207
                 Less accumulated depreciation   (222,100)    (137,057)

                                               $1,470,454   $1,477,950

           Future minimum lease payments under the terms of the capital lease agreements are as follows at June 30, 1996:

           Year Ending                            Real
            June 30,               Equipment    Property        Total

              1997. . . . . . . .  $ 68,895   $   231,000   $   299,895
              1998. . . . . . . .    56,728       231,000       287,728
              1999. . . . . . . .    33,262       239,000       272,262
              2000. . . . . . . .    15,075       259,248       274,323
              2001.    .    .         3,098       272,208       275,306
              Thereafter.       .               4,886,036     4,886,036

              Total future
                 minimum lease
                 payments . . . .   177,058     6,118,492     6,295,550
              Less amount
                 representing
                 interest . . .  .  (29,711)   (4,709,312)   (4,739,023)

              Present value of
                 future minimum
                 lease payments .    147,347    1,409,180     1,556,527
              Less current
                 portion.     .       53,936       34,116        88,052

              Long-term
                 obligations
                 under capital
                 lease. . . . . .   $ 93,411   $ 1,375,064   $ 1,468,475

     (NOTE E) - Notes Payable -Related Parties:

           Related party debt is summarized as follows:


                                                               June 30,
                                                        1996           1995

                 Note payable, president and
                    principal stockholder,
                    interest at 8%, due in
                    installments through
                  1998   .   .   .   .   . .  .  .   $ 78,996        $110,596
                 Notes payable, other related
                   parties interest at 12% and
                   payable on demand. . . . . . . .    24,998          24,998

                          T  o  t  a  l  .  .   .     103,994         135,594

                Less current maturities . . . . . .    56,600          46,598

                         T  o  t  a  l  .   .   .   $  47,394         $88,996

     Accrued interest related to these notes totals $3,652 and $21,950 at June 30, 1996 and June 30, 1995, respectively.

     Maturities of related party debt are as follows at June 30, 1996:

                    Year Ending
                    June 30,                      Amount

                    1997. . . . . . . . . . . ..  $  56,600
                    1998. . . . . . . . . . . .      31,600
                    1999. . . . . . . . . . . ..     15,794

                              T o t a l . . . .  .  $103,994

     Related party interest on notes receivable related to the purchase of Class A common stock approximated $4,295 and $3,000 for the year ended June 30, 1996 and June 30, 1995, respectively.

     (NOTE F) - Income Taxes:

     For the year ended June 30, 1995 the Company utilized net operating loss carryforwards of approximately $754,000 to reduce taxable income. No significant state income taxes were paid prior to June 30, 1995.

     The Company had the following deferred tax assets included in the accompanying balance sheets:

                                                               June 30,
                                                         1996          1995
          Temporary differences attributable to:

              Allowance for doubtful accounts . . . .  $510,000       $251,863
              Depreciation. . . . . . . . . . . . . .   154,700
              Other . . . . . . . . . . . . . . . . .     5,300
                       Total deferred tax asset . . . . 670,000        251,863

              Less current portion. . . . . . . . . .   515,300        251,863
                       Long-term portion. . . . . . .  $154,700       $   -0 -

     The Company had no deferred tax liabilities at June 30, 1996 and June 30, 1995.

           Income tax expense (benefit) is as follows:

                                                        Year Ended June 30,

                                                       1996              1995

                 Deferred income taxes (benefit)  . . $(418,137)      $173,000

                 Current  income  taxes.  .  .  .    .  206,546         68,108

                           Total  .   .   .           $(211,591)      $241,108

     Reconciliations of the statutory U.S. Federal income taxes based on a rate of 34% to actual income taxes is as follows:

                                                         Year Ended June 30,
                                                         1996             1995

     Income taxes (benefit) at statutory rate. .      $(271,000)      $173,000

     State income taxes. . . . . . . . . . . . . .       80,850         48,108

     Increase due to nondeductible items,
        primarily penalties and travel and
        entertainment expenses . . . . . . . . . .       12,100         20,000

     Other . . . . . . . . . . . . . . . . . . . .      (33,541)

                           Total . . . . . . . . . .  $(211,591)      $241,108

     (NOTE G) - Commitments and Contingent Liabilities:

           [1]   Operating leases:

     The Company leases office and treatment facilities and furniture and equipment under operating leases expiring on various dates through May 2000. Rent expense for the years ended June 30, 1996 and June 30, 1995 was approximately $450,000 and $386,000, respectively. Minimum future rental payments under noncancelable operating leases having remaining terms in excess of one year as of June 30, 1996 are as follows:

                     Year Ending
                     June 30,                                Amount

                    1997 . . . . . . . . . . . . . . .  $  422,791
                    1998 . . . . . . . . . . . . . . .     419,490
                    1999 . . . . . . . . . . . . . . .     205,380
                    2000 . . . . . . . . . . . . . . .      59,235

                              Total minimum future
                               rental payments . . .    $1,106,896

           [2]  Center closing:

     The Company decided to discontinue operations at its treatment center in California because of poor financial performance and discharged its last patient in August 1994. The results of operations for the year ended June 30, 1995 reflect revenues of approximately $90,000 and a net gain of approximately $22,000 from this center.

     (NOTE H) - Stock Plans:

     The Company has three stock plans: a stock option plan, an employee stock purchase plan and a nonemployee directors' stock option plan.

     The stock option plan provides for the issuance of a maximum of 300,000 shares of Class A common stock of the Company pursuant to the grant of incentive stock options to employees or nonqualified stock options to employees, directors, consultants and others whose efforts are important to the success of the Company. Subject to the provisions of this plan, the compensation committee has the authority to select the optionees and determine the terms of the options including: (i) the number of shares, (ii) option exercise terms, (iii) the exercise or purchase price (which in the case of an incentive stock option will not be less than the market price of the Class A common stock as of the date of grant), (iv) type and duration of transfer or other restrictions and (v) the time and form of payment for restricted stock upon exercise of options.

     In October 1995, the Company adopted an employee stock purchase plan which provides for the purchase of Class A common stock at 85 percent of the fair market value at specific dates, to encourage stock ownership by all eligible employees. At June 30, 1996, 100,000 shares were available for purchase. During the year ended 1996, there were no shares purchased under this plan.

     Also in October 1995, the Company adopted a nonemployee directors' stock option plan that provides for the grant of nonstatutory stock options automatically at the time of each annual meeting of the Board. During the meeting in which this plan was approved, options for 5,500 shares were granted under this plan. The Company has reserved 30,000 shares for issuance under this plan. Each outside director shall be granted an option to purchase 2,000 shares of Class A common stock at fair market value, vesting 25% immediately and 25% on each of the first three anniversaries of the grant.

     The Company had the following activity in its stock option plans for 1996 and 1995:

                                            Number of            Option Price
                                             Shares               Per Share
           Option plans:
              Balance -June 30, 1994. . .    60,500              $5.00 -$6.37
              Granted. . . . . . . . . . .   39,000              $5.13
              Canceled. . . . . . . . . .    (7,500)             $5.00
              Exercised. . . . . . . . . .

              Balance -June 30, 1995. . .     92,000             $5.00 -$6.37
              Granted. . . . . . . . . . .    46,500             $5.25 -$7.00
              Canceled. . . . . . . . . .     (1,250)            $5.00
              Exercised. . . . . . . . . .   (22,500)            $5.00 -$5.13

              Balance -June 30, 1996. . ..    114,750            $5.00 -$7.00

     Options for 68,625 shares are exercisable as of June 30, 1996 at an average price of $5.20.

     During fiscal 1994 the Company also issued restricted stock to certain of the directors and officers of the Company for the purchase of 31,000 shares at a purchase price of $4.00 per share. The directors and officers were required to pay 25% of the purchase price of their shares immediately, with the balance being payable quarterly over three years together with interest at 6% per year until paid in full.

     Subsequent to December 31, 1996 certain of the above options were repriced at the then fair market value.

     (NOTE I) - Segment Information:

     The Company's continuing operations are classified into two primary business segments: substance abuse/psychiatric treatment and long-term care.

                                                    Year Ended June 30,
                                                      1996         1995
           Revenue:
              Substance abuse/psychiatric
                treatment. . . . . . . . .        $16,525,672      $12,227,990
              Long-term care . . . . . . . .        5,043,922        4,180,471
              Other. . . . . . . . . . . . .          233,164          128,157

                     T o t a l . . . . . .   .    $21,802,758      $16,536,618

           Income (loss) from operations:
              Substance abuse/psychiatric
                treatment. . . . . . . . . .         $818,188         $649,395
              Long-term care . . . . . . . .         (826,463)         243,335
              Other. . . . . . . . . . . . .          146,407          149,317
              General corporate. . . . . . .         (180,966)        (126,878)
              Other income (expense), net. .         (754,072)        (405,390)

           Income (loss) before income
             taxes . . . . . . . . . . . .   .      $(796,906)        $509,779

           Depreciation and amortization:
              Substance abuse/psychiatric
                 treatment. . . . . . . . . .        $349,437         $131,109
              Long-term care     .     .     .        176,450           78,332
              General    corporate.    .   .   .       28,138           29,106

                                                     $554,025         $238,547
           Capital expenditures:
              Substance abuse/psychiatric
                 treatment. . . . . . . . . .        $233,466         $496,793
              Long-term care    .   .   .   .         982,978        2,953,679
              General corporate.    .   .   .          16,583           36,542

                                                   $1,233,027       $3,487,014
           Identifiable assets:
              Substance abuse/psychiatric
               treatment. . . . . . . . .         $10,877,197       $8,308,656
              Long-term care   .   .   .   .    .   8,619,133        6,091,763
              General corporate.    .   .    .      1,264,205          851,398
              Net assets of operations held
                for sale   .  .  .   .   .   .   .     56,682          163,568

                     T o t a l . . . . . . .      $20,817,217      $15,415,385


     (NOTE J) - Operations Held For Sale:

     Over the past several years, the Company has been systematically phasing out its day care center operations (STL). At June 30, 1996 and June 30, 1995, the Company had net assets relating to its day care centers amounting to approximately $57,000 and $164,000, respectively, which primarily represents the depreciated cost of real estate. At June 30, 1996 the Company had one real estate parcel remaining which was sold in October 1996.

     The Company does not anticipate any significant future losses due to the day care center operations.

     (NOTE K) - Certain Capital Transactions:



     In addition to the outstanding options under the Company's stock plans (Note H), the Company has the following options and warrants outstanding at June 30, 1996:
                                    Number of      Exercise         Expiration
             Description           Units/Shares      Price            Date

     Bridge warrants               4,814 units   $4.57 per unit  September 1998

     Unit purchase option        146,077 units   $5.99 per unit      March 1999

     IPO warrants              1,657,821 shares $7.50 per share      March 1999

     Private placement warrants  703,125 shares $4.00 per share    January 1999

     Bridge warrants             33,696 shares  $7.50 per share      March 1999

     Incentive bridge warrants    8,424 shares  $6.00 per share   December 1998

     Each unit consists of one share of Class A common stock and a warrant to purchase one share of Class A common stock at $7.50 per share.

     In February 1996, the Company issued, in a private placement, units comprised of 6,250 shares of Class A common stock and warrants to purchase 9,375 shares of Class A common stock. A total of 79 units, representing 493,750 shares of Class A common stock and 740,625 warrants were issued in the offering at a gross purchase price of $1,975,000. Fees and expenses payable in connection with the offering total $442,395. Subject to the terms and conditions of the applicable warrant agreement, each warrant is exercisable for one share of Class A common stock at an exercise price of $4.00, subject to adjustment upon certain events. The warrants expire in January 1999. Upon the issuance of the units described above, certain additional shares of Class A common stock or securities exercisable therefor became issuable under the antidilution provisions of certain outstanding securities of the Company.

     Also, in connection with the Company's initial public offering, present stockholders have agreed to restrictions on approximately 200,000 shares (designated Class C common stock, which is nonvoting) whereby some or all of those shares will be transferred to the Company for no consideration if certain future earnings targets are not achieved through June 30, 1997. The earnings target for fiscal 1996 was net income of $3.0 million or more to have restrictions released and increases to $4.0 million for the year ending June 30, 1997. When, and if, the share restrictions are released, the Company will incur an expense based on the fair market value of the shares at the time the restrictions lapse. The Company believes that it is unlikely that the earnings target for the fiscal year ending June 30, 1997 will be achieved.

     (NOTE L) - Acquisitions:

     On September 20, 1994 the Company purchased a 64-bed healthcare facility located in Michigan ("PHM") which provides psychiatric and other specialty services to patients. The Company acquired the tangible, intangible, and real property owned by the seller of the business for consideration consisting of $759,307 in cash. The purchase price was allocated to the assets acquired as follows:

                 Land.  .  .  .  .  .  .  .  . $     20,959
                 Building.   .   .   .   .  .       644,152

                 Equipment and other assets. .       94,196

                           T  o  t  a  l  .  .     $759,307

     On November 1, 1995, the Company purchased an outpatient facility located in Nevada ("PHN") which provides psychiatric services to patients. The Company acquired the tangible and intangible property owned by the seller of the business for consideration consisting of $631,000 in cash and 75,000 shares of Class A common stock of PHC, Inc. which were valued at $323,000. The purchase price was allocated as follows:

                 Accounts receivable . . . . . . . . . .   $231,509
                 Equipment and other assets. . . . . . .     54,397
                 Covenant not to compete . . . . . . . .     10,500
                 Goodwill. . . . . . . . . . . . . . .      671,359
                 Accrued benefits payable. . . . . . . .    (13,765)

                           T  o  t  a  l  .   .   .   .    $954,000

     On March 29,  1996 PHN entered into a lease  agreement for the real estate.
The  lease  payments,   which  increase  annually,  are  due  in  equal  monthly
installments over a period of four years.

     On March 16, 1996, the Company purchased an outpatient facility located in Kansas ("PHK") which provides psychiatric services to patients. The Company acquired the tangible and intangible property owned by the seller of the business for consideration consisting of 12,000 shares of Class A common stock of PHC, Inc., valued at $70,548. The purchase price was allocated as follows:

                 Equipment and other assets. . . . . . .  $ 20,000
                 Covenant not to compete . . . . . . . .    10,000
                 Goodwill.   .   .  .  .  .  .  .  .  .     40,548

                           T o t a l . . . . . . . . .    $ 70,548

     In connection with the acquisition, PHK entered into a lease agreement for the real estate. The lease payments, which increase annually, are due in equal monthly installments over a period of three years.

     On August 31, 1996, the Company purchased the assets of six outpatient behavioral health centers located in Michigan ("NPP"). The centers were purchased for $260,000 and 15,000 shares of Class A common stock of PHC, Inc. Of the $260,000, $100,000 is contingent upon the execution of certain contracts. The Company borrowed $900,000 to finance the purchase and to provide working capital for the centers. Annual revenues for this clinic in the past year approximated $750,000.

     On November 1, 1996, BSC-NY, Inc. ("BSC"), merged with Behavioral Stress Centers, Inc., a provider of management and administrative services to psychotherapy and psychological practices in the greater New York City Metropolitan Area. In connection with the merger, the Company issued 150,000 shares of PHC, Inc. Class A Common Stock to the former owners of Behavioral Stress Centers, Inc.

    (NOTE L) - Acquisitions:  (continued)

     Also, in connection with the merger, another entity was formed, Perlow Physicians, P.C. ("Perlow"), to acquire the assets of the medical practices now serviced by BSC. The Company advanced Perlow the funds to acquire those assets and at December 31, 1996 Perlow owed the Company $2,365,340 which is expected to be repaid over two years. The Company has no ownership interest in Perlow although the manager of Perlow is also a member of the Board of Directors of the Company.

     Based on unaudited data, the pro forma results of operations as though the foregoing acquisitions through June 30, 1996 were made at the beginning of the periods indicated below are as follows. Management does not believe such results are indicative of future operations.

                                            Year Ended June 30,
                                             (in thousands
                                             except per share
                                                   data)
                                              1996                     1995

                 Revenues. . . . . . . . . .  $22,135                  $17,588
                 Operating expenses. . . . .   22,126                   16,559

                 Income from operations. . .        9                    1,029
                 Other expenses, including
                   income taxes    .   .   .      552                     (690)

                 Net income (loss) . . . . .  $  (543)                 $   339

                 Pro forma income (loss)
                    per share. . . . . . .    $  (.20)                 $   .14


     (NOTE M) - Sale of Receivables:

     The Company has entered into a sale and purchase agreement whereby third-party receivables are sold at a discount with recourse. The interest rate is calculated at 5.5% plus the six-month LIBOR rate which is 11.3% and 11.5% at June 30, 1996 and June 30, 1995, respectively. The amount of receivables subject to recourse at June 30, 1996 totaled approximately $805,000 and the agreement states that total sales of such outstanding receivables are not to exceed $4,000,000. Proceeds from the sale of these receivables totaled approximately $3,500,000 and $2,100,000 at June 30, 1996 and June 30, 1995, respectively. The purchase fees related to the proceeds above of approximately $73,720 and $30,000 at June 30, 1996 and June 30, 1995, respectively, are included in interest expense in the accompanying consolidated statement of operations. The agreement expires December 31, 1997.

     (NOTE N) - Litigation:

     On October 31, 1994, the Company and a supplier, NovaCare, Inc., ("NovaCare") became parties to a Civil Action in the Superior Court Department of the Trial Court of the Commonwealth of Massachusetts. NovaCare is an entity which contracted with the Company in 1992 to provide rehabilitation therapy and related administrative services to the Company's long-term care facility. During the year ended June 30, 1996, the parties agreed to settle all claims and counterclaims in the Civil Action whereby no additional loss accrual was necessary. See Note C for payment terms. NovaCare has obtained (but has not recorded) a Real Estate Attachment for a portion of the settlement amount which may be employed if PHC does not satisfy its obligation under the settlement agreement.

     In connection with a trademark challenge by Pioneer Health Care, Inc., the Company filed an appeal on July 10, 1995 with the United States First Circuit Court of Appeals from an unfavorable judgement of the Federal District Court. If the Company were required to discontinue using the PIONEER HEALTHCARE mark, the costs involved could have an adverse effect on the Company's financial performance.

     The Company was named as a defendant in a complaint filed in the Supreme Court of the State of New York. The complaint alleges claims for breach of contract, specific performance and quantum meruit in connection with the merger and acquisition of PHC with Behavioral Stress Center, Inc. ("BSC") on November 1, 1996. PHC has referred the defense of the action to BSC, which has agreed to defend and indemnify PHC for all claims in the action. The complaint seeks compensatory damages for alleged unpaid advisory fees of approximately $1.3 million and equitable relief. PHC subsequently moved to dismiss the complaint on the grounds that it is not a party to nor is it responsible for any fees allegedly owed under the contract at issue in the case. PHC's motion is currently pending before the Court.

     (NOTE O) - Subsequent Events:

     On January 17, 1997, with an effective date of January 1, 1997, the Company entered into a Stock Exchange Agreement with a Virginia corporation owned by two individuals to whom the Company has an outstanding note payable consisting of private practices of psychiatry. The Stock Exchange Agreement provided that in exchange for 64,500 shares of restricted Class A common stock, the Company received 80% of the outstanding shares of the Virginia corporation. Concurrent with the Stock Exchange Agreement the two owners of the Virginia corporation each executed Employment Agreements with the Virginia corporation to provide professional services. Each agreement requires an annual salary of $200,000 and expires in five years. Further, a Plan and Agreement of Merger was executed whereby the Virginia Corporation was merged into PCV.

     On January 17, 1997 PCV, entered into a purchase and sale agreement with an unrelated general partnership, to purchase real estate with buildings and improvements for $600,000. When renovations are complete, this property will house the outpatient clinic operations of PCV.

     On January 13, 1997, PHM executed a $400,000 Secured Bridge Note and a $2,000,000 mortgage on the Real Estate of PHM.

     On February 3, 1997, PHM entered into a Loan and Security Agreement and pursuant to that executed a $1,500,000 Revolving Credit Note. The obligations under this Loan and Security Agreement are collateralized by all the assets of the corporation. Also PHU executed an amendment to the Loan and Security Agreement which cross collateralized and cross defaulted the obligations of PHU and PHM. The Company executed an Unconditional Guarantee of Payment and Performance guaranteeing the obligations of PHM.

     In February 1997, Quality Care was notified by regulatory authorities that the Company was cited for deficiencies and is subject to certain fines and restrictions on its operations. The Company is addressing these deficiencies and is considering its options in mitigating such fines and restrictions.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

   Section 6 of the Registrant's Restated Articles of Organization provides, in part, that the Registrant shall indemnify its directors, trustees, officers, employees and agents against all liabilities, costs and expenses, including but not limited to amounts paid in satisfaction of judgments, in settlement or as fines and penalties, and counsel fees, reasonably incurred by such persons in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or proceeding in which such person may be involved or with which he or she may be threatened, while in office or thereafter, by reason of his or her actions or omissions in connection with services rendered directly or indirectly to the Registrant during his or her term in office, such indemnification to include prompt payment of expenses in advance of the final disposition of any such action, suit or proceeding.

   In addition, the Restated Articles of Organization of the Registrant, under authority of the Business Corporation Law of the Commonwealth of Massachusetts, contain a provision eliminating the personal liability of a director to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived an improper personal benefit. The foregoing provision also is inapplicable to situations wherein a director has voted for, or assented to, the declaration of a dividend, repurchase of shares, distribution, or the making of a loan to an officer or director, in each case where the same occurs in violation of applicable law.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

   It is estimated that the following expenses will be incurred in connection with the proposed offering hereunder:


   SEC Registration Fee..................................   $ 2,420
   NASDAQ Listing Fees...................................   $ 7,500
   Legal Fees and Expenses...............................   $50,000
   Accounting Fees and Expenses..........................   $10,000
   Miscellaneous.........................................   $ 1,080

            Total........................................   $71,000

   The Registrant will bear all expenses shown above.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

   In the three years preceding the filing of this registration  statement,  the
Registrant  has  issued  the  following   securities  without  registering  such
securities under the Securities Act.

   On June 21, 1994 the Company issued 15,000 shares of Class A Common Stock to Edwin Brown in exchange for the acquisition by the Company of Mr. Brown's interest in Highland Ridge Hospital.

   On July 7, 1995 the Company issued a warrant for the purchase of up to 1,600 shares of Class A Common Stock at an exercise price of $5.47 to Westergard Publishing in payment for investor relations services.

   On November 1, 1995 the Company issued 75,000 shares of Class A Common Stock to Norton A. Roitman in exchange for the acquisition by the Company of Dr. Roitman's interest in Harmony Healthcare.

   On February 8, 1996 the Company issued 79 units, each of which consisted of 6,250 shares of Class A Common Stock, and 9,375 warrants, each of which is exercisable for one share of Class A Common Stock at an exercise price of $4.00 per share to 11 investors in a private placement, which resulted in net proceeds to the Company of approximately $1,524,800.

   On March 15, 1996 the Company issued 12,000 shares of Class A Common Stock to Ronald J. Dreier in exchange for the acquisition by the Company of Mr. Dreier's interest in Total Concept.

   On April 15, 1996 the Company issued a warrant to purchase up to 2,500 shares of Class A Common Stock at an exercise price of $5.50 to Peter Mintz as payment for investor relations services.

   On April 23, 1996 the Company issued a warrant to purchase up to 2,500 shares of Class A Common Stock at an exercise price of $5.50 to Barrow Street Research as payment for investor relations services.

   On September 30, 1996 the Company issued 6,000 shares of Class A Common Stock to Leon Rubenfaer and 9,000 shares of Class A Common Stock to Alan Rickfelder in exchange for the acquisition by the Company of their interest in NPP.

   On November 1, 1996 the Company issued 114,375 shares of Class A Common Stock to Dr. Irwin Mansdorf and 35,625 shares of Class A Common Stock to Dr. Yakov Burstein in exchange for the acquisition by the Company of Drs. Mansdorf's and Burstein's interest in BSC.

   On January 13, 1997 the Company issued 32,250 shares of Class A Common Stock to each of Dr. Himanshu Patel and Dr. Mukesh P. Patel in exchange for the acquisition by the Company of their interest in PCV.

     On November 1, 1996 the Company issued a warrant to purchase up to 25,000 shares of Class A Common Stock at an exercise price of $6.88 per share to Alpine Capital Partners as payment for consulting services.

   On February 18, 1997, the Company issued a warrant to purchase up to 3,000 shares of Class A Common Stock at an exercise price of $2.50 per share to Barrow Street Research as payment for investor relation services.

   On December 6, 1996 the Company issued 7% Convertible Debentures due December 31, 1998 in the aggregate face amount of $3,125,000 (the "Debentures") to Infinity Investors Ltd. ("Infinity") and Seacrest Capital Limited ("Seacrest") resulting in $2,500,000 of proceeds to the Company.

   On March 31, 1997 the Company issued a warrant to purchase up to 90,000 shares of Class A Common Stock to Infinity and a warrant to purchase up to 60,000 shares of Class A Common Stock to Seacrest at an exercise price of $2.00 per share in consideration of Infinity and Seacrest waiving certain liquidated damages payable to them pursuant to the Debentures.

   On March 3, 1997 the Company issued a warrant to purchase up to 160,000 shares of Class A Common Stock at an exercise price of $2.62 per share to C.C.R.I. Corporation as payment for consultant services.

   On March 4, 1997 the Company issued 100 shares of Class A Common Stock to Charles E. Hauff a former employee in consideration of past employment services.

   None of the sales of securities described above involved an underwriter. Each sale was made in reliance upon the exemption from registration provided by
Section 4(2) of the Securities Act on the basis that such sales by the Registrant did not involve a public offering. Additionally, the February 8, 1996 private placement was made in reliance upon Regulation D of the Securities Act of 1933 pursuant to which the Registrant filed a Form D on January 25, 1996.

ITEM 27.  EXHIBITS

EXHIBIT NO......................DESCRIPTION

   ++1.1  Form of Underwriting  Agreement
    +3.1 Restated Articles of Organization of the Registrant, as amended ****3.2 By-laws of the Registrant, as amended.
    +4.1  Form of Warrant Agreement
    +4.2  Specimen certificate representing Class A Common Stock.
    +4.3 Form of Certificates representing redeemable Class A Warrants (form of certificate representing redeemable Class A Warrants included in
          Exhibit 4.1).
    +4.4  Form of Unit Purchase Option.
    #4.5 Form of warrant issued to Barrow Street Research, Inc. and Peter G. Mintz.
    #4.6 Form of warrant issued to Robert A.Naify, Marshall Naify Salah M. Hassanein and Whitney Gettinger
    #4.7 Form of Subscription Agreement fior the Purchase of Units Consisting of Shares of Class A Common Stock and Warrants to Purchase Ckass A Common Stock.
###4.7.1 Regulation D Securities Subscription Agreement among PHC, Inc., Infinity Investors Ltd. and Seacrest Capital Limited dated October 1996.
    #4.8 Form of Warrant Agreement by and among the Company, American Stock Transfer & Trust Company and AmeriCorp Securities, Inc. executed in connection with the Private Placement.
 ###4.8.1.7% Convertible Debenture issued to Infinity  Investors  Ltd. in the principal amount of $1,975.000
     #4.9 Form of Certificates repreenting the New Warrants (form of certificate representing New Warrants included in Exhibit 4.8)
 ###4.9.1 7% Convertible Debenture to Seacrest Capital Limited in the principal amount of $1,250.000
  ###4.10 Book  Entry  Transfer  Agent  Agreement  among  PHC,  Inc.,   Infinity
          Investors Ltd., Seacrest Capital Limited and American Stock Transfer & Trust Company dated October 7, 1996
  ###4.11 Registration  Rights Agreement among PHC, Inc., Infinity Investors and
          Seacrest Capital Limited dated October 7, 1996
     4.12 Form of Subscription Agreement for the Purchase of Units Consisting
          of Shares of Class A Common Stock and Warrants to Purchase Class A Common Stock.
     4.13 Form of Warrant Agreement by and among the Company, American Stock Transfer & Trust Company and AmeriCorp Securities, Inc, executed in connection with the Private Placement.
     4.14 Form  of   Certificates   representing   the  New  Warrants  (form  of
          certificate representing New Warrants included in Exhibit 4.8).
     4.15 Form of Warrant Agreement issued to Alpine Capital  Partners,  Inc. to
          purchase   25,000  Class  A  Common  shares  dated  October  7,  1996.
     4.16 Stock Exchange Agreement by and between PHC, Inc. and Psychiatric & Counseling Associates of Roanoke, Inc.
     4.17 Form of Warrant Agreement issued to Barrow Street Research, Inc. to purchase 3,000 Class A Common shares dated February 18, 1997.
     4.18 Form of Consultant Warrant Agreement by and between PHC, Inc., and C.C.R.I. Corporation dated March 3, 1997 to purchase 160,000 shares Class A Common Stock.
     4.19 Amendment Agreement by and between PHC, Inc., Infinity Investors Ltd., and Seacrest Capital Limited as parties to Regulation D Securities Subscription Agreement dated October 7, 1996.
     4.20 Loan and Security  Agreement by and between PHC of Michigan,  Inc.
          and HCFP Funding, Inc dated March 11, 1997 in the amount of $300,000.
     23.1 Consent of Independent Auditors
   xxx5.1 Opinion of Choate, Hall & Stewart x****10.1 1993 Stock Purchase and Option Plan of PHC, Inc., as amended and subject to approval of the  Company's shareholders.
   x+10.2 Form of Stock Option Agreement of PHC, Inc.
   x+10.3 Form of Restricted Stock Agreement with list of employees and directors who have entered into agreement and corresponding number of shares.
    +10.4 Form of Subscription Agreement for Bridge financing with list of bridge investors who have entered into agreement and corresponding amounts subscribed for.
   ++10.5 Form of 8%  Subordinated Notes of PHC, Inc. with list of bridge investors who have purchased notes and principal amounts thereof. +10.6 Form of Warrant Agreement for Bridge financing with list of bridge investors holding warrant agreements and corresponding numbers of bridge units for which warrant is exercisable.
    +10.7 Lease Agreement between Blackacre Realty Trust and  PHC, Inc., dated
          April 30, 1985, with amendments dated May 22, 1986, on or about March 9, 1988, and May 1, 1992.
  ***10.9 Lease Agreement between David H. Bromm and Changes, a division of
          Mount Regis, dated April 1, 1995.
   +10.10 Lease Agreement between PHC, Inc. and Quality Care Centers of
          Massachusetts, Inc., dated June 30, 1988, as amended on October 25, 1989.
   +10.11 Option to Purchase Agreement between PHC, Inc.and Quality Care Center of Massachusetts, Inc. dated July 6, 1993.
   +10.12 Lease Agreement between Anna Meta Leonhard & Claire Leonhard Morse and
          PHC, Inc., dated 6/30/94 December 13, 1989; Approval of Assignment of lease by PHC, Inc. to PHC of California, Inc.dated December 13, 1989.

EXHIBIT NO......................DESCRIPTION

   +10.13 Settlement Conference Order, dated February 1, 1993, in the matter of AIHS of California, Inc. v. Claire Leonhard Morse; Letter from Jerry M. Ackeret to Godfrey J.Tencer, dated September 24, 1993, confirming extension of the Settlement; Letter from Godfrey J. Tencer to Jerry M. Ackeret, dated October 4, 1993, accepting extension in letter of September 24, 1993; Letter from Jerry M. Ackeret to PHC, Inc., dated February 15, 1994, agreeing to extension of closing of the purchase of the property to March 8, 1994
   +10.14 Lease Agreement between  Palmer-Wells  Enterprises and AIHS, Inc. and
          Edwin G. Brown, dated September 23, 1983, with Addendum dated March 23, 1989, nd Renewal of Addendum dated April 7, 1992; Tenant Acceptance Letter to The Mutual Benefit Life Insurance Company and Palmer-Wells Enterprises, executed by PHC, Inc. and Edwin G. Brown, dated June 6, 1989.
   +10.15 Sample Equipment Lease with Trans National Leasing Corp.
   +10.16 Note of PHC, Inc. in favor of Tot Care, Inc., dated January 1, 1991, in the amount of $55,000.
   +10.17 Note of PHC,  Inc. in favor of Humpty  Dumpty  School,  Inc.,  dated
          March 1, 1991, in the amount of $25,000.
   +10.18 Note of PHC, Inc. in favor of Bruce A. Shear, dated April 1, 1993, in the amount of $152,500; Subordination letter from Aquarius Realty to Malden Trust Company as to $50,000 of debt, dated 1983, regarding debt of PHC, Inc.; Subordination letter from Bruce A. Shear and Steven
          J. Shear, individually, to Malden Trust Company as to $80,000 of debt, dated 1983, regarding debt of PHC, Inc.
   +10.19 Note of PHC, Inc. in favor of Steven J. Shear,  dated April 1, 1993, in the amount of $25,000
   +10.20 Note of PHC, Inc. in favor of Gertrude Shear,  dated April 15, 1993, in the amount of $27,700.
   +10.21 Note of PHC,  Inc. in favor of Mark S.  Cowell and Karen K.  Cowell, dated May 5, 1993, in the amount of $10,000.
   +10.22 Note of PHC, Inc. in favor of Trans National  Leasing  Corp.,  dated
          May 17, 1993, in the amount of $50,000.
   +10.26 Advance  Funding  Agreement by and among Quality  Care Centers of
          Massachusetts, Inc., Kelspride Nursing Homes, Inc. and Continental Medical Systems, Inc., dated June 30, 1988, and amendment thereto dated June 30, 1992; Note of Quality Care Centers of Massachusetts, Inc. in favor of Continental Medical Systems, Inc., dated June 30, 1992, in the amount of $240,084; Mortgage, Security Agreement and Assignment by PHC, Inc. to Continental Medical Systems, Inc., dated June 30, 1988, and amendment thereto dated June 30, 1992; Security Agreement by Quality Care Centers of Massachusetts, Inc. to Continental Medical Systems, Inc., dated June 30, 1988, and amendment thereto dated June 30, 1992; Guaranty of PHC, Inc. in favor of Continental Medical Systems, Inc. dated June 30, 1988, and amendment thereto dated June 30, 1992; Guaranty of Bruce A. Shear, individually, dated June 30, 1988, and amendment thereto dated June 30, 1992 and Guaranty Fee , Inc. in favor of Bruce A. Shear in consideration of June 30, 1988, Guaranty on behalf of PHC, Inc.; Waiver and Agreement by and among PHC, Inc., Quality Care Centers of Massachusetts, Inc., Continental Medical Systems, Inc. and CMS Capital Ventures, Inc., dated October 13, 1993.
   +10.28 Purchase and Sale  Agreement by and between  Alternative  Counseling
          Services, Inc. and PHC of Virginia, Inc., dated March 22, 1993; Note of PHC of Virginia, Inc. in favor of Alternative Counseling Services, Inc., dated April 1, 1993, in the amount of $30,000; Note of PHC of Virginia, Inc. in favor of Alternative Counseling Services, Inc., dated April 1, 1993, in the amount of $15,485 with Changes Clinic Collections on Purchased Receivables, April 1, 1993 - September 7, 1993.
 ***10.29 Note of PHC of  Virginia,  Inc. in favor of Himanshu S. Patel and
          Anjana H. Patel, dated April 1, 1995, in the amount of $10,000.

EXHIBIT NO......................DESCRIPTION

   +10.30 Note of PHC of  Virginia,  Inc.  in favor of Mukesh P. Patel and
          Falguni  M. Patel,  dated  April 1,  1993,  in the amount of $10,000.
   +10.31 Mount  Regis  Center,   Limited   Partnership   Agreement    and
          Certificate of Limited Partnership, dated July 24, 1987, by and among PHC of Virginia, Inc. and limited partners; Form of Letter Agreement of limited partners dated October 18, 1993, with list of Selling Limited Partners and Units to be sold.
   +10.33 Deed of Trust Note of Mount Regis Center Limited Partnership in favor of Douglas M. Roberts, dated July 28, 1987, in the amount of $560,000, guaranteed by PHC, Inc., with Deed of Trust executed by Mount Regis Center, Limited Partnership of even date.
   +10.34 Security  Agreement Note of PHC of Virginia,  Inc. in favor of Mount
          Regis Center, Inc., dated July 28, 1987, in the amount of $90,000, guaranteed by PHC, Inc., with Security Agreement, dated July 1987.
   +10.35 Form of Agreement amending Deed of Trust Note (by Mount Regis Center
          Limited Partnership to Douglas M. Roberts, dated July 28, 1987) and Security Agreement Note (by PHC of Virginia, Inc. to Mount Regis Center, Inc., dated July 28, 1987, and assigned by Mount Regis to Douglas M. Roberts, effective August 1, 1987) by and between Douglas
          M. Roberts, PHC of Virginia, Inc., Mount Regis Limited Partnership and PHC, Inc., dated September, 1991.
  +10.37 Note of Quality Care Centers of Massachusetts, Inc. in favor of Bruce A. Shear, dated April 1, 1993, in the amount of $10,000.
   10.38  Exhibit intentionally omitted.
  +10.42 Note of PHC of California, Inc. in favor of Bruce A. Shear, dated April 1, 1993, in the amount of $100,000.
  +10.43 Note of PHC of California, Inc. in favor of Marin Addiction Counseling & Treatment, Inc., dated January 30, 1990, in the amount of $273,163 with Agreement, dated April 26, 1990, evidencing assignment of note by Marin Addiction Counseling Treatment, Inc. to Circle of Help, Inc.; Asset Purchase Agreement by and between Marin Addiction Counseling & Treatment, Inc. and PHC of California, Inc., dated January 19, 1990; Waiver Letter from Circle of Help, Inc. to PHC, Inc., dated February 15, 1994.
  +10.45 Promissory Note and Corporate Guarantee of STL, Inc. in favor of Joseph and Theodora Koziol, dated November 30, 1992, in the amount of $40,000, Corporate Guarantee by PHC, Inc., with Release of All Demands of even date attached.
  +10.50 Letter agreement between PHC, Inc. and Leonard M. Krulewich, as assignee of the ENOBLE Corporation, dated April 26, 1993, relative to the transfer of ownership of the DoN; Request for Transfer of DoN, dated May 28, 1993; Request for Transfer of Site of DoN, dated May 28, 1993; Request for Extension of Authorization Period from June 27, 1993, dated June 24, 1993; Letter from counsel of AtlantiCare Medical Center to Massachusetts Department of Public Health, dated July 13, 1993.

EXHIBIT NO......................DESCRIPTION


***10.51 Medical Director Agreement between Mukesh P. Patel and Mount Regis Center, dated September 1, 1991.
  +10.52 Copy of Note of Bruce A. Shear in favor of Steven J. Shear, dated December 1988, in the amount of $195,695; Pledge Agreement by and between Bruce A. Shear and Steven J. Shear, dated December 15, 1988; Stock Purchase Agreement by and between Steven J. Shear and Bruce A. Shear, dated December 1, 1988.
  +10.53 Management Agreement by and between STL, Inc. and Lillian Furbish, dated September 8, 1993.
  +10.55 Letter Agreement by and between PHC, Inc. and the Utah Group, dated November 5, 1993.
 **10.56  Note of PHC, Inc. in favor of Bruce A. Shear, dated March 31, 1994, in the amount of $110,596.
 **10.57 Consent of PHC, Inc. and PHC of Virginia, Inc., dated June 10, 1994, as to the transfer of partnership property to PHC of Virginia, Inc.; Deed by and between Mount Regis Center, Limited Partnership and PHC of Virginia, Inc., dated June 10, 1994; Consent to Transfer by Douglas M. Roberts, dated June 23, 1994; Form of Mount Regis Center, Limited Partnership Assignment and Assumption of Limited Partnership Interest, by and between PHC of Virginia, Inc. and each assignor dated as of June 30, 1994; Mount Regis Center, Limited Partnership Certificate of Cancellation of Limited Partnership, filed June 30, 1994.
 **10.58 Letter from PHC of California, Inc. to Circle of Help, Inc., dated September 20, 1994, confirming agreement as to payment by PHC of California, Inc. to Circle of Help, Inc. in the amount of $100,000 as full satisfaction of promissory note of PHC of California, Inc. in favor of Marin Addiction Counseling and Treatment, Inc. in the amount of $273,163 which was assigned to Circle of Help, Inc. on April 26, 1990.
 **10.59 Settlement Agreement and Mutual General Release, by and between PHC of California, Inc. and of the Anna Leonhard Trust, Arnold Leonhard, individually and as Trustee of the Anna Leonhard Trust, and Lloyd Leonhard.
 **10.60 Estoppel, Consent and Subordination Agreement, by and between Zions First National Bank and Highland Ridge Hospital, dated June 30, 1994.

EXHIBIT NO......................DESCRIPTION

  **10.61 Regulatory  Agreement for  Multifamily  Housing  Projects,  by and
          between Quality Care Centers of Massachusetts, Inc. and Secretary of Housing and Urban Development, dated September 8, 1994; Mortgage of Quality Care Centers of Massachusetts, Inc. in favor of Charles River Mortgage, dated September 8, 1994; Mortgage Note of Quality Care Centers of Massachusetts, Inc. in favor of Charles River Mortgage Company, Inc., in the amount of $6,926,700, dated September 8, 1994; Security Agreement by and between Quality Care Centers of Massachusetts, Inc. and Charles River Mortgage Company, Inc., dated September 8, 1994; Standard Form Agreement Between Owner and Architect for Housing Services, by and between Quality Care Centers of Massachusetts, Inc. and David H Dunlap Associates, Inc., dated November 5, 1992; Construction Contract by and between Quality Care Centers of Massachusetts, Inc. and Corcoran Jennison Construction Co., Inc., dated September 8, 1994, and related documents.
  **10.62 First Amendment to Management Agreement, by and between STL, Inc. and
          Lillian Furbish, dated September 21, 1994.
   *10.63 Asset Purchase  Agreement by and between Good 10K Hope Center,  Inc.
          and the Company, dated as 6/30/94 of January 21, 1994.
  **10.64 Lease and Option Agreement, by and between NMI Realty, Inc.and PHC of
          Rhode Island, Inc., dated March 16, 1994.
  **10.65 Tenant  Estoppel  Certificate  of PHC of Rhode Island,  Inc. to Fleet
          National Bank, dated September 13, 1994.
  **10.66 Subordination,  Non-Disturbance  and Attornment  Agreement,  by and
          among Fleet National Bank, PHC of Rhode Island, Inc. and NMI Realty, Inc., dated September 13, 1994
  **10.67 Secured  Promissory  Note of PHC of Rhode Island,  Inc. in favor of
          Good Hope  Center,  Inc.,  dated  March  16,  1994,  in the  amount of
          $116,000.
  **10.68 Asset Sale  Agreement by and between  Harbor Oaks Hospital  Limited
          Partnership and the Company, dated June 24, 1994.
  **10.69 Lease Agreement by and between Conestoga Corp. and PHC, Inc., dated
          July 11, 1994.
  **10.70 Letter from counsel of PHC,  Inc. to  Massachusetts  Department  of
          Public Health, dated August 31,1994, requesting, on behalf of the Company and ENOBLE, that the Massachusetts Department of Public Health place them on the agenda of the Public Health Council, with attachments.
  ++10.71 Sale and  Purchase  Agreement  by and between PHC of Rhode  Island,
          Inc. and LINC Finance Corporation VIII, dated January, 20, 1995 +++10.72 Sale and Purchase Agreement by and between PHC of Virginia, Inc.
          and LINC Finance Corporation VIII, dated March 6, 1995
 ***10.73 Renewal of Lease Addendum between Palmer Wells Enterprises and PHC of Utah, Inc., executed February 20, 1995.
****10.74 1995 Employee  Stock  Purchase  Plan,  subject to approval of the
          Company's shareholders.
****10.75 1995 Non-Employee Director Stock Option Plan, subject to approval of the Company's shareholders.
****10.76 Note of PHC of  Nevada,  Inc.,  in  favor  of LINC  Anthem
          Corporation, dated November 7, 1995; Security Agreement of PHC, Inc., PHC of Rhode Island, Inc., and PHC of Virginia, Inc., in favor of LINC Anthem Corporation, dated November 7, 1995; Loan and Security Agreement of PHC of Nevada, Inc., in favor of LINC Anthem Corporation, dated November 7, 1995; Guaranty of PHC, Inc., in favor of LINC Anthem Corporation, dated November 7, 1995; Stock Pledge and Security Agreement of PHC, Inc., in favor of LINC Anthem Corporation, dated November 7, 1995.
****10.77 Secured  Promissory  Note in the  amount  of  $7,500,000  by and between PHC of Nevada, Inc. and LINC Anthem Corp
  ##10.78 Loan and  Security  Agreement  for  $1,000,000  by and  between PHC Of
          Utah, Inc. and  HealthPartners  Funding LP.
  ##10.79 HealthPartners Revolving Credit Note
  ##10.80 Guaranty of HealthPartners Revolving Credit Note
  ##10.81 Stock Pledge by and between PHC, Inc. and Linc Anthem Corporation ##10.82 Asset Purchase Agreement by and between Harmony Counseling, Inc. and
          PHC, Inc.
  ##10.83 Asset  Purchase  Agreement  by  and  between  Total  Concept  Employee
          Assistance Program, Inc.
  ++10.84 Security  Agreement by and between  PHC,  Inc.,  PHC of Rhode  Island,
          Inc., PHC of Virginia, Inc., PHC of Nevada, Inc. and LINC Anthem Corporation dated July 25, 1996.
  +++++10.85 Custodial Agreement by and between LINC Anthem Corporation and PHC,
          Inc. and Choate, Hall and Stewart dated July 25, 1996.
  ++++10.86 Loan and  Security Agreement by and between Northpoint-Pioneer  Inc.
          and LINC Anthem Corporation dated July 25, 1996.
  ++++10.87 Corporate  Guaranty by PHC, Inc., PHC of Rhode Island, Inc., PHC of
          Virginia, Inc., PHC of Nevada, Inc. and LINC Anthem Corporation dated July 25, 1996 for North Point-Pioneer, Inc.
  ++++10.88 Stock Pledge and Security Agreement by and between PHC, Inc.and LINC
          Anthem Corporation.
  ++++10.89 Secured Promissory Note of North Point-Pioneer, Inc. in favor of
           LINC Anthem Corporation dated July 25, 1996 in the amount of
           $500,000.

EXHIBIT NO......................DESCRIPTION

 ++++10.90 Lease  Agreement by and between PHC, Inc.and 94-19 Associates dated
          October 31, 1996 for BSC-NY, Inc.
 ++++10.91 Note by and  between  PHC Inc.  and Yakov Burstein  in the amount of
          $180,000.
 ++++10.92 Note by and  between  PHC, Inc. and Irwin  Mansdorf in the amount of
          $570,000.
 ++++10.93 Employment Agreement by and between BSC-NY,  Inc. and Yakov Burstein dated November 1, 1996.
 ++++10.94 Consulting  Agreement by and between  BSC-NY, Inc. and Irwin Mansdorf dated November 1, 1996.
 ++++10.95 Agreement and Plan of Merger by and among PHC,  Inc., BSC-NY,  Inc.,
          Behavioral Stress Centers, Inc., Irwin Mansdorf, and Yakov Burstein dated October 31, 1996.
 ++++10.96 Assignment and Assumption  Agreement  dated  October 31, 1996 by and between Clinical Associates and Perlow Physicians, P.C.
 ++++10.97 Bill  of  Sale  by  and  between  Clinical   Diagnostics and  Perlow
          Physicians, P.C.
 ++++10.98 Employment Agreement by and between Perlow Physicians, P.C. and Yakov
          Burstein dated November 1, 1996.
 ++++10.99 Agreement for  Purchase  and Sale of Assets by and between  Clinical
          Associates and Clinical Diagnostics and PHC, Inc., BSC-NY, Inc., Perlow Physicians, P.C., Irwin Mansdorf, and Yakov Burstein dated October 31, 1996.
++++10.100 Consulting Agreement by and between  Perlow  Physicians,  P.C. and
          Irwin Mansdorf dated November 1, 1996.
++++10.101 Option  Agreement by and between  Pioneer  Healthcare  and Gerald M.
          Perlow M.D., dated November 15, 1996.
 xx****10.102  Asset Purchase Agreement by and among Norton A. Roitman, M.D.,
          Clinical Services of Nevada, Inc., Harmony Healthcare  Services,
          Inc. and the Company dated October 28, 1995.
   10.103 Secured Bridge Note in the principal amount of $400,000 by and between PHC of Michigan, Inc. and HealthCare Financial Partners, Inc. dated January 13, 1996.
   10.104 Guaranty by PHC.  Inc.  for Secured  Bridge Note in  principal amount of $400,000 by and between PHC of Michigan and HealthCare Financial Partners, Inc. dated January 17, 1997.
 *****10.105 First  Amendment  to Lease  Agreement  and Option Agreement by and
          between NMI Realty, Inc. and PHC of Rhode Island, Inc. dated December 20, 1996.
   10.106 Mortgage by and between PHC of Michigan, Inc. and HCFP Funding Inc. dated January 13, 1997 in the amount of $2,000,000.
   10.107 Employment Agreement for Dr. Himanshu Patel; Employment Agreement for Dr. Mukesh Patel; and Fringe Benefit Exhibit for both of the Patels' Employment Agreements 10.108 Plan of Merger by and between Pioneer Counseling of Virginia, Inc. and Psychiatric Counseling Associates of Roanoke, Inc.
   10.109 Sales Agreement by and between Dillon & Dillon Associates and Pioneer Counseling of Virginia Inc. for building and land located at 400 East Burwell St., Salem Virginia in the amount of $600,000.
   10.110 Loan and Security Agreement by and between PHC of Michigan, Inc. and HCFP Funding Inc., in the amount of $1,500,000.
 +++++10.111 Revolving Credit Agreement by and between HCFP and PHC of Michigan,
          Inc. in the amount of $1,500.000.
+++++10.112 Unconditional  Guaranty of Payment and  Performance  by and between
          PHC, Inc. in favor of HCFP.
+++++10.113 Amendment number 1 to Loan and Security Agreement dated May 21, 1996 by and between PHC, of Utah, Inc. and HCFP Funding providing collateral for the PHC of Michigan, Inc. Loan and Security Agreement.
   10.114 Employment Agreement by and between Perlow Physicians P.C. and Nissan Shliselberg, M.D dated March, 1997.
   10.115 Option and Indemnity Agreement by and between PHC, Inc. and Nissan Shliselberg, M.D dated February, 1997.
   10.116 Secured Term Note by and between PHC of Michigan, Inc. and Healthcare Financial Partners - Funding II, L.P. in the amount of $1,100.000 dated March, 1997.
   10.117 Mortgage  between PHC of  Michigan,  Inc. and  Healthcare  Financial
          Partners - Funding II, L.P. in the amount of $1,100.000.00 dated March, 1997 for Secured Term Note.
   10.118 Mortgage between PHC of Michigan, Inc. and HCPF Funding in the amount of $1,500.000.00 dated March, 1997 for Revolving Credit Note.
   10.119 Submission of Lease between PHC, Inc. and Conestoga Corporation dated 11/09/95 for space at 200 Lake Street, Suite 101b, Peabody, MA 01960
   10.120 Agreement by and between PHC of Michigan, Inc. and New Life Treatment Centers, Inc. dated July 1, 1996 to provide treatment and care.
   10.121 Lease Line of Credit Agreement by and between PHC, Inc. and LINC Capital Partners dated March 18, 1997 in the amount of $200,000.

 EXHIBIT NO......................DESCRIPTION

  ##16.1 Letter on Change in Independent Public Accountants.
 ***21.1 List of Subsidiaries. -
    23.1 Consent of Richard A. Eisner & Company, LLP.
    23.2 Exhibit intentionally omitted.
    23.3 Consent of Choate, Hall & Stewart (included in Exhibit 5.1).
  ##99.1 Cautionary  Statement for Purposes of the "Safe Harbor"  Provisions of
         the   Private    Securities    Litigation    Reform   Act   of   1995.

        + Filed as an exhibit to the  Company's  Registration  Statement on Form
          SB-2 dated March 2, 1994 (Commission file number 33-71418).
       ++ Filed as an exhibit to the Company's quarterly report on Form 10-QSB, filed with the Securities and Exchange Commission (Commission file number 0-23524) on February 14, 1995.
      +++ Filed as an exhibit to the Company's quarterly report on Form 10-QSB, filed with the Securities and Exchange Commission (Commission file number 0-23524) on May 15, 1995.
        * Filed as an exhibit to the amendment to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission (Commission file number 0-23524) on August 15, 1994.
       ** Filed as an exhibit to the Company's annual report on Form 10-KSB, filed with the Securities and Exchange Commission (Commission file number 0-23524) on September 28, 1994.
      *** Filed as an exhibit to the Company's annual report on Form 10-KSB, filed with the Securities and Exchange Commission (Commission file number 0-23524) on October 2, 1995.
     **** Filed as an exhibit to the Company's Post-Effective Amendment No. 2 on
          Form S-3 to Registration Statement on Form SB-2 under the Securities Act of 1933 dated November 13, 1995 (Commission file number 33-71418).
        # Filed as an exhibit to the Company's Registration Statement on Form 3 dated March 12, 1996 (Commission file number 33-714418).
       ## Filed as an exhibit to the Company's report on Form 10-KSB, filed with the  Securities  and Exchange  Commission  on  September  28, 1994.
      ### Filed as an exhibit to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission (Commission file number 0-23524) on November 5, 1996.
     ++++ Filed as an exhibit to the Company's quarterly report on Form 10-QSB, filed with the Securities and Exchange Commission (Commission file number 0-23524) on December 5, 1996.
    +++++ Filed as an exhibit to the Company's quarterly report on Form 10-QSB, filed with the Securities and Exchange Commission (Commission file number 0-23524) on February 25, 1997.
        x Management contract or compensatory plan or arrangement.
       xx Shown as Exhibit  10.76 in  Registration  Statement  on Form S-3 dated
          March 12, 1996.
      xxx To be filed as an Amendment to this Registration Statement.

x     Management contract or compensatory plan or arrangement.



ITEM 28.  UNDERTAKINGS

UNDERTAKINGS REQUIRED BY REGULATION S-B, ITEM 512(A).

      The undersigned Registrant hereby undertakes

            (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

              (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

              (iii) include any additional or changed material information on the plan of distribution.

            (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

            (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.


 UNDERTAKINGS REQUIRED BY REGULATION S-B, ITEM 512(E).

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any arrangement, provision or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

UNDERTAKINGS REQUIRED BY REGULATION S-B, ITEM 512(F).

      The undersigned Registrant hereby undertakes to:

            (1) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective; and

            (2) For the purpose of determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial BONA FIDE offering of those securities.

                                  SIGNATURE

     Pursuant to the requirement of the Securities Exchange Act of 1933, the registrant certified that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Peabody, State of Massachusetts on April 15, 1997.

                                             PHC, INC.


Date:  April 15, 1997                    BY: /s/ Bruce A.Shear
                                              ---------------------
                                                Bruce A. Shear
                                                Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration has been signed by the following persons in the capacities and on the dates indicated.


     Signature                      Titles(s)                     Date

/s/  Bruce A. Shear       President, Chief Executive        April 15, 1997
                           Officer and Director
                           (principal executive officer)

/s/  Robert H. Boswell   Executive President                April 15, 1997

/s/  Paula C. Wurts      Controller and Assistant           April 15, 1997
                           Treasurer (Principal financial
                           and accounting officer)

/s/  Gerald M. Perlow    Clerk and Director                 April 15, 1997

/s/  Donald E. Robar     Treasurer and Director             April 15, 1997

/s/  Howard Phillips     Director                           April 15, 1997

/s/  William F. Grieco   Director                           April 15, 1997

EXHIBIT LIST
Exhibit        Document

   4.17 Form of Warrant Agreement issued to Barrow Street Research, Inc. to purchase 3,000 Class A Common shares dated February 18, 1997.

   4.18 Form of Consultant Warrant Agreement by and between PHC, Inc., and C.C.R.I. Corporation dated March 3, 1997 to purchase 160,000 shares Class A Common Stock.

   4.19 Amendment Agreement by and between PHC, Inc., Infinity Investors Ltd. and Seacrest Capital Limited are parties to Regulation D Securities Subscription Agreement dated October 7, 1996.

   4.20 Loan and Security Agreement by and between PHC of Michigan, Inc. and HCFP Funding, Inc dated March 11, 1997 in the amount of $300,000.

 10.114 Employment Agreement by and between Perlow Physicians P.C. and Nissan Shliselberg, M.D dated March, 1997.

 10.115 Option and Indemnity Agreement by and between PHC, Inc. and Nissan Shliselberg, M.D dated February, 1997.

 10.116 Secured Term Note by and between PHC of Michigan, Inc. and Healthcare Financial Partners - Funding II, L.P. in the amount of $1,100.000 dated March, 1997.

 10.117 Mortgage between PHC of Michigan, Inc. and Healthcare Financial Partners - Funding II, L.P. in the amount of $1,100.000 dated March, 1997 for Secured Term Note.

 10.118 Mortgage between PHC of Michigan,Inc.and HCPF Funding in the amount of$1,500.000 dated March, 1997 for Revolving Credit Note.

 10.119 Submission of Lease between PHC, Inc. and Conestoga Corporation dated 11/09/95 for space at 200 Lake Street, Suite 101b, Peabody, MA 01960

 10.120 Agreement by and between of Michigan, Inc. and New Life Treatment Centers, Inc. dated July 1, 1996 to provide treatment.

 10.121 Lease Line of Credit Agreement by and between PHC, Inc. and LINC Capital Partners dated March 18, 1997 in the amount of $200,000.

 ****21.1    List of Subsidiaries.

    23.1 Consent of Independent Auditors